UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material Pursuant to §240.14a-12
SIMMONS FIRST NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Simmons First National Corporation

# 2026

# Notice of Annual Meeting of Shareholders and Proxy Statement

*Annual Meeting of Shareholders to be held May 13, 2026*

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Annual Meeting of Shareholders of Simmons First National Corporation

Date & Time 8:00 A.M. Central Time, on Wednesday, May 13, 2026	Location Corporate Offices 601 E. 3rd Street Little Rock, Arkansas, 72201	Record Date March 11, 2026

Voting Matters

Proposal	Board Recommendation		Page Reference

Proposal 1 – Fix the Number of Directors To fix at 14 the number of directors to be elected at the meeting	✓	Vote FOR	5

Proposal 2 – Election of Directors To elect 14 persons as directors to serve until the next annual shareholders’ meeting and until their successors have been duly elected and qualified	✓	Vote FOR all of the director nominees	6

Proposal 3 – Advisory Vote to Approve Executive Compensation To consider adoption of a non-binding resolution approving the compensation of the named executive officers of the Company	✓	Vote FOR	61

Proposal 4 – To Ratify Selection of Independent Certified Public Accountants To consider ratification of the Audit Committee’s selection of the accounting firm FORVIS MAZARS, LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2026	✓	Vote FOR	63

Proposal 5 – Approval of the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan To consider approval of the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan	✓	Vote FOR	64

To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

TO THE SHAREHOLDERS OF SIMMONS FIRST NATIONAL CORPORATION:

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Simmons First National Corporation (“Company”) will be held in the auditorium of the Company’s Little Rock, Arkansas, corporate offices (601 E. 3rd Street, Little Rock, Arkansas, 72201) at 8:00 A.M. Central Time, on Wednesday, May 13, 2026, for the following purposes:

1.	To fix at 14 the number of directors to be elected at the meeting;

2.	To elect 14 persons as directors to serve until the next annual shareholders’ meeting and until their successors have been duly elected and qualified;

3.	To consider adoption of a non-binding resolution approving the compensation of the named executive officers of the Company;

4.	To consider ratification of the Audit Committee’s selection of the accounting firm FORVIS MAZARS, LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2026;

5.	To consider approval of the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan; and

6.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on March 11, 2026, will be entitled to vote at the meeting.

By Order of the Board of Directors:

George A. Makris III, Secretary

Pine Bluff, Arkansas

April 8, 2026

      Proxy Statement

Proxy Statement 2026 Annual Meeting of Shareholders	P. O. Box 7009 Pine Bluff, Arkansas 71611

Meeting to be held on May 13, 2026

Proxy and Proxy Statement furnished on or about April 8, 2026

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Simmons First National Corporation (“Company”) for use at the annual meeting of the shareholders of the Company to be held on Wednesday, May 13, 2026, at 8:00 a.m. Central Time, in the auditorium of the Company’s Little Rock, Arkansas, corporate offices (601 E. 3rd Street, Little Rock, Arkansas 72201) or at any postponements or adjournments thereof. When such proxy is properly executed and submitted, the shares represented by it will be voted at the meeting in accordance with any directions noted thereon, or if no direction is indicated, will be voted “For” all of the director nominees in Proposal 2 and “For” Proposals 1, 3, 4, and 5.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting To Be Held on May 13, 2026:

The Notice, Proxy Statement, and Annual Report on Form 10-K

are available at www.edocumentview.com/sfnc.

Revocability of Proxy

Any shareholder giving a proxy has the power to change or revoke it at any time before it is voted.

Costs and Method of Solicitation

The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, solicitation may be made by employees of the Company by telephone, electronic communications, and personal interview. These persons will receive no compensation other than their regular salaries, but they will be reimbursed by the Company for their actual expenses incurred in such solicitations.

Outstanding Securities and Voting Rights

At the meeting, holders of the Class A Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) will be entitled to one vote, in person or by proxy, for each share of Common Stock owned of record as of the close of business on March 11, 2026. On that date, the Company had 145,058,815 shares of Common Stock outstanding and entitled to vote at the meeting. 3,673,566 of such shares were held by the trust division of Simmons Bank (“Bank”) in a fiduciary capacity, of which 65,350 shares cannot be voted by the Bank at the meeting.

All actions requiring a vote of the shareholders must be taken at a meeting at which a quorum is present in person or by proxy. A quorum consists of a majority of the outstanding shares entitled to vote upon a matter. With respect to each of Proposals 1, 3, 4, and 5, approval requires that the votes cast “for” the proposal exceed the votes cast “against” it.

With respect to Proposal 2, the Company’s articles of incorporation and by-laws provide that, in an “uncontested election,” which is an election in which the number of nominees for director is less than or equal to the number of directors to be elected, a nominee for director shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon. This means that the votes cast “for” a director nominee must exceed the votes cast “against” such nominee. If an incumbent nominee does not receive the required votes for election at the meeting, the Company’s by-laws require that the director immediately tender his or her resignation to the Board. The Board, through a process managed by the Board’s Nominating and Corporate Governance Committee (“NCGC”), will consider whether to accept the director’s offer of resignation and will publicly disclose its decision.

To be elected in a “contested election,” which is an election in which the number of nominees for director is greater than the number of directors to be elected, a nominee for director must receive a plurality of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote thereon.

All proxies submitted will be tabulated by Computershare, the transfer agent for the Common Stock.

2026 Proxy Statement	1	Simmons First National Corporation

Proxy Statement

The enclosed proxy card also provides a method for shareholders to abstain from voting on any matter presented. By abstaining with respect to any of Proposals 1 through 5, shares will not be voted either “for” or “against” the subject proposal but will be counted for quorum purposes. Abstentions, therefore, will not affect the outcome of the vote on any of Proposals 1 through 5. While there may be instances in which a shareholder may wish to abstain from voting on any particular matter, the Board encourages all shareholders to vote their shares in their best judgment and to participate in the voting process to the fullest extent possible.

If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and these proxy materials have been forwarded to you by your broker or other nominee (the “record holder”) along with a voting instruction form. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received a voting instruction from the beneficial owner and does not have discretionary voting power with respect to that item. Due to various regulatory requirements, brokers or other nominees may not exercise discretionary voting power on the election of directors, executive compensation or other non-routine matters. While brokers or other nominees might still be permitted to exercise discretionary voting power for Proposal 4 (the ratification of FORVIS MAZARS, LLP as our independent auditor), brokers and other nominees may not exercise discretionary voting power for Proposals 1 through 3 or 5 (number of directors, election of directors, approval of executive compensation, and approval of the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan (“Amended and Restated 2023 Plan”)). As a result, if you do not provide specific voting instructions to your record holder, the record holder may not vote your shares on Proposals 1 through 3 or 5. Accordingly, it is particularly important that you provide voting instructions to your broker or other nominee so that your shares may be voted on the matters presented at the meeting.

If your shares are treated as a broker non-vote, your shares will be counted in the number of shares represented for purposes of determining whether a quorum is present. However, broker non-votes will not be included in vote totals (neither “for” nor “against”). Therefore, with respect to Proposals 1 through 5, broker non-votes will not affect the outcome of the vote.

In the event a shareholder executes the proxy but does not mark the proxy to vote (or abstain) on any one or more of the proposals, the proxy will be voted “For” all of the director nominees in Proposal 2 and “For” Proposals 1, 3, 4, and 5, as applicable. Further, if any matter, other than the matters shown on the proxy, is properly presented at the meeting which may be acted upon without special notice under Arkansas law, the proxy solicited hereby confers discretionary authority to the named proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting. On the date of the mailing of this proxy statement, the Board has no knowledge of any such other matter which will come before the meeting. To obtain directions to attend the annual meeting of shareholders and vote in person, please contact Ed Bilek, Director of Investor and Media Relations, at investorrelations@simmonsbank.com or 501-263-7483.

2026 Proxy Statement	2	Simmons First National Corporation

Security Ownership of Certain Beneficial Owners

The following table sets forth (except as otherwise indicated, as of February 4, 2026) (1) all persons known to management who own, beneficially or of record, more than 5% of the outstanding Common Stock, (2) the number of shares of Common Stock owned by the named executive officers in the Summary Compensation Table, (3) the number of shares of Common Stock owned by each current director and director nominee (as reported by each director and nominee), and (4) the number of shares of Common Stock owned by all current directors and current executive officers as a group.

Name and Address of Beneficial Owner	Shares Owned Beneficially[a]	Percent of Class[b]

BlackRock, Inc.[c] 50 Hudson Yards New York, New York 10001	18,043,806	12.44%

The Vanguard Group[d] 100 Vanguard Blvd. Malvern, PA 19355	15,207,448	10.48%

State Street Corporation[e] One Congress Street, Suite 1 Boston, MA 02114	7,569,943	5.22%

George A. Makris, Jr.[f]	749,328	*

C. Daniel Hobbs	12,722	*

James M. Brogdon[g]	56,905	*

Christopher Van Steenberg	16,405	*

George A. Makris III[h]	47,363	*

Marty D. Casteel[i]	217,533	*

William E. Clark, II[j]	36,815	*

Steven A. Cossé[k]	114,580	*

Mark C. Doramus[l]	57,504	*

Edward Drilling	38,521	*

Eugene Hunt	35,145	*

Jerry Hunter	25,175	*

Susan Lanigan	33,756	*

Tom Purvis	39,455	*

Robert L. Shoptaw[m]	91,231	*

Julie Stackhouse	17,068	*

Russell W. Teubner[n]	66,525	*

Mindy West	24,849	*

All current directors and current executive officers as a group (23 persons)	1,115,464	0.77%

*	The shares beneficially owned represent less than 1% of the outstanding common shares.

[a]

Under the applicable rules, “beneficial ownership” of a security means, directly or indirectly, through any contract, relationship, arrangement, understanding or otherwise, having or sharing voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security, or the right to acquire beneficial ownership of the security within 60 days (“exercisable stock options”). Unless otherwise indicated, each beneficial owner named has sole voting and investment power with respect to the shares identified.

[b]	The percentage of Common Stock beneficially owned was calculated based on the number of shares of Common Stock outstanding as of March 11, 2026.

[c]

Based solely on information as of December 31, 2023, contained in Amendment No. 2 to Schedule 13G, filed with the U.S. Securities and Exchange Commission (“SEC”) on January 23, 2024. These shares may be owned by one or more of the following entities controlled by BlackRock, Inc.: BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors (which beneficially owns 5% or more of the shares of Common Stock outstanding), BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset

2026 Proxy Statement	3	Simmons First National Corporation

Security Ownership of Certain Beneficial Owners

Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd.

[d]

Based solely on information as of December 29, 2023, contained in Amendment No. 10 to Schedule 13G, filed with the SEC on February 13, 2024, including that The Vanguard Group has shared investment power as to 238,601 shares, sole voting power as to 0 shares, and shared voting power as to 105,794 shares. These shares may be owned by The Vanguard Group, Inc.’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts. On March 27, 2026, The Vanguard Group filed Amendment No. 11 to Schedule 13G indicating that as a result of an internal realignment in January 2026, as of March 13, 2026, The Vanguard Group no longer has, or is deemed to have, beneficial ownership over these shares. A subsidiary or business division of a subsidiary of The Vanguard Group may now beneficially own some or all of these reported shares, but no Schedule 13G reporting such ownership has been filed as of March 30, 2026.

[e]

Based solely on information as of December 31, 2025, contained in Schedule 13G, filed with the SEC on February 9, 2026, including that State Street Corporation has shared investment power as to 7,569,943 shares, sole voting power as to 0 shares, and shared voting power as to 989,891 shares. These shares may be owned by one or more of the following entities controlled by State Street Corporation: SSGA Funds Management, Inc. (IA); State Street Global Advisors Europe Limited (IA); State Street Global Advisors Limited (IA); State Street Global Advisors Trust Company (IA); and State Street Global Advisors, Ltd. (IA).

[f]

As of January 8, 2026, Mr. Makris, Jr. owns of record 51,970 shares; 598,717 shares are held jointly with his spouse; 11,695 shares are held in his IRA; 13,690 shares are held in his wife’s IRA; 1,016 shares are held in his account in the SFNC Employee Stock Purchase Plan; 44,950 shares are held by a trust for which he serves as trustee; and 27,290 shares are deemed held through exercisable stock options.

[g]	Mr. Brogdon owns of record 34,288 shares and 22,617 are held jointly with his spouse.

[h]	Mr. Makris III owns of record 45,583 shares and 1,780 shares are held by his spouse.

[i]

Mr. Casteel owns of record 181,103 shares; 8,766 shares are owned jointly with his wife; 22,434 shares are held in his IRA; and 5,230 shares are held in his account in the SFNC Employee Stock Purchase Plan.

[j]	Mr. Clark owns of record 33,815 shares and 3,000 shares are owned jointly with his spouse.

[k]	Mr. Cossé owns 114,580 shares jointly with his spouse.

[l]	Mr. Doramus owns 57,504 shares jointly with his spouse.

[m]	Mr. Shoptaw owns of record 50,431 shares; 36,000 shares are held jointly with his spouse; and 4,800 shares are held in his IRA.

[n]	Mr. Teubner owns of record 22,549 shares and 43,976 shares are held in his IRA.

2026 Proxy Statement	4	Simmons First National Corporation

Proposal 1 — Fix the Number of Directors

At the 2025 annual shareholders’ meeting, the number of directors was set at fourteen (14), and fourteen (14) nominees were elected to the Board. The Board has considered the number of directors that should serve on the Board for the ensuing year and has set the number of directors to be elected at the 2026 annual shareholders’ meeting at fourteen (14). The Board is presenting its decision to set the number of directors to be elected to the Board at the annual shareholders’ meeting at fourteen (14) to the shareholders for ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1 TO RATIFY THE ACTION OF THE BOARD TO FIX THE NUMBER OF DIRECTORS AT FOURTEEN (14).

2026 Proxy Statement	5	Simmons First National Corporation

Proposal 2 — Election of Directors

Each person named below is presently serving as a director of the Company for a term which ends on May 13, 2026, or such other date upon which a successor is duly elected and qualified. The Board has evaluated the independence of each director serving on the Board and its Audit, Compensation, and Nominating and Corporate Governance committees under applicable law and regulations and the Nasdaq listing standards. The table below summarizes the findings of the Board (and reflects the present composition of each of the named committees). The Board determined that former director George A. Makris, Jr., who retired December 31, 2025, was not independent during the period of 2025 when he served as a director. Mr. Makris, Jr. did not serve on any of the Audit, Compensation, or Nominating and Corporate Governance committees.

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee

James Brogdon	Not Independent	*	*	*

Marty D. Casteel	Independent	*	Independent	Independent(C)

William E. Clark, II	Independent	*	*	*

Steven A. Cossé	Independent	Independent	Independent	Independent

Mark C. Doramus	Not Independent	*	*	*

Edward Drilling	Independent	*	*	Independent

Eugene Hunt	Independent	*	*	*

Jerry Hunter	Independent	Independent	Independent	Independent

Susan Lanigan	Independent	Independent	Independent(C)	Independent

Tom Purvis	Independent	*	*	Independent

Robert L. Shoptaw	Independent	Independent	Independent	Independent

Julie Stackhouse	Independent	*	*	*

Russell W. Teubner	Independent	*	*	Independent

Mindy West	Independent	Independent(C)	Independent	*

*	The director is not a member of the Committee.
C	The director is the Chair of the Committee.

The proxies hereby solicited will be voted for the election of the nominees shown below, as directors, to serve until the next annual meeting of the shareholders and until their successors are duly elected and qualified, unless otherwise designated in the proxy. If at the time of the meeting any of the nominees should be unable or unwilling to serve, the discretionary authority granted in the proxy may be exercised to vote for the election of a substitute or substitutes selected by the Board. Management has no reason to believe that any substitute nominee or nominees will be required.

2026 Proxy Statement	6	Simmons First National Corporation

Proposal 2 — Election of Directors

The nominees possess a wide range of qualifications and perspectives that contribute to strong oversight. The table below highlights each nominee’s skills, experience, and background, as well as other information.

	Brogdon	Casteel	Clark	Cossé	Doramus	Drilling	Hunt	Hunter	Lanigan	Purvis	Shoptaw	Stackhouse	Teubner	West

Accounting	●			●	●						●	●		●

Corporate Governance		●	●	●	●	●	●	●	●	●	●	●	●	●

Marketing						●

Legal and Regulatory				●		●	●	●	●			●

Relevant Geographic Markets	●	●	●	●	●	●	●	●	●	●	●		●	●

Finance Industry	●	●			●						●	●

Human Resources					●		●	●	●			●

Executive Leadership	●	●	●	●	●	●			●	●	●		●	●

Other Public Company Board Experience				●					●				●	●

Real Estate			●		●					●				●

Information Technology					●	●						●	●	●

Gender (M = Male; F = Female)	M	M	M	M	M	M	M	M	F	M	M	F	M	F

Race (W = White; B = Black)	W	W	W	W	W	W	B	B	W	W	W	W	W	W

Year First Elected to Board	2026	2020	2008	2004	2015	2008	2009	2017	2017	2017	2006	2021	2017	2017

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THE BELOW-NAMED NOMINEES FOR ELECTION TO THE BOARD.

2026 Proxy Statement	7	Simmons First National Corporation

Proposal 2 — Election of Directors

James M. Brogdon
President & Chief Executive Officer of the Company and the Bank Age: 45 Director Since: 2026

Mr. Brogdon, 45, was elected to the Board in 2026. Mr. Brogdon is the President and Chief Executive Officer of the Company and Simmons Bank. He previously served as the Company’s President from December 2023 to December 2025. Prior to serving in that role, he served the Company and the Bank as President and Chief Financial Officer, and prior to that, as Executive Vice President, Chief Financial Officer, and Treasurer. Before joining the Company and the Bank in 2021, he worked at Stephens Inc. from 2008 to 2021 where he most recently served as managing director in the investment banking division. Prior to joining Stephens, he spent four years at Deloitte.

Mr. Brogdon earned his BBA in both accounting and business management from Harding University in 2004, where he graduated summa cum laude.

The Board believes that Mr. Brogdon’s deep understanding of financial markets, his experience advising clients on successful transactions including mergers and acquisitions as well as public offerings and private placements of debt and equity securities, and his experience as an executive of the Company and Simmons Bank, provide needed skills and insight into the banking and financial services business conducted by the Company and its subsidiaries, including the management of the Company’s assets and liabilities, business development activities, and the development and execution of the Company’s strategy.

Marty D. Casteel
Retired SEVP of the Company; Retired President and CEO of the Bank Age: 75 Director Since: 2020

Mr. Casteel, 75, was elected to the Board in 2020. Until his retirement in 2020, Mr. Casteel was employed by the Company’s lead subsidiary, Simmons Bank, for over 30 years. During that time, he held various leadership roles, including serving as Simmons Bank’s Chairman, President, and Chief Executive Officer from 2013 to 2020. In addition, Mr. Casteel was a Senior Executive Vice President of the Company from 2013 to 2020. Mr. Casteel received a B.S.B.A. degree in Marketing from University of Arkansas in 1974. Mr. Casteel also served in the U.S. Army from 1974 to 1978.

Mr. Casteel has served on numerous boards during his career. He is currently a member of the boards of directors of Jefferson Regional Medical Center, the Arkansas Research Alliance, and the Arkansas Championship Trust, and he is a past member of the board of directors of the Economic Development Alliance of Jefferson County. He is also a past president of the Mortgage Bankers Association of Arkansas.

The Board believes that Mr. Casteel’s deep understanding of current and historical bank operations, as well as his experience as the Chairman, President, and Chief Executive Officer of Simmons Bank, provide needed skills and insight into the banking and financial services business conducted by the Company and its subsidiaries, including the assessment of lending and deposit activities, the management of financial regulatory affairs, the evaluation of bank policies and practices, and the mitigation of enterprise risks.

2026 Proxy Statement	8	Simmons First National Corporation

Proposal 2 — Election of Directors

William E. Clark, II
Founder and CEO, Clark Contractors, LLC (Construction) Age: 56 Director Since: 2008

Mr. Clark, 56, was elected to the Board in 2008. He is the Chief Executive Officer of Clark Contractors, LLC, a general contractor involved in commercial construction throughout the United States. Prior to the formation of Clark Contractors, LLC in 2009, he was employed by CDI Contractors from 1994 through 2009, where he served in various capacities culminating in his serving as Chief Executive Officer from 2007 to 2009. Mr. Clark received a B.S.B.A. degree in Business Management from the University of Arkansas in 1991.

He is a member of Fifty for the Future, a board member of CARTI, a past chairman of the UAMS Foundation Fund Board of Directors, a past President/Chairman for the UAMS Consortium, Arkansas Children’s Hospital Committee for the Future, and St. Vincent Foundation, a former member of the Young Presidents Organization, and a member of the Dean’s Executive Advisory Board for the Walton College of Business at the University of Arkansas and the Arkansas Executive Forum.

The Board believes that Mr. Clark’s experience within the commercial construction industry provides needed skills in the assessment of the construction industry utilized by the Company in setting policies involving the allocation of credit and lending priorities.

Steven A. Cossé
Retired President and CEO, Murphy Oil Corporation Age: 78 Director Since: 2004

Mr. Cossé, 78, was elected to the Board in 2004. In 2013, he retired as President and Chief Executive Officer of Murphy Oil Corporation, a Fortune 500 company listed on the New York Stock Exchange (“NYSE”). Mr. Cossé has also previously served as the Executive Vice President and General Counsel for Murphy Oil Corporation. He had served as General Counsel since 1991 and had also previously served as Senior Vice President, Vice President and Principal Financial Officer. Prior to joining Murphy Oil Corporation as General Counsel, he served for eight years as General Counsel for Ocean Drilling & Exploration Company in New Orleans, Louisiana, a NYSE-listed, majority-owned subsidiary of Murphy Oil Corporation. Mr. Cossé received a B.A. degree in Government from Southeastern Louisiana University in 1969 and a Juris Doctorate degree from Loyola University in 1974.

Mr. Cossé also currently serves on the boards of South Arkansas Regional Hospital and SHARE Foundation. He is a former member of the board of directors of Murphy Oil Corporation, the Board of Trustees of Loyola University New Orleans, and he is past chairman of the South Arkansas Chapter of the American Red Cross. Mr. Cossé is a member of the Louisiana Bar Association, Arkansas Bar Association, and Union County Bar Association.

The Board believes that Mr. Cossé’s experience as an executive officer, general counsel and principal financial officer provides needed skills in the assessment of the oil industry utilized by the Company in setting policies involving the allocation of credit and lending priorities and in the legal, financial and general business issues facing publicly traded companies.

2026 Proxy Statement	9	Simmons First National Corporation

Proposal 2 — Election of Directors

Mark C. Doramus
Chief Financial Officer, Stephens Inc. (Financial Services) Age: 67 Director Since: 2015

Mr. Doramus, 67, was elected to the Board in 2015. He serves as Chief Financial Officer of Stephens Inc. (“Stephens”), an independent financial services firm headquartered in Little Rock, Arkansas. He has served in several capacities at Stephens, including in the corporate finance department from 1988 to 1994, Assistant to the President from 1994 to 1996, and Chief Financial Officer since 1996.

He began his career in 1980 with Arthur Andersen & Co. in Dallas, Texas, where he worked as a Certified Public Accountant. He joined the Dallas, Texas, office of Trammell Crow Company in 1983, where he worked until he joined Stephens in 1988.

Mr. Doramus was a member of the CHI St. Vincent Infirmary Board of Directors from 2007 to 2016, serving as chairman from 2012 to 2014. Mr. Doramus was a member of the University of Arkansas at Little Rock Board of Visitors from 2004 to 2016. Mr. Doramus served on the Winthrop Rockefeller Foundation board from 2004 to 2009, serving as Chairman in 2009.

Mr. Doramus graduated from Rhodes College in Memphis, Tennessee, with a B.A. degree in Economics and Business in 1980 and received his M.A. degree in Real Estate and Regional Science from Southern Methodist University in Dallas, Texas, in 1982.

The Board believes that Mr. Doramus’s experience in accounting and the financial services industry provides needed skills for assisting in the management of the Company’s business, including risk management, internal controls, and capital management.

Edward Drilling
Retired SVP of External and Regulatory Affairs, AT&T Inc. Age: 70 Director Since: 2008

Mr. Drilling, 70, was elected to the Board in 2008. In 2020, he retired as Senior Vice President of External and Regulatory Affairs for AT&T. He joined AT&T (then Southwestern Bell Telephone Company) in 1979 and served in various operations positions including customer service, sales and marketing, and the external affairs organization. He was named President of AT&T’s Arkansas Division in 2002 and was appointed as AT&T’s Senior Vice President of External and Regulatory Affairs for all fifty states in 2017. Mr. Drilling received a B.S. degree in Marketing from the Walton College at the University of Arkansas in 1978 and graduated from the Emory University Advanced Management Program in 1991.

Mr. Drilling has served on numerous boards over the last 40 years, including as past chairman of the Arkansas State Chamber of Commerce, Arkansas Children’s Hospital Board of Trustees, University of Arkansas Board of Advisors, former president of the Little Rock Chamber of Commerce Board of Directors, UAMS Arkansas BioVentures Advisory Board, founding member of the Arkansas Research Alliance, former president of Fifty for the Future, and former vice chairman of the Arkansas Economic Development Commission. He also currently serves on the Arkansas Game and Fish Foundation Board and the Nature Conservancy Board.

The Board believes that Mr. Drilling’s experience as an executive within the telecommunication and information technology industry (having participated in various industry transitions, mergers and technology changes) provides needed skills in the assessment of the technology risks of the Company and the security measures to address these risks, as well as valuable insights involving the executive management of a large, highly-regulated enterprise.

2026 Proxy Statement	10	Simmons First National Corporation

Proposal 2 — Election of Directors

Eugene Hunt
Attorney, Hunt Law Firm Age: 80 Director Since: 2009

Mr. Hunt, 80, was elected to the Board in 2009. He is an attorney in private practice in Pine Bluff, Arkansas. Mr. Hunt began his practice in 1972 and has thereafter been involved in the active practice of law within Arkansas, primarily in southeast Arkansas. He served as Judge on the Arkansas Court of Appeals from August through December 2008 and has also previously served as a Special Circuit Judge and Special Justice on the Arkansas Supreme Court. Additionally, he served as Director of the Child Support Enforcement Unit, Jefferson County, Arkansas from 1990 to 2001. Mr. Hunt received a B.A. degree in History and Government from Arkansas AM&N College in 1969 and a Juris Doctorate degree from the University of Arkansas Law School in 1971.

Mr. Hunt also serves on the boards of The Economic Development Corporation of Jefferson County, Arkansas; Jefferson Hospital; and Youth Partners. He has also been involved with the Arkansas Ethics Commission, Jefferson County United Way, and the Arkansas Criminal Code Revision Commission. He is a Life Member of the NAACP and has served as an NAACP Legal Defense Fund Affiliate Attorney since 1978.

The Board believes that Mr. Hunt’s experience as an attorney and his long-term familiarity with the business and social environment in southeastern Arkansas provide needed skills in, and insight into, the small business and consumer needs of the Company’s banking customers in one of its major markets, southeastern Arkansas.

Jerry Hunter
Senior Counsel, Bryan Cave Leighton Paisner LLP Age: 73 Director Since: 2017

Mr. Hunter, 73, was elected to the Board in 2017. He is Senior Counsel in the Commercial Litigation and Labor & Employment Law Client Service Groups of the international law firm Bryan Cave Leighton Paisner LLP, where he previously was a partner from 1994 until 2020. Mr. Hunter previously served as Labor Counsel for the Kellwood Company, Director of the Missouri Department of Labor and Industrial Relations, and General Counsel of the National Labor Relations Board. Mr. Hunter received a bachelor’s degree in History and Government with a minor in Mathematics from the University of Arkansas at Pine Bluff in 1974 and a Juris Doctor degree from Washington University School of Law in St. Louis, Missouri in 1977. Mr. Hunter also attended the Program for Senior Executives in State and Local Government at the John F. Kennedy School of Government, Harvard University in 1987.

On November 14, 2022, Mr. Hunter was elected to the Board of Directors of Missouri-American Water Company. Mr. Hunter has served on the boards of the Kellwood Company, Boys Hope Girls Hope International, Associated Industries of Missouri, St. Louis Regional Convention and Sports Complex Authority, U.S. Congress Office of Compliance, American Arbitration Association, Maryville University, the U.S. Senate Small Business Committee Advisory Council, and Washington University Law School Board of Advisors.

The Board believes that Mr. Hunter’s experience as an attorney in senior-level governmental and private-sector roles, as well as his deep knowledge of labor and employment matters, provide needed skills and insight into the legal and regulatory environment in which the Company operates.

2026 Proxy Statement	11	Simmons First National Corporation

Proposal 2 — Election of Directors

Susan Lanigan
Retired EVP & General Counsel, Chico’s FAS, Inc. Age: 63 Director Since: 2017

Ms. Lanigan, 63, was elected to the Board in 2017. She previously served on the Board of Directors of Kirkland’s Inc. (a Nasdaq-listed company), where she chaired the Compensation Committee, until June 11, 2025. She also previously served on the Board of Directors of Vi-Jon, Inc., where she chaired the Nominating Committee, until December 31, 2022.

Ms. Lanigan previously served as Executive Vice President and General Counsel of Chico’s FAS, Inc. (then a NYSE-listed company) from May 2016 until her retirement in July 2018. She also served as Chair of the Tennessee Education Lottery Commission, a position to which she was appointed by the Governor of the State of Tennessee and approved by the State Legislature, from 2014 to 2021. Prior to that, she was Executive Vice President and General Counsel of Dollar General Corporation (a NYSE-listed company) (“Dollar General”), a Fortune 200 company, where she worked from July 2002 until May 2013. Prior to joining Dollar General, Ms. Lanigan served as Senior Vice President and General Counsel of Zale Corporation. She started her career as a litigation attorney for Troutman Sanders, LLP (now Troutman Pepper Locke LLP) in Atlanta, GA. Ms. Lanigan received her undergraduate degree from the University of Georgia and her law degree from the University of Georgia School of Law.

The Board believes that Ms. Lanigan’s experiences as a senior executive officer and general counsel, and as a board member, of large corporations provide needed skills and insight in addressing legal, governance, and general business issues facing publicly traded companies.

Tom Purvis
Partner, L2L Development Advisors, LLC (Real Estate) Age: 67 Director Since: 2017

Mr. Purvis, 67, was elected to the Board in 2017. He is a partner in a number of real estate development entities and is a partner in L2L Development Advisors, LLC. His career has spanned over 40 years in real estate and related services. Mr. Purvis previously served on the Board of Directors of First Texas BHC, Inc., which was acquired by the Company in 2017.

Mr. Purvis currently serves as a director of the Fort Worth Zoo, Fort Worth Streams and Valleys, and Fort Worth Tax Increment Financing District. He attended the Business College at the University of Texas and Texas Christian University, where he received a B.B.A. degree in 1982.

The Board believes that Mr. Purvis’s experience in real estate development and financing provides needed skills for analyzing the real estate industry and setting policies involving the allocation of credit and lending priorities within the Texas and other geographic markets of the Company.

2026 Proxy Statement	12	Simmons First National Corporation

Proposal 2 — Election of Directors

Robert L. Shoptaw
Retired President, Arkansas Blue Cross and Blue Shield Age: 79 Director Since: 2006

Mr. Shoptaw, 79, was elected to the Board in 2006. Mr. Shoptaw retired as President of Arkansas Blue Cross and Blue Shield (“ABCBS”), a mutual health insurance company, in 2008, terminating his 39 years of service to that organization. During the 1970’s and 1980’s, he served in various management and executive capacities with a primary focus in medical services management, professional relations, and government programs administration (Medicare administrative operations). In 1987, Mr. Shoptaw became the Executive Vice President and Chief Operating Officer of ABCBS and was named President and Chief Executive Officer in 1994. After retiring as President and Chief Executive Officer in 2008, he served as Chairman of the Board of Directors of ABCBS from 2009 to 2016. Thereafter, he continued on the ABCBS Board of Directors and served as Chairman of the Audit Committee until March of 2022.

Mr. Shoptaw received a B.A. in Economics from Arkansas Tech University in 1968, an M.B.A. from Webster University in Business Administration and Health Services Management and completed the Advanced Management Program at Harvard University Business School in 1991.

Mr. Shoptaw previously served as a founding board member of the Arkansas Research Alliance, chaired the Board of Visitors of the University of Arkansas College of Medicine, and completed a 20-year tenure on the board of the Arkansas Center for Health Improvement. Most recently, Mr. Shoptaw was chairman of the Little Rock Metrocentre Improvement District board of commissioners and was named to the Arkansas Insurance Hall of Fame.

The Board believes that Mr. Shoptaw’s experience and past performance as the president of a large mutual health insurance company provide needed skills and insight into the health care industry and the financial and executive management of a large, successful business enterprise.

Julie Stackhouse
Retired Executive Vice President, Federal Reserve Bank of St. Louis Age: 67 Director Since: 2021

Ms. Stackhouse, 67, was elected to the Board in 2021. In 2020, she retired as an Executive Vice President at the Federal Reserve Bank of St. Louis, where she was responsible for bank regulation, including supervision of bank holding companies and state member banks, as well as discount window lending, community development, and learning innovation functions. Prior to joining the Federal Reserve Bank of St. Louis in 2002, Ms. Stackhouse held managerial roles at the Federal Reserve Banks of Kansas City and Minneapolis. Ms. Stackhouse graduated summa cum laude from Drake University in 1980 with a B.S. degree.

Ms. Stackhouse currently serves on the City of Fort Collins Planning and Zoning Commission, the board of the League of Women Voters of Larimer County, the audit committee of the Colorado State University Foundation, and the Conference of State Bank Supervisors’ State Banking Department Accreditation Review Team. Ms. Stackhouse previously served on the audit committee of Friendship Bridge.

The Board believes that Ms. Stackhouse’s extensive financial regulatory experience, deep knowledge of financial operations and risks, and leadership roles within government organizations provide needed skills and insight to assist in the oversight of legal, regulatory, compliance, and other matters associated with a large financial institution.

2026 Proxy Statement	13	Simmons First National Corporation

Proposal 2 — Election of Directors

Russell W. Teubner
Distinguished Engineer, Broadcom, Inc. Age: 69 Director Since: 2017

Mr. Teubner, 69, was elected to the Board in 2017. He was the Co-Founder and Chief Executive Officer of HostBridge Technology, LLC, a computer software company, for 20 years. Following the acquisition of HostBridge Technology, LLC by Broadcom, Inc. in 2022, Mr. Teubner now serves as a Distinguished Engineer within Broadcom. Mr. Teubner previously served as a Chairman of Southwest Bancorp, Inc., which was acquired by the Company in 2017.

The Stillwater, Oklahoma, Chamber of Commerce honored Mr. Teubner as Citizen of the Year in 1992, Small Business Person of the Year in 1991 – 92, and Small Business Exporter of the Year in 1992 – 93. In 1997, Oklahoma State University (“OSU”) named Mr. Teubner as a recipient of its Distinguished Alumni award. During 1996 and 1997 he served on the Citizen’s Commission on the Future of Oklahoma Higher Education. In 1998, he was inducted into the OSU College of Business Hall of Fame. Currently, he serves on the Board of Advisors of the OSU Innovation Foundation and its commercialization subsidiary, Cowboy Technology. In 2019, the Governor of Oklahoma appointed him to serve on the Board of the Oklahoma Center for the Advancement of Science and Technology (“OCAST”). In 2022, the Governor of Oklahoma appointed him to serve on the Oklahoma Broadband Governing Board. Mr. Teubner is a past director of the Oklahoma City branch of the Federal Reserve Bank of Kansas City.

The Board believes that Mr. Teubner’s experience in the technology industry provides needed skills for assessing the role of information technology within the Company and its subsidiaries, as well as addressing technology-related risks within the financial industry.

Mindy West
President & Chief Executive Officer, Murphy USA Inc. (Retailer of Gasoline Products and Convenience Store Merchandise) Age: 57 Director Since: 2017

Ms. West, 57, was elected to the Board in 2017. She currently serves as the President and Chief Executive Officer and member of the Board of Directors at Murphy USA Inc., a NYSE-listed retailer of gasoline products and convenience store merchandise and has held that role since January 1, 2026. Ms. West previously served as Executive Vice President and Chief Operating Officer from February 2024 through December 2025. From August 2013 to February 2024, she served as the Executive Vice President, Chief Financial Officer and Treasurer for Murphy USA Inc. (and, in addition to those duties, served as Executive Vice President of Fuels from June 2018 to February 2024). Ms. West was previously employed by Murphy Oil Corporation, joining the company in 1996 and holding positions in accounting, employee benefits, planning and investor relations. She was Murphy Oil Corporation’s Director of Investor Relations from July 2001 until December 2006 and its Vice President and Treasurer from January 2007 until August 2013, when she joined Murphy USA Inc.

Ms. West holds a bachelor’s degree in Finance from the University of Arkansas and a bachelor’s degree in Accounting from Southern Arkansas University. She is a Certified Public Accountant (Inactive) and a Certified Treasury Professional. Ms. West also currently serves on the Board of Directors of SHARE Foundation of El Dorado, Arkansas, the Board of Directors of the Razorback Foundation, and its executive committee, as well as the Board of Directors of Ducks Unlimited Inc. and Wetlands America Trust, where she serves on the finance committee and board governance committee. Ms. West serves on the Natural State Advisory Council and is a former member of the South Arkansas University Business Advisory Council.

The Board believes that Ms. West’s experience in accounting and finance, as well as her executive leadership roles in large, public companies, provide needed skills for assisting in the oversight of the Company’s business, including audit, risk management, internal controls and capital management.

2026 Proxy Statement	14	Simmons First National Corporation

Proposal 2 — Election of Directors

The table below sets forth the name, age, principal occupation or employment during the last five years, and prior service as a director of the Company with respect to each director nominee proposed:

Name	Age	Principal Occupation	Director Since

James M. Brogdon[1]	45	President & Chief Executive Officer of the Company and the Bank	2026

Marty D. Casteel	75	Retired SEVP of the Company; Retired President and CEO of the Bank	2020

William E. Clark, II	56	Founder and CEO, Clark Contractors, LLC (Construction)	2008

Steven A. Cossé	78	Retired President and CEO, Murphy Oil Corporation	2004

Mark C. Doramus	67	Chief Financial Officer, Stephens Inc. (Financial Services)	2015

Edward Drilling	70	Retired SVP of External and Regulatory Affairs, AT&T Inc.	2008

Eugene Hunt	80	Attorney, Hunt Law Firm	2009

Jerry Hunter	73	Senior Counsel, Bryan Cave Leighton Paisner LLP	2017

Susan Lanigan	63	Retired EVP & General Counsel, Chico’s FAS, Inc.	2017

Tom Purvis	67	Partner, L2L Development Advisors, LLC (Real Estate)	2017

Robert L. Shoptaw	79	Retired President, Arkansas Blue Cross and Blue Shield	2006

Julie Stackhouse	67	Retired Executive Vice President, Federal Reserve Bank of St. Louis	2021

Russell W. Teubner[2]	69	Distinguished Engineer, Broadcom, Inc.	2017

Mindy West[3]	57	President & Chief Executive Officer, Murphy USA Inc. (Retailer of Gasoline Products and Convenience Store Merchandise)	2017

[1]

Mr. Brogdon was appointed President and Chief Executive Officer of the Company effective January 1, 2026. Prior to serving in that role, he served as the Company’s President, prior to that, as President and Chief Financial Officer, and prior to that, as Executive Vice President, Chief Financial Officer, and Treasurer. Prior to joining the Company, he was a managing director in the investment banking division of Stephens Inc.

[2]

Mr. Teubner has served as a Distinguished Engineer within Broadcom, Inc. since 2022. Prior to joining Broadcom, he was the Co-Founder and Chief Executive Officer of HostBridge Technology, LLC, a computer software company.

[3]

Ms. West was appointed President and Chief Executive Officer of Murphy USA Inc. effective January 1, 2026. Prior to serving in that role, she served as Murphy USA’s Executive Vice President and Chief Operating Officer, and prior to that, as the Executive Vice President, Chief Financial Officer and Treasurer (and, in addition to those duties, served as Executive Vice President of Fuels from June 2018 to February 2024).

Corporate Governance

Committees and Related Matters

During 2025, the Executive Committee, which was composed of Steven Cossé (Chair), Marty Casteel, Mark Doramus, Susan Lanigan, George A. Makris, Jr., Robert Shoptaw, and Mindy West, met 1 time.

During 2025, the Audit Committee was composed of Robert L. Shoptaw (Chair), Steven Cossé, Jerry Hunter, Susan Lanigan, and Mindy West (Vice Chair). The Board has determined that Messrs. Shoptaw and Cossé, along with Ms. West, constitute financial experts on the Audit Committee. This committee assists the Board in fulfilling its responsibilities concerning accounting and reporting practices by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, the control systems of management and internal accounting controls. During 2025, this committee met 9 times.

During 2025, the Compensation Committee, which was composed of Susan Lanigan (Chair), Steven Cossé, Jerry Hunter, Robert L. Shoptaw, and Mindy West, met 5 times.

During 2025, the NCGC, which was composed of Steven Cossé (Chair), Marty Casteel, Edward Drilling, Susan Lanigan, Tom Purvis, and Robert L. Shoptaw, met 3 times.

During 2025, the Risk Committee, which was composed of Mark C. Doramus (Chair), Marty Casteel, Edward Drilling, Eugene Hunt, Tom Purvis, and Julie Stackhouse, met 4 times. As of January 2026, the Risk Committee was renamed the Risk and Compliance Committee.

The Company encourages all Board members to attend the annual shareholders’ meeting. Historically, the directors of the Company and its subsidiaries are introduced and acknowledged at the annual shareholders’ meeting. All fourteen of the directors who stood for election at the 2025 annual shareholders’ meeting attended the Company’s 2025 annual shareholders’ meeting.

2026 Proxy Statement	15	Simmons First National Corporation

Corporate Governance

The Board met 8 times during 2025, including regular and special meetings. All incumbent directors attended at least 75% of the aggregate of all meetings of the Board and all meetings of the committees on which, and during the time period in which, they served.

Board Leadership Structure

The Company’s Corporate Governance Principles do not mandate the separation of the roles of Chairman of the Board and Chief Executive Officer. Instead, the Board assesses the Company’s leadership structure regularly. During recent history, and, indeed, over the last several decades (except for certain brief periods), the roles of Chairman of the Board and Chief Executive Officer were held by the same person. However, effective January 1, 2026, the Board decided to separate the Chairman and CEO roles, appointing Marty Casteel as Chairman of the Board and James Brogdon as Chief Executive Officer. The Board believes that the separation of the roles of Chairman of the Board and Chief Executive Officer at this time promotes a variety of significant goals, including, among others, continuity and independence of board leadership, enhanced focus on strategic business initiatives, and effective succession planning.

To provide independent oversight of management and open communication, during 2025, Steven Cossé served as Lead Director and Chair of the Executive Committee, including during times when the roles of Chairman of the Board and Chief Executive Officer were combined and when they were separated but the Chairman of the Board was not an independent director. Mr. Cossé, as independent Lead Director, chaired executive sessions of the Board conducted without management and with only the independent directors present. These sessions were generally held in connection with regularly scheduled Board meetings. Management also periodically met with the Lead Director to discuss Board and Executive Committee agenda items, and the Lead Director served as a liaison between the Chairman of the Board and the independent directors. In connection with the separation of the Chairman of the Board and Chief Executive Officer roles in 2026 and the appointment of an independent, non-executive Chairman, the Board anticipates that Mr. Casteel, as the independent Chairman of the Board, Chair of the Executive Committee, and Chair of the NCGC, will fulfill these duties, among others, and has decided not to appoint a Lead Director for 2026.

2026 Proxy Statement	16	Simmons First National Corporation

Corporate Governance

The Board believes that it is in the best interest of the Company to provide flexibility in the Company’s leadership structure to address differences in the Company’s operating environment as well as differences in the experience, skills, and capabilities of the executive management team serving the Company from time to time. While the Board believes the separation of the Chairman of the Board and Chief Executive Officer positions is currently in the Company’s and shareholders’ best interests, the Board is authorized to combine these positions should circumstances change in the future.
Codes of Ethics
Code of Ethics
 —
 General
. The Company has adopted a general Code of Ethics applicable to all directors, advisory directors, officers, and associates of the Company. The Code of Ethics is designed to promote conducting the business of the Company in accordance with the highest ethical standards of conduct and to promote the ethical handling of conflicts of interest, full and fair disclosure, and compliance with laws, rules, and regulations. Additionally, under the Code of Ethics, directors, advisory directors, officers, and associates who learn of a business opportunity in the course of their service for the Company generally cannot appropriate that opportunity for themselves or for others, but must allow the Company to take advantage of the opportunity. The Company’s Code of Ethics is designed to provide guidance and resources to help ensure that:

•	The Company and its directors, advisory directors, officers, and associates comply with applicable laws and regulations;

•	The Company’s assets are used efficiently and appropriately;

•	Confidential and proprietary information is protected;

•
The Company’s directors, advisory directors, officers, and associates comply with the Company’s Insider Trading Policy, as well as the laws, rules, and regulations that regulate transactions in the Company’s stock;

•	Inappropriate gifts or favors are not accepted; and

•	Actual or perceived conflicts of interest are appropriately addressed.
Any material departure from a provision of the Code of Ethics by a director, advisory director, officer, or associate may be waived by the Ethics Committee (in the case of an officer or associate (other than an executive officer)) or the NCGC (in the case of a director, advisory director, or executive officer) and shall, as appropriate, be reported to the Board, and any such waiver will be promptly disclosed on the Company’s website to the extent required by applicable law, rule, or regulation. The Company will disclose any amendments with respect to its Code of Ethics on its website.
Code of Ethics for Finance Group
. The Board has adopted a separate Finance Group Code of Ethics that supplements the Code of Ethics and applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, and all other officers and associates in the Finance and Accounting, Treasury, and Tax Departments of the Company and its subsidiaries. To the extent required by applicable law, rule, or regulation, the Company will disclose any amendments or waivers with respect to its Finance Group Code of Ethics on its website.
Both of these Codes of Ethics may be found on the Company’s website at www.simmonsbank.com within the “Investor Relations” page under “ESG — Governance — Governance Documents”.
Insider Trading Policy
The Company has adopted an Insider Trading Policy governing, among other things, the purchase, sale, and/or other dispositions of Company securities by directors, officers, and employees. We believe the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and Nasdaq listing standards. A copy of the Company’s Insider Trading Policy is included as an exhibit to the Company’s annual report on Form
10-K
filed with the SEC on February 25, 2026.

2026 Proxy Statement	17	Simmons First National Corporation

Corporate Governance

Transactions with Related Persons

From time to time, the Bank and such other banking subsidiaries of the Company as are, or may have been, in operation from time to time, have made loans and other extensions of credit to directors, officers, employees, members of their immediate families, and certain other related interests; and from time to time directors, officers, employees, members of their immediate families, and certain other related interests have placed deposits with these banks. These loans, extensions of credit, and deposits were made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not related to the Company and did not involve more than the normal risk of collectability or present other unfavorable features. The Company generally considers banking relationships with directors and their affiliates to be immaterial and as not affecting a director’s independence so long as the terms of the credit relationship are similar to those with other comparable borrowers not related to the Company.

In assessing the impact of a credit relationship on a director’s independence, the Company deems any extension of credit which complies with Federal Reserve Regulation O to be consistent with director independence. The Company believes that normal, arm’s-length banking relationships entered into in the ordinary course of business do not affect a director’s independence.

Regulation O requires such loans to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for comparable transactions by the subsidiary bank of the Company with other persons not related to the Company. Such loans also may not involve more than the normal risk of repayment or present other unfavorable features. Additionally, no event of default may have occurred, nor may any such loans be classified or disclosed as non-accrual, past due, restructured, or a potential problem loan. The Company’s Board will review any credit to a director or his or her affiliates that is criticized by internal loan review or a bank regulatory agency in order to determine the impact that such classification may have on the director’s independence.

An immediate family member of George A. Makris, Jr., Chairman of the Board and Chief Executive Officer during 2025, is employed by the Company. In 2025, Mr. Makris, Jr.’s son, George A. Makris III, served as Executive Vice President, General Counsel, and Secretary and received cash and equity compensation as set forth in the Summary Compensation Table. Such compensation is determined on a basis consistent with the Company’s human resources policies and is reviewed and approved by the Compensation Committee.

During 2025, the Company paid Stephens Inc. $7,045,131 in underwriting discounts and commissions associated with investment banking services. In addition, during 2025, the Company and the Bank paid Stephens Insurance, LLC (an affiliate of Stephens Inc.) $4,854,833 in insurance premiums and commissions associated with insurance brokerage services. The Bank, in its capacity as trustee or other fiduciary for various of the Bank’s clients, also maintained securities brokerage accounts with Stephens Inc. during 2025 through which Stephens Inc. generated gross commissions in the amount of $100,267. Mr. Doramus, a director of the Company, is the chief financial officer of Stephens Inc. Stephens Inc. and/or its affiliates will continue to provide certain of these services for the current fiscal year.

Policies and Procedures for Approval of Related Party Transactions

Related party transactions may present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interest of the Company and its shareholders. The Company’s Code of Ethics and Related Party Transactions Policy address matters concerning related party business dealings. Management carefully reviews all proposed related party transactions, other than routine banking transactions, to determine if the transaction is on terms comparable to terms that could be obtained in an arm’s-length transaction with an unrelated third party. Management reports to the NCGC on proposed material related party transactions. Upon the presentation of a proposed related party transaction to the NCGC, the related party is excused from participation in discussion and voting on the matter. The NCGC (or, as applicable, the Compensation Committee) also periodically reviews ongoing related party transactions.

Role of Board in Risk Oversight

The Board has responsibility for the oversight of risk management. The Board, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company, and the steps being taken to monitor and manage them.

While the Board is ultimately responsible for risk oversight, the Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Risk and Compliance Committee assists the Board in assessing and managing the various risks of the Company (including, among others, asset, liability, liquidity, and credit risks, as well as certain risks associated with compliance, fraud, third-party vendors, cybersecurity, and information technology). To aid the Risk and Compliance Committee in its responsibilities, Company management has formed an Enterprise Risk Management Committee of senior executives and has allocated responsibilities for the administration of the risk management program to the Company’s chief risk officer. The Board has adopted a charter for the Risk and Compliance Committee that outlines its duties.

2026 Proxy Statement	18	Simmons First National Corporation

Corporate Governance

The Audit Committee, composed of independent directors, focuses on financial risk exposures, including internal controls, and discusses with management, the internal auditors, and the independent registered public accountants the Company’s policies with respect to financial risk assessment and management, including risks related to fraud and liquidity. The Compensation Committee, also composed of independent directors, focuses on the oversight of risks associated with compensation policies and programs.

Additional Governance and Ethics Considerations

•	The Company’s directors possess a variety of skills, experiences, and knowledge that provide for diverse perspectives.

•	Twelve out of fourteen Company directors are independent, and all members of our Audit Committee, Compensation Committee, and NCGC are independent.

•

The Company has a strong, independent, non-executive Chairman of the Board who chairs the Executive Committee and Nominating and Corporate Governance Committee and presides over executive sessions of the Board.

•	The Board periodically meets in executive sessions with only its independent directors.

•	The Board and each of its committees may engage outside advisors when and as appropriate.

•	The Company maintains anti-hedging and anti-pledging policies for directors, executive officers, and certain other employees.

•	The Company maintains stock ownership policies for directors and executive officers.

•	The Company maintains a resignation policy for directors in the event they do not receive a majority of votes cast in an uncontested director election.

•

To support board refreshment, our Corporate Governance Principles require directors, who do not hold employment positions with the Company, to offer not to stand for re-election at the annual shareholders’ meeting held in the year following the year in which the director attains age 75 (or 80 or 81 for certain directors who were 70 or older as of September 15, 2025).

•	Each share of Common Stock has equal voting rights with one vote per share.

•	All Company directors are elected annually.

•	Directors undertake annual self-assessments of the Board and its Committees to evaluate how each of those bodies is functioning.

•	We believe in, and believe we maintain, a culture that promotes integrity and compliance with laws and regulations.

•

The Company’s associates are required to undertake annual compliance training on a variety of important policies, procedures, and regulations, including, among others, anti-money laundering (BSA/AML) and corruption training, Regulation O training, Fair Lending training, Community Reinvestment Act training, and anti-bribery training. In addition, multiple ethics courses have also been distributed from time to time across the organization with several topics targeting specific roles.

•

We maintain a Code of Ethics designed to promote conducting the business of the Company in accordance with the highest ethical standards of conduct and to promote the ethical handling of conflicts of interest, full and fair disclosure, and compliance with laws, rules, and regulations. All associates are required to read and acknowledge the code each year.

•

We maintain a whistleblower policy that is designed to provide associates with a way to report to the Company activity that is considered to be illegal, dishonest, or fraudulent. The whistleblower program includes telephone and web-based reporting channels. The whistleblower policy addresses protections for whistleblowers, including maintaining, to the extent possible, confidentiality and restrictions concerning retaliation. The policy also provides for certain Board reporting and oversight.

•	We also maintain a Related Party Transactions Policy to address matters with respect to related party business dealings.

Policy Regarding Employee, Officer and Director Hedging and Pledging

We have a policy that prohibits directors and executive officers of the Company or any of its affiliates, as well as officers of those entities who are at least senior vice presidents, from engaging in transactions (including, without limitation, prepaid variable forward contracts, short sales, call or put options, equity swaps, collars, units of exchange funds, and other derivatives) that are designed to hedge or offset, or that may reasonably be expected to have the effect of hedging or offsetting, a decrease in the market value of any Company securities. In addition, such persons are prohibited from pledging, hypothecating, or otherwise encumbering Company securities as collateral for indebtedness. Any exception to the policy requires the prior approval of the NCGC.

2026 Proxy Statement	19	Simmons First National Corporation

Corporate Governance

Communication with Directors

Shareholders may communicate directly with the Board by sending correspondence to the address shown below. If the shareholder desires to communicate with a specific director, the correspondence should be addressed to such director. Correspondence addressed to the Board will be forwarded to the Chairman of the Board for review. The receipt of the correspondence and the nature of its content will be reported at the next Board (or appropriate committee of the Board) meeting and appropriate action, if any, will be taken. Correspondence addressed to a specific director will be delivered to such director promptly after receipt by the Company. Each such director shall review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board at its next meeting so that the appropriate action, if any, may be taken.

Correspondence should be addressed to:	Simmons First National Corporation Board of Directors Attention: (Chairman or Specific Director) P. O. Box 7009 Pine Bluff, Arkansas 71611

2026 Proxy Statement	20	Simmons First National Corporation

Nominating and Corporate Governance Committee

The NCGC is currently composed of Marty Casteel (Chair), Steven Cossé, Edward Drilling, Jerry Hunter, Susan Lanigan, Tom Purvis, Robert Shoptaw, and Russell Teubner. The Board appoints each member of the NCGC and has determined that each member is, and each member who served during 2025 was, independent in accordance with the Nasdaq listing standards. A function of the NCGC regarding nominations is to identify and recommend individuals to be presented for election or re-election as directors of the Company.

Director Nominations and Qualifications

The Board is responsible for recommending nominees for directors to the shareholders for election at the annual shareholders’ meeting. The Board has delegated the identification and evaluation of proposed director nominees to the NCGC. The NCGC charter, which is available for review within the “Investor Relations” page of the Company’s website, www.simmonsbank.com (under “ESG — Governance — Governance Documents”), the Company’s by-laws, and certain corporate governance principles and procedures govern the nominations and criteria for proposing or recommending proposed nominees for election and re-election to the Board and its subsidiaries.

The identification of potential directors and the evaluation of existing and potential directors is a continuing responsibility of the NCGC. The NCGC has not retained any third party to assist it in performing its duties. A proposed director may be recommended to the Board at any time; however, director nominations by shareholders must be made in accordance with the procedures set forth in the Company’s by-laws and described in this proxy statement under the heading “Proposals for 2027 Annual Meeting.”

The NCGC has not set any minimum qualifications for a proposed nominee to be eligible for recommendation to be elected as a director of the Company. The Corporate Governance Principles provide that the NCGC shall consider the following criteria, without any specified priority or weighting, in evaluating proposed nominees for director:

•	Geographic location of residence and business interests

•	Age

•	Community involvement

•	Ability to think independently

•	Ability to fit with the Company’s corporate culture
•	Type of business interests

•	Business and financial expertise

•	Leadership profile

•	Personal and professional ethics and integrity

•	Equity ownership in the Company

The NCGC has no quotas for diversity. In evaluating potential nominees to serve as a director for the Company or the Bank, under the criteria set forth above, the NCGC seeks nominees with a variety of experiences, skills, profiles, and backgrounds, as appropriate, in light of the current composition of the boards. Additionally, the NCGC seeks geographical representation and insights into its local and regional markets by primarily seeking potential director nominees who reside within the markets in which the Company has a significant business presence.

Recommendations from Shareholders

The NCGC will consider individuals recommended by shareholders for service as a director with respect to elections to be held at an annual meeting. For the NCGC to consider nominating a shareholder-recommended individual for election at the annual meeting, the shareholder must recommend the individual in sufficient time for consideration and action by the NCGC. While no specific deadline has been set for notice of such recommendations, recommendations provided to the NCGC by a shareholder on or before November 2, 2026 (for the 2027 Annual Meeting of Shareholders) should provide adequate time for consideration and action by the NCGC prior to the December 31, 2026, anticipated deadline for reporting proposed nominations to the Board. Recommendations submitted after such date will be considered by the NCGC, but no assurance can be made that such consideration will be completed and committee action taken by the NCGC in time for the next annual shareholders’ meeting.

The Chairman of the Board, other directors, and executive officers may also recommend director candidates to the NCGC. The committee will evaluate individuals recommended by shareholders, the Chairman of the Board, other directors, and executive officers against the same criteria, described above, used to evaluate other nominees.

Annual Self-Evaluations

Board effectiveness remains a key area of focus for us. In furtherance of that goal and in accordance with the Company’s Corporate Governance Principles, the Board, with the oversight of the NCGC, undertakes annual Board and committee

2026 Proxy Statement	21	Simmons First National Corporation

Nominating and Corporate Governance Committee

self-evaluation processes that involve each director completing detailed questionnaires that assist in the assessment of the performance of the Board, its Audit, Compensation, Nominating and Corporate Governance, and Risk and Compliance committees, and their members. The NCGC reports its findings to the Board following completion of the evaluations and oversees any needed follow-up action.

Compensation Committee Interlocks and Insider Participation

During 2025, the Compensation Committee was composed of Susan Lanigan (Chair), Steven Cossé, Jerry Hunter, Robert Shoptaw, and Mindy West, none of whom were employed by the Company. In addition, none of the committee members were formerly officers of the Company.

Compensation Committee Processes and Procedures

Decisions regarding the compensation of the executive officers are generally made by the Compensation Committee, which has adopted a charter that is available for review within the “Investor Relations” page of the Company’s website, www.simmonsbank.com (under “ESG — Governance — Governance Documents”). Specifically, the Compensation Committee has strategic responsibility for a broad range of issues, including the Company’s compensation program to compensate key management employees effectively and in a manner consistent with the Company’s stated compensation strategy and the requirements of the appropriate regulatory bodies. The Board appoints each member of the Compensation Committee and has determined that each member is, and each member who served during 2025 was, independent in accordance with the Nasdaq listing standards.

The Compensation Committee oversees the administration of executive compensation plans, including the design, performance measures and award opportunities for the executive incentive programs and certain employee benefits, subject to final action by the Board in certain cases. Typically, during the first quarter of each calendar year, the committee undertakes a specific review focusing on performance and awards for the most recently completed fiscal year and the completion of the process of setting the performance goals for the incentive compensation programs for the current year.

To assist in meeting the objectives outlined above, Meridian Compensation Partners, LLC, an executive compensation consulting firm, has been retained to advise the Compensation Committee on a regular basis concerning the Company’s compensation programs. The committee engaged the consultant to provide general compensation consulting services, including executive and director compensation. In addition, the consultant may perform special compensation projects and consulting services upon request by the Compensation Committee or Company. During part of 2025, and in years prior, the committee engaged Pearl Meyer & Partners, LLC as its compensation consultant.

The Board, upon recommendation from the Compensation Committee, determines and approves all compensation and awards to the CEO, who is not present during the deliberations. The Compensation Committee reviews the performance of the CEO and reviews and approves compensation of the other executive officers. The CEO also reviews the performance and compensation of the other executive officers, including the other named executive officers, and reports any significant issues or deficiencies, and makes recommendations, to the Compensation Committee. The executive officers are not present during the deliberations. The members of the Company’s human resources department assist in such reviews. The human resources department regularly reviews the compensation classification system of the Company, which guides the compensation of all employees of the Company and its affiliates. The Company’s compensation program is based in part on market data. The Compensation Committee also acts upon the proposed grants of stock-based compensation recommended by the CEO for other executive officers and, as applicable, other employees of the Company and its affiliates.

In determining the amount of executive officer compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and the Company’s peer group specifically. It makes specific compensation decisions and grants based on a review of such data, Company performance, and individual performance and circumstances. For performance-based incentives, the Compensation Committee sets performance targets using management’s internal business plan, industry and market conditions, and other factors.

Role of Compensation Consultants

The Company periodically engages compensation consultants to aid in the review of its compensation programs. From time to time, the Company engages compensation consultants to provide national and regional general statistical information regarding compensation within the banking industry. The data reviewed may include base salary, bonus, incentive programs, equity compensation, retirement, and other benefits. This information is used to validate the Company’s classification of positions and salaries within its compensation policies.

The Compensation Committee also retains the services of independent consultants to assist the committee with its consideration of the Company’s compensation policies, programs, and practices.

2026 Proxy Statement	22	Simmons First National Corporation

Nominating and Corporate Governance Committee

The Compensation Committee assessed the relationships between each of Meridian Compensation Partners, LLC and Pearl Meyer & Partners, LLC, and the Company, the Compensation Committee and the executive officers of the Company for conflicts of interest. In this assessment, the Compensation Committee reviewed the criteria set forth in the SEC’s Reg. 240.10C-1(b)(4)(i)-(vi), Nasdaq Rule 5605(d)(3)(D)(i)-(vi) and such other criteria as it deemed appropriate. The Compensation Committee did not identify any conflicts of interest for Pearl Meyer & Partners, LLC or Meridian Compensation Partners, LLC.

Executive Officers

The Board elects executive officers at least annually. All of the executive officers shown in the table below have been officers of the Company and/or the Bank for at least five years, except for Messrs. Brogdon, Hobbs, Van Steenberg, Schneider, and Jackson. The table below sets forth the name, age, officer position with the Company and Bank, principal occupation or employment during the last five years, and tenure of service with the Company for each of the executive officers:

Name	Age	Position	Years Served

James M. Brogdon[1]	45	President and Chief Executive Officer*	4

C. Daniel Hobbs[2]	52	Executive Vice President and Chief Financial Officer*	2

Christopher Van Steenberg[3]	55	Executive Vice President and Chief Operating Officer*	1

Jonathan Schneider[4]	46	Executive Vice President and President, Commercial Banking*	0

Brian Jackson[5]	45	Executive Vice President and President, Consumer & Wealth Management*	0

George A. Makris III[6]	40	Executive Vice President, General Counsel and Secretary*	10

Jennifer B. Compton[7]	53	Executive Vice President and Chief People Officer*	10

David W. Garner	56	Executive Vice President and Chief Accounting Officer*	28

Tina Groves	56	Executive Vice President and Chief Risk Officer*	19

Brad Yaney[8]	50	Executive Vice President of Credit Risk Management, Simmons Bank	23

*	The officer holds positions at both the Company and the Bank.

[1]

Mr. Brogdon was appointed President and Chief Executive Officer on January 1, 2026. Prior to serving in that role, he served as the Company’s President, prior to that, as the President and Chief Financial Officer, and prior to that, as Executive Vice President, Chief Financial Officer, and Treasurer. Prior to joining the Company, he was a managing director in the investment banking division of Stephens Inc.

[2]

Mr. Hobbs was appointed Executive Vice President and Chief Financial Officer in December 2023. Prior to joining the Company, he served as the Executive Vice President and Head of Finance for Regions Financial Corporation (“Regions”), and prior to that, as Regions’s Consumer Chief Financial Officer.

[3]

Mr. Van Steenberg was appointed Executive Vice President and Chief Operating Officer in November 2024. Prior joining the Company, he served as the Executive Vice President and Chief Digital & Product Officer for First Horizon Corporation (“First Horizon”), and prior to that, as First Horizon’s Head of Regional Banking Strategy and Delivery.

[4]

Mr. Schneider was appointed Executive Vice President and President, Commercial Banking in January 2026. Prior to joining the Company, he served as the Executive Director and Head of Specialty Banking for Veritex Community Bank (“Veritex”), and prior to that as Veritex’s Commercial Banking Executive.

[5]

Mr. Jackson was appointed Executive Vice President and President, Consumer & Wealth Management in January 2026. Prior to joining the Company, he served as the Executive Vice President and Head of Consumer Product, Pricing & Origination Partnerships for Regions Financial Corporation.

[6]

Mr. Makris III was appointed Executive Vice President, General Counsel, and Secretary in April 2020. Prior to serving in that role, he was Senior Vice President, Assistant General Counsel, and Assistant Secretary and, prior to that, Vice President, Senior Counsel, and Assistant Secretary.

[7]	In addition to Executive Vice President and Chief People Officer, Ms. Compton has, during the last five years, served as the Company’s Chief Strategy Officer.

[8]

Mr. Yaney was appointed Executive Vice President of Credit Risk Management for the Bank in March 2022. Prior to serving in that role, he was Senior Vice President and Corporate Credit Risk Officer for the Bank and, prior to that, Vice President and Manager of Portfolio Assessment and Credit Training for the Bank.

2026 Proxy Statement	23	Simmons First National Corporation

Executive Compensation

Compensation Discussion and Analysis

Introduction

This section is a discussion of certain aspects of the Company’s compensation program as it pertains to the principal executive officer, the principal financial officer, and the three other most highly-compensated executive officers during 2025. These five persons are referred to throughout this discussion as the “named executive officers” or “NEOs.” This discussion focuses on compensation and practices relating to the Company’s most recently completed fiscal year and certain changes to such compensation and practices going forward.

Effective as of the end of the day December 31, 2025, Mr. Makris, Jr. retired from his position as Chief Executive Officer of the Company. The Board appointed Mr. Brogdon as President and Chief Executive Officer of the Company, effective January 1, 2026.

The Company believes that the performance of each of the executive officers has the potential to impact the profitability of the Company, in both the short term and the long term. Therefore, the Company places significant emphasis on the design and administration of its executive compensation program.

Committee

The compensation program for the Company is designed and administered by the Compensation Committee (also referred to as “Committee” for purposes of this discussion). For 2025, the members of this Committee were Susan Lanigan (Chair), Steven Cossé, Jerry Hunter, Robert Shoptaw, and Mindy West.

Executive Compensation Philosophy

The Company seeks to provide executive compensation packages that are significantly connected to the Company’s overall financial and operational performance, the increase in shareholder value, the success of the Company, and the performance of the individual executive. The main principles of this strategy include the following:

•	attract and retain highly effective and competent executive leadership,

•	encourage a high level of performance from the individual executive,

•	align compensation incentives with the performance of the overall Company and/or the business unit most directly impacted by the executive’s leadership and performance,

•	enhance shareholder value, and

•	improve the overall performance of the Company.

The Compensation Committee strives to meet these objectives while maintaining market competitive compensation levels and ensuring that the Company makes efficient use of its shares, has predictable expense recognition, and operates within the Company’s risk profile.

Peer Comparison

In determining the amount of executive officer compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole and a specific peer group of comparably sized banking organizations. The Committee uses this peer group of banking organizations for comparison in setting executive compensation practices and levels of base salary, incentives, and benefits.

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Executive Compensation

Prior to setting the peer group, the Committee obtains the recommendation of its compensation consultant on the makeup of its peer group. For 2025, Pearl Meyer & Partners, LLC conducted a review of publicly-traded regional banks with assets between approximately $12.6 billion to $59.8 billion (approximately 0.5 to 2.2 times the Company’s asset size at the time of the peer group analysis) located throughout the United States and recommended three alternative peer groups for the Committee’s consideration, each consisting of 15 to 20 banking organizations with a median asset size ranging between approximately $25 to $33 billion. The Compensation Committee adopted a peer group of 17 banking organizations with a median asset size of approximately $27.3 billion located in Arkansas, Colorado, Florida, Georgia, Missouri, Mississippi, Tennessee, Texas, and Virginia. The Company’s total assets were positioned near the median of the peer group. For our compensation analysis for 2025, the peer group consisted of the 17 banking organizations whose names and ticker symbols are set forth below:

Ameris Bancorp (ABCB)	Atlantic Union Bankshares Corporation (AUB)

Bank OZK (OZK)	Cadence Bank (CADE)*

Commerce Bancshares, Inc. (CBSH)	FB Financial Corporation (FBK)

Hancock Whitney Corporation (HWC)	Heartland Financial USA, Inc. (HTLF)*

Home BancShares, Inc. (HOMB)	Independent Bank Group, Inc. (IBTX)*

Pinnacle Financial Partners, Inc. (PNFP)	Prosperity Bancshares, Inc. (PB)

Renasant Corporation (RNST)	SouthState Corporation (SSB)

Trustmark Corporation (TRMK)	UMB Financial Corporation (UMBF)

United Community Banks, Inc. (UCBI)

*

Independent Bank Group, Inc. merged into SouthState Corporation (SSB) effective January 2025, Heartland Financial USA, Inc. merged into UMB Financial Corporation effective January 2025, and Cadence Bank was acquired by Huntington Bancshares Incorporated effective February 2026.

The Committee believes the peer group was indicative of the market in which the Company competed for the employment and retention of executive management in 2025, as such institutions were generally of similar size and had similar numbers of employees, product offerings and geographic scope.

The executive salary and incentive programs are generally targeted to the peer group median for each compensation category in order to be competitive in the market. In cases where an executive’s experiences, scope of responsibilities, or performance warrant, the Company may exceed the peer group median. The Company’s incentive programs are analyzed with similar programs of the peer group. The incentive programs are designed to emphasize performance-based compensation.

The Committee attempts to make compensation decisions generally consistent with the foregoing objectives and considerations, including, in particular, market levels of compensation necessary to attract, retain, and motivate the executive officers. Therefore, the aggregate wealth accumulated or realizable by an executive from past compensation grants is considered but not determinative in setting compensation or making additional grants.

Decisions Regarding Composition of Total Direct Compensation

The Company’s executive compensation program consists of a mix of separate components that seek to align the executives’ incentives with increasing shareholder value. For 2025, the Company’s executive incentive compensation program included both non-equity and equity incentive compensation. The Company established target allocations of non-equity incentive compensation for the executive officers. For 2025, for the CEO, the Board set a target allocation of potential non-equity incentive compensation at 100% of salary. For the executive officers other than the CEO, the Compensation Committee set targets for potential non-equity incentive compensation based upon the executive’s scope and performance ranging from 40% to 100% of salary. The non-equity incentive compensation payout to such executives will range between zero (if performance goals are not achieved at the threshold level and absent exercise of Compensation Committee discretion) and 200% of the target non-equity allocation (if performance goals are achieved at the maximum level). The Company also established target allocations of equity incentive compensation for all participating executive officers. For 2025, for the CEO, the Board set a target allocation of potential equity incentive compensation at 150% of salary. For the executive officers other than the CEO, the Compensation Committee set targets for potential equity incentive compensation based upon the executive’s scope and performance ranging from 50% to 150% of salary. If all performance goals are achieved at the threshold level, the aggregate annual grants for equity incentive compensation to such executives, including both performance-vested and time-vested equity awards, will vest at 75% of the target equity allocation. If performance goals are achieved at the target level, the aggregate annual grants for equity incentive compensation to such executives, including both performance-vested and time-vested equity awards, will vest at 100% of the target equity allocation. If performance goals are achieved at the maximum level, the aggregate annual grants for equity incentive compensation to such executives, including both performance-vested and time-vested equity awards, will vest at 150% of the target equity allocation. In recent years, the annual grants for equity incentive compensation have generally consisted of restricted stock unit awards and performance share unit awards as specified by the Compensation Committee.

2026 Proxy Statement	25	Simmons First National Corporation

Executive Compensation

The total direct compensation of the named executive officers for 2025 was allocated as follows:

Base Salaries plus Bonus: ranges from approximately 29% to 48% of total direct compensation	Non-Equity Incentives: ranges from approximately 24% to 40% of total direct compensation	Equity Incentives: ranges from approximately 20% to 43% of total direct compensation

“Total direct compensation” means annual base salaries plus bonus plus target non-equity and target equity incentive compensation, excluding non-recurring, special purpose grants, payments, or bonuses (including, for the avoidance of doubt, bonuses for the successful completion of mergers and acquisitions or other strategic initiatives).

The Company emphasizes market practices in the design and administration of its executive compensation program. The Compensation Committee’s philosophy is that incentive pay should generally constitute a significant component of total direct compensation. The executive compensation program may utilize stock options, restricted stock awards, restricted stock units and performance share units, although no stock options or restricted stock awards were issued during 2025. Equity incentive performance measures generally should promote shareholder return and earnings growth, and the plan design should reflect a direct connection between performance measures, the participant’s ability to influence such measures, and the award levels.

Consistent with the recommendation of the compensation consultant, the Compensation Committee included restricted stock units and performance share unit awards as components of the 2025 incentive compensation program.

2026 Proxy Statement	26	Simmons First National Corporation

Executive Compensation

Executive Compensation Program Overview

The Company takes shareholder feedback on its compensation programs very seriously. The Company appreciates that approximately 97% of shares that voted on the Company’s “say-on-pay” proposal at the 2025 Annual Meeting of Shareholders approved the 2024 compensation of the named executive officers as disclosed in the 2025 proxy statement, and the Compensation Committee views this as an indication that the Company has been generally effective in implementing its compensation philosophy and objectives. Nevertheless, the Compensation Committee recognizes that executive pay practices and governance continue to evolve, and the Compensation Committee is committed to continually evaluating the Company’s practices in this area, including through the use of advisors, to help ensure that they support the Company’s overall strategic goals.

The four primary components of the Company’s executive compensation program are outlined below:

Pay Element	Measurement Period	Performance Metrics	Notes

Cash	Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility.
Cash	1 year	Adjusted Pre-Provision Net Revenue Less Charge-Offs (PPNR) (35%)	Quantitative metrics that align the interests of executives with Company financial performance and strategy and the interests of shareholders
Adjusted Efficiency Ratio (ER) (35%)
		Strategic Performance (30%)	Qualitative metric that aligns the interests of executives with achievement of the Company’s business operating objectives

Performance Stock Units (PSU)	3 years	Relative Tangible Book Value Per Share Growth (TBV Growth) (50%)	Promotes the alignment of balance sheet growth vs. peers; compares the Company’s TBV growth with the TBV growth for Company’s peer group
		Relative Total Shareholder Return (TSR) (50%)	Promotes the alignment of long-term incentive compensation award outcomes with relative shareholder value; compares the Company’s TSR with the TSR of other financial institutions contained in the KBW Regional Banking Index
Restricted Stock Units (RSU)	3 years		Equity awards that vest yearly in approximately three equal installments and provide dividend equivalents based on the number of earned shares that are paid in cash at the time vesting occurs; provides alignment with Company and Common Stock price performance

Our NEOs are eligible for the Company’s 401(k) Plan, Employee Stock Purchase Plan, certain perquisites, and other benefits.

1. Base Salary and Bonus

Base salary is designed to provide competitive levels of compensation to executives based upon their experience, duties, and scope of responsibility. The Company pays base salaries because it provides a basic level of compensation and is necessary to recruit and retain executives. The Company may use annual base salary adjustments to reflect an individual’s performance or changed responsibilities and to offset cost of living increases. Base salary levels are also used as a benchmark for the

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Executive Compensation

amount of incentive compensation opportunity provided to an executive. For example, participation in the cash incentive plan (“CIP”) is set within a range of base salary based upon the executive’s scope of responsibility and the executive’s performance.

As discussed above, the Company’s executive compensation program emphasizes targeting the total amount of compensation to peer group practices with a mix of compensation, including a significant component of incentive compensation. At lower executive levels, base salaries represent a larger proportion of total compensation; but at senior executive levels, total compensation contains a larger component of incentive compensation opportunities.

In certain years, the Company has issued one-time, discretionary bonuses in special situations, such as in connection with onboarding a new (or promoting an existing) executive or certain mergers and acquisitions. While the Company does not have a practice of routinely utilizing discretionary bonuses as a significant part of the executive compensation program, the Company does believe that such compensation may be appropriate in special situations, such as the Company’s successful merger and acquisition activities or achievement of other strategically significant objectives. In addition, in recent years, competition among financial institutions for key personnel has increased, and, in the Company’s experience, one-time bonuses can be an important and effective tool for recruiting and retaining key personnel who may have other employment opportunities. As a result, the Committee continues to believe the Company should be able to award one-time bonuses where special circumstances warrant and further believes that such use of these types of bonuses is consistent with the practices of many of the Company’s peers (and, again, is important to maintaining competitive pay practices at the Company). In connection with the successful completion of the Company’s securities offering, bond sales, and subordinated debt issuance during 2025, and in recognition of such exemplary leadership and work efforts, the Company, during 2025, awarded each of Messrs. Brogdon, Hobbs, and Makris III a cash bonus in the amount of $30,000.

2. Non-Equity Incentives

The Company uses the CIP as a short-term incentive to encourage achievement of its annual performance goals. The CIP focuses on the achievement of annual financial and operating goals. The CIP is designed to:

•	support strategic business objectives,

•	promote the attainment of specific financial and operating goals for the Company and the executive,

•	reward achievement of specific performance objectives, and

•	encourage teamwork.

The CIP is designed to provide executives with market competitive compensation based upon their scope of responsibility. The size of an executive’s CIP award is influenced by these factors, market practices, Company performance, and individual performance. The Compensation Committee generally sets the annual CIP award for an executive to provide an incentive at the market median for expected levels of performance. All of the named executive officers participated in the CIP in 2025. Awards earned under the CIP are contingent upon employment with the Company through the end of the applicable performance period, except for payments made in the event of death, retirement, or disability.

The ultimate amount paid to an executive under the CIP is a function of five variables:

•	the executive’s target award;

•	the corporate financial metrics (and their associated goals) set for the Company;

•	the payout amounts established by the Compensation Committee which generally correspond to Threshold, Target, and Maximum levels of achievement of the corporate financial metrics;

•	the strategic performance of the Company; and

•

the Compensation Committee’s determination of the extent to which the corporate financial and strategic performance goals were met, the executive’s individual contributions toward achievement of the strategic performance goals, and the Committee’s exercise of any discretionary adjustments.

For 2025, company-wide adjusted pre-provision net revenue less net charge-offs (“PPNR”) and adjusted efficiency ratio (“ER”) were approved as the corporate financial performance metrics for the CIP for the named executive officers. The Committee developed corresponding threshold, target, and maximum performance levels for the PPNR and ER metrics. The Committee also set target annual incentive opportunities for each named executive officer, measured as a percentage of base salary. Threshold and maximum payout opportunities, at 1% and 200% of target, were established for the PPNR and ER metrics. No portion of the annual incentive payout was guaranteed. If the performance with respect to either the PPNR or ER metric was between the threshold and target levels, or between the target and maximum levels, for that metric, the payout percentage for that plan metric would be calculated based on the actual performance. If threshold PPNR or threshold ER performance levels were not achieved, no payouts would be made under the CIP for that plan metric.

2026 Proxy Statement	28	Simmons First National Corporation

Executive Compensation

For 2025, the strategic performance component was based primarily upon the Company’s achievement of initiatives set forth its strategic operating plan for the year, with a focus on initiatives supporting culture, experience, growth, efficiency, and soundness (including risk management and asset quality).

To incent CIP participants to make decisions that have positive long-term impact on the Company, even at the expense of short-term results, and to prevent unusual gains and losses from having too great an impact on plan payouts, the Compensation Committee retained discretion to exclude items impacting comparability from company-wide results and adjust actual results for specific items that occurred during the plan year. In addition, the final payouts for executive officers, including all of the named executive officers, were eligible for positive or negative adjustments based on the individual’s contributions toward achievement of the strategic performance goals. Further, the Compensation Committee reserved the right to adjust the amount payable under the CIP in accordance with any standard or on any other basis as the Compensation Committee may determine. The corporate financial metrics and strategic performance component underlying the 2025 CIP design were consistent with the design used in 2024.

The Compensation Committee generally sets the performance measures in the first half of each year based on management’s confidential business plan and budget for the coming year, which typically includes planned revenue growth, cost management, and profit goals, as well as certain other strategic objectives. The Committee also sets threshold, target, and maximum performance levels where applicable. Maximum performance levels generally reflect ambitious goals which can only be attained when business results are exceptional. Threshold performance levels for the components are usually set based on an analysis of the budget for the coming year or as a percentage of target.

The Compensation Committee also assesses actual performance relative to pre-set levels and, in doing so, determines the amount of any final award payment. In determining final awards and in evaluating performance, the Committee considers adjustments to GAAP net income and other corporate performance measures for unplanned, unusual, non-recurring, or other appropriate items.

Each participant in the CIP is allocated a targeted incentive as a percentage of his or her base salary which is payable if and to the extent (a) the Company’s performance satisfies the Target performance level for each of the corporate financial metrics under the CIP and (b) the strategic performance goals are achieved, subject to Committee adjustment. The table below shows the targeted benefit for the named executive officers for 2025.

Executive Name & Title as of December 31, 2025	Targeted Incentive (% of Base Salary)	Targeted Incentive ($)

George A. Makris, Jr., Chief Executive Officer	100%	$1,000,000

C. Daniel Hobbs, EVP, Chief Financial Officer	75%	$384,750

James M. Brogdon, President	100%	$710,000

Christopher Van Steenberg, EVP, Chief Operating Officer	100%	$450,000

George A. Makris III, EVP, General Counsel, & Secretary	50%	$207,500

For the named executive officers, the identification and weighting of the CIP components was uniform and limited to PPNR, ER, and strategic performance goals. For certain other business executives participating in the plan, the applicable CIP components included other individualized performance criteria related to the executive’s duties or performance components within the business line the executive manages. Further, the CIP components and the weighting of the CIP components may vary among the other participants in the CIP. The weighting of the CIP components for the named executive officers in 2025 was as follows:

Component	Weighting (NEOs)

Adjusted Pre-Provision Net Revenue less Net Charge-Offs	35%

Adjusted Efficiency Ratio	35%

Strategic Performance	30%

Each of PPNR and ER has three performance levels that help determine the participant’s payout for that component: Threshold, Target and Maximum. In addition, a “landing zone” is established around the Target levels for each component, representing expected results for the component. Performance above the Threshold but below the landing zone is considered to be within the “under attainment range”, and performance below the Maximum but above the landing zone is considered to be within the “over attainment range”. Absent exercise of Committee discretion, no payout is earned for a component if the Company’s performance is below the Threshold. The Company’s performance at the Threshold level for a component entitles the participant to 1% of the participant’s targeted benefit times the weighting factor for such component. The Company’s performance at the Target level for a component entitles the participant to 100% of the participant’s targeted benefit times the weighting factor for such component. The

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Executive Compensation

Company’s performance at the Maximum level entitles the participant to 200% of the participant’s targeted benefit times the weighting factor for such component. Performance in excess of the Maximum does not entitle the participant to a benefit in excess of the maximum benefit times the weighting of that component. Performance within the landing zone for a component entitles the participant to between 90% and 110% of the targeted benefit times the weighting factor for such component, with the percentage computed based on the Company’s actual performance and using straight line interpolation between the two indicated amounts for the landing zone. Performance within the under attainment range for a component entitles the participant to between 1-89.99% of the targeted benefit times the weighting factor for such component, with the percentage computed based on the Company’s actual performance and using straight line interpolation between the two indicated amounts for the range. Performance within the over attainment range for a component entitles the participant to between 110.1-200% of the targeted benefit times the weighting factor for such component, with the percentage computed based on the Company’s actual performance and using straight line interpolation between the two indicated amounts for the range.

The PPNR component was based upon the Company’s 2025 “adjusted pre-provision net revenue” (net interest income plus noninterest income minus noninterest expense, then adjusted for certain items (net of tax), primarily including branch rightsizing costs, early retirement program costs, gain/loss on sale of securities, and FDIC special assessment) less “net charge-offs”. For the named executive officers, this component was allocated 35% of the participant’s targeted CIP benefit. The performance levels for 2025 were set by the Compensation Committee considering 2024 results and the Company’s budget for 2025. The PPNR target was set at $240,000,000, with a landing zone around the target from $231,000,000 to $250,000,000. The threshold level was set at $216,000,000, and the maximum was set at $264,000,000. If 2025 PPNR was below the threshold, there would be no PPNR entitlement (absent the exercise of Committee discretion). The Committee certified approximately $267,000,000 as the PPNR performance for 2025, which exceeded the maximum, and thus, provided a benefit of 200% of the allocated target benefit for this component.

The ER component was based upon the Company’s adjusted efficiency ratio for 2025. “Adjusted efficiency ratio” means non-interest expense (excluding non-recurring items, foreclosed property expense, amortization of intangibles and goodwill impairments) divided by the sum of net interest income (fully taxable equivalent) plus non-interest revenues (excluding gains from securities and non-recurring items). For the named executive officers, this component was allocated 35% of the participant’s targeted CIP benefit. The Committee established a Threshold, Target, and Maximum for the ER of the Company. The performance levels for 2025 were set by the Compensation Committee based upon the Company’s internal operating goals and 2025 budget. The ER target was set at 62.7%, with a landing zone around the target from 63.7% to 61.7%. The threshold level was set at 66.7%, and the maximum was set at 58.7%. If 2025 ER did not meet the threshold, there would be no ER entitlement (absent the exercise of Committee discretion). The Committee certified 58.9% as the ER for 2025, which exceeded the target but was less than the maximum performance, and thus, provided a benefit of approximately 193% of the allocated target benefit for this component.

The strategic performance component was based upon the Company’s business operating objectives for 2025. For the named executive officers, this component was allocated 30% of the participant’s targeted CIP benefit and could be earned from 0% to 200%, with no formal threshold level. The Committee certified the Company’s achievement of its strategic performance objectives for 2025, which (subject to adjustments for certain participants) provided a benefit of 100% of the allocated target benefit for this component. This attainment was based on achievement during 2025 of various operating objectives, including, among others, substantial progress towards enhancing the Company’s enterprise risk management function, implementing a revised retail banking incentive program, launching new deposit acquisition programs that resulted in meaningful increases in customer deposits, and undertaking significant balance sheet restructuring efforts (including a securities offering, bond sales, deleveraging wholesale funding, redeeming subordinated debt, and a subordinated debt issuance).

2026 Proxy Statement	30	Simmons First National Corporation

Executive Compensation

For Messrs. Hobbs, Brogdon, and Makris III, after consideration of the substantial efforts of each during the year, particularly with regard to certain very successful and key transactions (including the securities offering, bond sales, deleveraging wholesale funding, redeeming subordinated debt, and a subordinated debt issuance) that resulted in, among other things, substantial strategic and financial benefits to the Company, while recognizing the one-time bonus that had previously been awarded to each of them in consideration of those efforts, the Committee certified their achievement of this component at 174%, 186%, and 102%, respectively. Therefore, the certification provided a benefit to Mr. Hobbs of 174% of the allocated target for this component, to Mr. Brogdon of 186% of the allocated target for this component, and to Mr. Makris III of 102% of the allocated target for this component. Each of the other named executive officers was awarded a benefit of 100% of the allocated target benefit for this component.

A summary of the CIP payments to the named executive officers for 2025 is shown in the following table.

Name	Component	Weighting Factor (%)	Targeted Incentive ($)	Earned Benefit Level* (%)	Amount Paid ($)

George A. Makris, Jr.	Adjusted Pre-Provision Net Revenue less Net Charge-Offs	35%	$350,000	200%	$700,000
	Adjusted Efficiency Ratio	35%	$350,000	193%	$676,716
	Strategic Performance	30%	$300,000	100%	$300,000
	Total CIP Benefit				$1,676,716

C. Daniel Hobbs	Adjusted Pre-Provision Net Revenue less Net Charge-Offs	35%	$134,662.50	200%	$269,325
	Adjusted Efficiency Ratio	35%	$134,662.50	193%	$260,366
	Strategic Performance	30%	$115,425	174%	$200,850
	Total CIP Benefit				$730,541

James M. Brogdon	Adjusted Pre-Provision Net Revenue less Net Charge-Offs	35%	$248,500	200%	$497,000
	Adjusted Efficiency Ratio	35%	$248,500	193%	$480,468
	Strategic Performance	30%	$213,000	186%	$396,000
	Total CIP Benefit				$1,373,468

Christopher Van Steenberg	Adjusted Pre-Provision Net Revenue less Net Charge-Offs	35%	$157,500	200%	$315,000
	Adjusted Efficiency Ratio	35%	$157,500	193%	$304,522
	Strategic Performance	30%	$135,000	100%	$135,000
	Total CIP Benefit				$754,522

George A. Makris III	Adjusted Pre-Provision Net Revenue less Net Charge-Offs	35%	$72,625	200%	$145,250
	Adjusted Efficiency Ratio	35%	$72,625	193%	$140,419
	Strategic Performance	30%	$62,250	102%	$63,375
	Total CIP Benefit				$349,044

*	The corresponding amount paid may vary slightly due to rounding.

3. Equity Incentives

Since 2015, the Company has annually established a Long-Term Incentive Plan (“LTIP”) for equity awards under the Simmons First National Corporation 2015 Incentive Plan (as such plan has been amended and restated from time to time) (the “2015 Plan”) and, following its approval in 2023, under the Simmons First National Corporation 2023 Stock and Incentive Plan (the “2023 Plan”). The major components of the LTIP (both under the 2015 Plan and the 2023 Plan) are non-qualified stock options, restricted stock awards (“RSAs”), restricted stock units (“RSUs”) and performance share units (“PSUs”) that are settled in shares of Common Stock based on results over a three-year performance period.

2026 Proxy Statement	31	Simmons First National Corporation

Executive Compensation

No stock options or RSAs were granted in 2025. For 2025, the following types of equity awards, and their associated key terms, were granted:

Form of Award	Key Terms

PSUs

•

PSUs reward the achievement over a 3-year performance period of financial performance criteria specified in the PSU at the time of the grant.

•

Achievement of a threshold level of performance with respect to all performance metrics results in a payout equal to 50% of each participant’s approved target opportunity. Target performance results in a payout equal to 100% of the targeted opportunity.

•

The maximum number of shares that can be earned is 200% of the targeted number of PSUs. The ultimate value of PSUs, which are paid in stock, is also impacted directly by stock price appreciation or depreciation over the performance period.

•

Dividend equivalents are paid in cash after the conclusion of the performance period based on the number of shares actually earned during the applicable performance period.

•

If the performance with respect to any component is between the Threshold and Target levels, or between the Target and Maximum levels, the payout percentage for that component is based on a straight-line interpolation.

RSUs

•

RSUs generally vest in approximately equal installments over three years after the date of grant.

•

Dividend equivalents based on the number of earned shares are paid in cash at the time vesting occurs.

For the three-year performance period commencing in 2025 (“2027 Performance Period”), the allocation of the equity vehicles to the named executive officers under the LTIP is 50% in RSUs and 50% in PSUs (valued at target). Performance does not increase the payout on the portion of the incentive allocated to RSUs, while performance above the Target may increase the payout on PSUs up to 200% of the Target payout level, thereby providing an approximate overall limitation on the LTIP benefits of 150% of Target payout.

2027 Performance Period Grant

The equity incentive granted to the named executive officers for the 2027 Performance Period (three-year period 2025-2027) consists of 50% RSUs and 50% PSUs. The RSUs granted for the 2027 Performance Period are time vested in approximately equal installments on the first, second, and third anniversary of the grant date. For the 2027 Performance Period, the PSUs were granted to the equity incentive plan participants in March 2025 and will be payable in early 2028 after certification of the results of the 2027 Performance Period by the Compensation Committee or, in the case of Mr. Makris, Jr. and Mr. Brogdon, the Board. In March 2025, the Compensation Committee established the performance criteria and the target payout for the PSUs, under the LTIP, including for the named executive officers. The table below sets forth certain details for the equity incentive for the named executive officers in the 2027 Performance Period:

Executive Name & Title as of December 31, 2025	Targeted Equity Incentive (% of Salary)*	Targeted Equity Incentive ($)	RSU Allocation ($)	PSU Allocation ($)

George A. Makris, Jr., Chief Executive Officer	150%	$1,500,000	$750,000	$750,000

C. Daniel Hobbs, EVP, Chief Financial Officer	90%	$461,700	$230,850	$230,850

James M. Brogdon, President	150%	$1,065,000	$532,500	$532,500

Christopher Van Steenberg, EVP, Chief Operating Officer	50%	$225,000	$112,500	$112,500

George A. Makris III, EVP, General Counsel, & Secretary	60%	$249,000	$124,500	$124,500

*

The percentage set forth in this table reflects the targeted equity incentive as a percentage of the annual salary level of the NEO that was approved by the Compensation Committee (or, in the case of Mr. Makris, Jr., the Board) and effective in January 2025.

2026 Proxy Statement	32	Simmons First National Corporation

Executive Compensation

For grants made to each of the named executive officers for the 2027 Performance Period, the Compensation Committee (or, in the case of Mr. Makris, Jr., the Board) established two PSU financial performance criteria: tangible book value per share growth (“TBV Growth”) and total shareholder return (“TSR”) rankings. The weighting of each criterion for each of the participating named executive officers is as follows:

Criterion	Weighting

TBV Growth Ranking	50%

TSR Ranking	50%

The TBV Growth ranking criterion compares the Company’s three-year tangible book value per share growth during the 2027 Performance Period with the three-year tangible book value per share growth for each of the other financial institutions contained in the Company’s peer group used for the Company’s 2025 compensation analysis (“Peer Group”). “Tangible book value per share” means the Company’s tangible common stockholders’ equity (which is the Company’s total common stockholders’ equity minus intangible assets) divided by the number of Company shares of common stock outstanding. For the TBV Growth ranking criterion, if the Company’s three-year TBV Growth ranks at the 50th percentile of the financial institutions contained in the Peer Group, target performance for the criterion will be achieved. If the Company’s three-year TBV Growth ranks at the 25th percentile of the financial institutions contained in the Peer Group, threshold performance for the criterion will be achieved. If the Company’s three-year TBV Growth ranks at or above the 75th percentile of the financial institutions contained in the Peer Group, maximum performance for the criterion will be achieved. If Company’s three-year TBV Growth ranks between the 25th and 75th percentiles of financial institutions contained in the Peer Group, the payout percentage for that component is based on a straight-line interpolation. If the Company’s three-year TBV Growth ranks below the 25th percentile of the financial institutions contained in the Peer Group, there will be no TBV Growth entitlement.

The TSR ranking criterion compares the TSR for the Company during the relevant performance period (which, for the 2025 PSU grants, is the 2027 Performance Period) with the TSR for each of the other financial institutions contained in the KBW Regional Banking Index (“Index”) during the same period. The TSR for the Company and each of the other financial institutions in the Index are calculated using the first twenty and the last twenty trading days during the relevant performance period (which, again, for the 2025 PSU grants, is the 2027 Performance Period). For the TSR ranking criterion, if the Company’s TSR ranks at the 50th percentile of the financial institutions contained in the Index, target performance for the criterion will be achieved. If the Company’s TSR ranks at the 25th percentile of the financial institutions contained in the Index, threshold performance for the criterion will be achieved. If the Company’s TSR ranks at or above the 75th percentile of the financial institutions contained in the Index, maximum performance for the criterion will be achieved. If Company’s TSR ranks between the 25th and 75th percentiles of financial institutions contained in the Index, the payout percentage for that component is based on a straight-line interpolation. However, if the Company’s TSR for the 2027 Performance Period is negative (i.e., the Company’s TSR declines during the 2027 Performance Period), then the payout for the TSR ranking criterion shall not exceed the target level of 100%, regardless of the performance compared to the financial institutions in the Index. If the Company’s TSR ranks below the 25th percentile of the financial institutions contained in the Index, there will be no TSR entitlement.

The PSU payout percentage will (absent exercise of Committee discretion) be the sum of (1) the payout percentage for the TBV Growth entitlement multiplied by .50 and (2) the payout percentage for the TSR entitlement multiplied by .50; provided that in no event may the PSU payout percentage exceed 200%.

2027 Performance Period Performance Criteria

Criterion	Threshold (50%)	Target (100%)	Maximum (200%)

TBV Growth Ranking	25th Percentile	50th Percentile	75th Percentile

TSR Ranking	25th Percentile	50th Percentile	75th Percentile

In addition, the Compensation Committee periodically utilizes time-vested restricted stock grants in the form of RSAs or RSUs (in addition, or as an alternative, to PSUs) in connection with hiring or promoting executives within the Company and as equity incentives for senior officers below the executive level. During 2025, 366 Company associates received time-vested RSU grants.

Please refer to the section below, “Other Guidelines and Procedures Affecting Executive Compensation” for additional information regarding the Company’s practices when granting stock options and RSUs.

Performance of 2023 PSUs

As previously described in the Company’s proxy statement for the Company’s 2024 annual shareholders’ meeting, as part of the LTIP established by the Compensation Committee in 2023, PSUs with a three-year performance period ending on December 31, 2025 (“2025 Performance Period”) were granted to each of the named executive officers except Messrs. Hobbs and Van

2026 Proxy Statement	33	Simmons First National Corporation

Executive Compensation

Steenberg (“2023 PSUs”). The performance criteria for the 2023 PSUs included 2023-2025 tangible book value per share growth (“2023-2025 TBV Growth”), which was allocated a 50% weighting, and total shareholder return (“2023-2025 TSR”) rankings, which was allocated a 50% weighting. The 2023-2025 TBV Growth ranking criterion compared the Company’s three-year tangible book value per share growth during the 2025 Performance Period with the three-year tangible book value per share growth for each of the other financial institutions contained in the Company’s peer group used for the Company’s 2023 compensation analysis (“2023 Peer Group”). For the 2023-2025 TBV Growth ranking criterion, if the Company’s three-year tangible book value per share growth ranked at the 50th percentile of the financial institutions contained in the 2023 Peer Group, target performance for the criterion would be achieved. If the Company’s three-year tangible book value per share growth ranked at the 25th percentile of the financial institutions contained in the 2023 Peer Group, threshold performance for the criterion would be achieved. If the Company’s three-year tangible book value per share growth ranked at or above the 75th percentile of the financial institutions contained in the 2023 Peer Group, maximum performance for the criterion will be achieved. If the Company’s three-year tangible book value per share growth ranked below the 25th percentile of the financial institutions contained in the 2023 Peer Group, there would be no 2023-2025 TBV Growth entitlement.

The 2023-2025 TSR ranking criterion compared the TSR for the Company during the 2025 Performance Period with the TSR for each of the other financial institutions contained in the Index during the same period. The TSR for the Company and each of the other financial institutions in the Index were calculated using the first twenty and the last twenty trading days during the relevant performance period (which, again, for the 2023 PSU grants, was the 2025 Performance Period). For the 2023-2025 TSR ranking criterion, if the Company’s TSR ranked at the 50th percentile of the financial institutions contained in the Index, target performance for the criterion would be achieved. If the Company’s TSR ranked at the 25th percentile of the financial institutions contained in the Index, threshold performance for the criterion would be achieved. If the Company’s TSR ranked at or above the 75th percentile of the financial institutions contained in the Index, maximum performance for the criterion would be achieved. If the Company’s TSR ranked below the 25th percentile of the financial institutions contained in the Index, there would be no 2023-2025 TSR entitlement.

For each of the 2023-2025 TBV Growth and 2023-2025 TSR ranking criteria, the threshold, target, and maximum performance levels were 25th percentile, 50th percentile, and 75th percentile, respectively. The Committee certified 2023-2025 TBV Growth attainment at approximately the 0th percentile, which was below the threshold performance level and 2023-2025 TSR ranking attainment at approximately the 22nd percentile, which was below the threshold performance level.

The Committee did not exercise discretion to increase the payout. Thus, the aggregate payout (taking into account the weightings of the performance criteria) for the 2023 PSUs was 0% of the target benefit.

Performance Table for 2023 PSUs

Benefit Level[1]	Threshold 50%	Target 100%	Maximum 200%	2025 Results[2]	2025 Payout

2023-2025 TBV Growth	25th Percentile	50th Percentile	75th Percentile	0th Percentile	0%

2023-2025 TSR	25th Percentile	50th Percentile	75th Percentile	22nd Percentile	0%

Aggregate Benefit[3]					0%

[1]	The percentage shown is the percentage of the target benefit for a performance criterion earned for performance of the criterion at the designated level.

[2]	The percentiles shown represent approximate amounts based on information available to the Committee at the time of its certification of attainment for each performance criteria.

[3]

The percentage shown is the percentage of the target benefit earned for performance of the above two performance criteria at the designated levels based upon a 50% weighting for TBV Growth Ranking and a 50% weighting for TSR Ranking.

2026 Proxy Statement	34	Simmons First National Corporation

Executive Compensation

The charts below compare the granted values (as defined in the footnotes to the charts) to the realizable values (as defined in the footnotes to the charts) as of December 31, 2025, of the long-term incentive awards granted in 2023 to George Makris, Jr. (who was the Company’s CEO during 2025), as well as certain other named executive officers, including the impacts of (1) the changes in price per share of the Common Stock and (2) the full lapsing of the 2023 PSUs.

(1)	Reflects average of the two named executive officers reported in this proxy statement that received 2023 PSUs (James Brogdon and George Makris III).

(2)

“Granted” reflects the grant date fair values of the 2023 PSUs awarded to the applicable individual(s) (assuming achievement of the performance metrics at target levels) and the RSUs awarded to the applicable individual(s) in 2023 (“2023 RSUs”) (but assumes no time-vesting has occurred).

(3)

“Realizable” reflects the full lapsing of the 2023 PSUs (i.e., attainment at 0% of target) and the value of the 2023 RSUs based on the price per share of the Common Stock as of December 31, 2025 (but assumes no time-vesting has occurred).

In addition, the Company has awarded certain named executive officers PSUs with three-year performance periods ending December 31, 2026 (“2024 PSU”) and December 31, 2027 (“2025 PSU”). Both the 2024 PSU and 2025 PSU grants include financial performance criteria based on relative tangible book value per share growth and relative total shareholder return. As of December 31, 2025, relative performance on both measures is tracking(1) below the threshold level of performance.

4. Benefits

A. Profit Sharing and Employee Stock Ownership Plan

The Company previously offered a combination profit sharing and employee stock ownership plan. This plan was open to substantially all of the employees of the Company including the named executive officers who were employed by the Company during the time the plan was offered. The plan and the contributions to the plan were designed to provide for retirement benefits to employees and allow the employees of the Company to participate in the ownership of stock in the Company. During 2016, the Company terminated this plan and merged it into the Company’s 401(k) Plan.

B. 401(k) Plan and Employee Stock Purchase Plan

The Company offers a qualified 401(k) Plan in which it makes matching contributions to encourage employees to save money for their retirement. Additionally, the Company may make profit-sharing contributions to the plan which are allocated among participants based upon plan compensation without regard to participant contributions. This plan, and the contributions to it, enhance the range of benefits offered to executives and enhance the Company’s ability to attract and retain employees. Under the terms of the 401(k) Plan, employees may defer a portion of their eligible pay, up to the maximum allowed by I.R.S. regulation, and the Company matches 100% of the first 3% of eligible compensation and 50% of the next 2% of eligible compensation for a total match of 4% of eligible pay for each participant who defers 5% or more of his or her eligible pay. Additionally, for 2025, the Compensation Committee approved a discretionary contribution of 3% of aggregate associate compensation into the 401(k) Plan based upon the Company’s performance, which was made in the first quarter of 2026. Account balances under the 401(k) Plan are fully vested at all times.

(1)

Estimated based on performance against the relevant criteria for completed fiscal years within the applicable three-year performance cycles through 2025. Outcomes remain subject to change based on our relative performance compared to the corresponding peer groups. No estimate of performance for 2026 or 2027 has been made.

2026 Proxy Statement	35	Simmons First National Corporation

Executive Compensation

Additionally, under the Simmons First National Corporation Second Amended and Restated 2015 Employee Stock Purchase Plan, the Company offers a convenient method for eligible employees of the Company and its subsidiaries to purchase shares of Common Stock at a favorable price through payroll deductions.

C. Perquisites and Other Benefits

Historically, perquisites and other benefits have represented a small part of the overall compensation package and generally are offered only after consideration of business need. The Compensation Committee reviews the perquisites and other personal benefits that are provided to senior management. The primary perquisites include cell phone stipends, club memberships, and certain relocation and moving expenses. In some cases, the Company, rather than (or in addition to) administering separate perquisite programs for particular officers, will provide a cash stipend to an executive officer to cover the approximate costs of such items. The stipends are taxable income to the officers who receive them and are generally uniform in amount for officers with similar duties and responsibilities.

The Company’s bank subsidiary, Simmons Bank, maintains the Simmons Bank Endorsement Split-Dollar Life Insurance Plan (“Split-Dollar Plan”) under which, among other things, Simmons Bank maintains life insurance on the lives of certain officers and provides, subject to certain terms and conditions set forth in the Split-Dollar Plan, a defined, lump sum life insurance benefit upon the death of the officer to such officer’s designated beneficiary, surviving spouse, or estate. Each of the named executive officers are current participants in the Split-Dollar Plan.

The Company also permits executive officers (and directors) to use Company aircraft for personal purposes, provided that those executives (and directors) reimburse the Company for the Company’s incremental cost of such use (with certain exceptions). All executive officers and directors who used the Company aircraft for personal purposes during 2025 reimbursed the Company for the Company’s incremental cost of such use.

D. Post-Termination Compensation

Deferred Compensation Arrangements. In 2025, the Company maintained certain non-qualified deferred compensation arrangements designed to provide supplemental retirement pay from the Company to certain of the executive officers. Each of the named executive officers (other than Mr. Van Steenberg) had such agreements with the Company during 2025. The Deferred Compensation Agreements are non-qualified defined benefit type plans. The Company bears the entire cost of benefits under these agreements. The Company provides these retirement benefits in order to attract and retain executives. The amounts payable to the participants under these agreements are determined by each agreement’s benefit formula, which is described in the section of this proxy statement titled “2025 Pension Benefits Table.”

Non-Qualified Deferred Compensation Plan. Additionally, in 2017, the Company adopted the Simmons First National Corporation Deferred Compensation Plan (“NQDC Plan”). The NQDC Plan is as a non-qualified deferred compensation plan in the form of an excess contribution plan primarily open to executive officers and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the Company’s 401(k) Plan. Under the NQDC Plan, participants may make contributions of up to 90% of Plan Compensation on a nonqualified basis. The Company’s matching contribution under the plan is limited to 4% of Excess Compensation, provided the executive officer has elected a deferral rate on Excess Compensation of at least 5% for the year. “Plan Compensation” includes base salary, bonus, commissions and cash incentive pay; and “Excess Compensation” is the amount of Plan Compensation that exceeds the compensation limits under the federal tax laws applicable to qualified retirement plans. Additionally, for 2025, the Compensation Committee approved a discretionary contribution of 3% of participating associates’ eligible compensation into the NQDC Plan based upon the Company’s performance, which was made in the first quarter of 2026.

The NQDC Plan provides for discretionary non-elective Company contributions to the accounts of the participants as well. Benefits under the NQDC Plan are fully vested at all times and are generally payable upon separation from service in accordance with a 409A compliant distribution election made by the executive officer upon election to participate in the plan.

Change in Control Agreements. The Company has entered into Change in Control Agreements (“CIC Agreements”) with certain members of senior management of the Company and its subsidiaries, including each of the named executive officers.

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Executive Compensation

The Company entered into the CIC Agreements because the banking industry has been consolidating for a number of years, and it does not want its executives distracted by a rumored or actual change in control. Further, if a change in control should occur, the Company wants its executives to be focused on the business of the organization and the interests of shareholders. In addition, it is important that the executives can react neutrally to a potential change in control and not be influenced by personal financial concerns. The Company believes the CIC Agreements are consistent with market practice and assist the Company in retaining its executive talent. The level of benefits for the named executive officers ranges from two to three times certain elements of their compensation which the Compensation Committee believes is competitive with the banking industry as a whole and specifically with the designated peer group.
Upon a change in control, followed by a termination of the executive’s employment by the Company without “Cause” or by the executive after a “Trigger Event” within a specified time, the CIC Agreements require the Company to pay the executive a lump sum equal to two or three times the sum of the executive’s base salary (the highest amount in effect anytime during the twelve months preceding the executive’s termination date) and the executive’s incentive compensation (calculated as the higher of the target CIP for the year of termination or the average of the executive’s last two years of actual CIP awards).
In addition, upon a change in control:

•	all outstanding stock options vest immediately and all restrictions on restricted stock lapse;

•	restricted stock units vest if the employee is terminated within one year of the change in control;

•
in the case of PSUs, if the change in control occurs after the first nine months of the applicable performance period, then the PSU will vest and be payable at the target benefit level, with the remaining portion of the PSU terminated;

•	any CIP benefits become payable at the target benefit level and are pro-rated for the period elapsed; and

•
the requirement under the deferred compensation agreements for each of the named executive officers who have a deferred compensation agreement that the participant remain employed until retirement age (age 60 for Messrs. Brogdon, Hobbs, and Makris III, and age 65 for Mr. Makris, Jr.) is void, and the benefit is immediately vested.

The Company believes that CIC Agreements should encourage retention of the executives during the negotiation and following a change in control transaction, compensate executives who are displaced by a change in control and not serve as an incentive to increase an executive’s personal wealth. Therefore, the CIC Agreements require that there be both a change in control and an involuntary termination without “Cause” or a voluntary termination within six months after a “Trigger Event” which is often referred to as a “double-trigger.” The double-trigger ensures that the Company will become obligated to make payments under the CIC Agreements only if the executive is actually or constructively discharged as a result of the change in control.
The Company adopted a policy several years ago not to approve any new CIC Agreements containing a single trigger or a tax gross-up
feature or any amendments to existing CIC Agreements to implement a single trigger or tax gross-up
feature. The Compensation Committee reviews the change in control arrangements annually and makes adjustments from time to time to ensure that they are consistent with its compensation philosophies, current market practices, and assigned duties and responsibilities.
Other Guidelines and Procedures Affecting Executive Compensation
Stock-Based Compensation Procedures Regarding Compensation Committee and Board Approval
. The Compensation Committee approves all grants of stock-based compensation, except that any proposed stock-based compensation to the CEO is originated and recommended by the Compensation Committee and then submitted to the Board for approval. Grants to the CEO may or may not occur simultaneously with grants to other executives. Prospective grants of stock-based compensation to other executives are generally proposed to the Compensation Committee by the CEO. The Committee considers, modifies, if necessary, and acts upon the proposed grants.
Stock-Based Compensation Procedures Regarding Timing and Pricing of Awards
. The Company’s policy is to make grants of stock options only at current market prices. Historically, the exercise price of stock options was set at the closing stock price on the day prior to the date of grant. Under the 2023 Plan (including as amended by the Amended and Restated 2023 Plan, if approved by shareholders), any stock options granted will have the exercise price set at the closing stock price on the date of the grant. The Company does not grant
“in-the-money”
options or options with exercise prices below market value at the time of the grant. The Company’s general policy is to consider equity grants at scheduled meetings of the Compensation Committee, and such grants are either effective on the approval date or a specified future date. For performance-based grants, based upon the Company’s results for the prior year, the Committee has typically approved such grants in the first quarter of the year. The Company may make grants at other times throughout the year, upon due approval of the Compensation Committee or the Board, in connection with grants to the CEO or to other executives in non-routine
situations, such as the hiring, promotion, or retention of an executive officer or in connection with an acquisition transaction.
The Company schedules grants of equity awards at generally consistent times throughout the year. The Company does not time or plan the release of material, non-public
information for the purpose of affecting the value of executive compensation.

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Executive Compensation

Timing of Option Grants
. While there were stock options outstanding during 2025 which were granted in previous years, and the Company retains the ability to award stock options under the 2023 Plan (including as amended by the Amended and Restated 2023 Plan, if approved by shareholders), stock options have not been a component of equity compensation awarded by the Company in recent years. The Company did not award stock options to any of the named executive officers during 2025. The Company does not have formal policies on the timing or terms of awards of options in relation to the disclosure of material non-public
information by the Company. The Company does not time or plan the release of material, non-public
information for the purpose of affecting the value of executive compensation. For additional discussion of the Company’s practices regarding the timing of awards of options in relation to the disclosure of material non-public
information by the Company, refer to the subsection above titled “Stock-Based Compensation Procedures Regarding Timing and Pricing of Awards”.
Role of Executive Officers in Determining Executive Compensation
. The Compensation Committee oversees the administration of executive compensation plans, including the design, performance measures, and award opportunities for the executive incentive programs, and certain employee benefits, subject to final action by the Board in certain cases. The Board, upon recommendation from the Compensation Committee, determines and approves all compensation and awards to the CEO, who is not present during the deliberations. The Compensation Committee determines and approves all compensation and awards to the other executive officers. The Committee reviews the performance and compensation of the CEO. The CEO, with the assistance of the associates in the Company’s Human Resources Department, reviews the performance and compensation of the other executive officers, including the other named executive officers, and provides perspectives and reports any significant issues or deficiencies to the Committee. The executive officers are not present during the deliberations. The Human Resources Department regularly reviews the unified compensation classification program of the Company which sets the compensation of all employees of the Company and its affiliates. The Company’s executive compensation decisions are based in part on peer data provided by the compensation consultant. Executive officers generally do not otherwise determine or make recommendations on the amount or form of executive compensation.
Adjustments to Incentive Compensation as a Result of Financial Inaccuracies
. The Board has adopted a compensation clawback policy which provides for the recoupment, under certain conditions, of certain incentive-based compensation (as defined in the policy) in the event of an accounting restatement (as defined in the policy). The Company’s cash and equity incentive plans, including the 2023 Plan (including as amended by the Amended and Restated 2023 Plan, if approved by shareholders), incorporate the compensation clawback policy into all awards under the plans.
Share Ownership Guidelines
. The Company encourages directors and executive officers to be shareholders. The Company believes that share ownership by directors and executives is a contributing factor to enhanced long-term corporate performance. Although each of the directors and named executive officers already have an equity stake in the Company (as reflected in the beneficial ownership information contained in this proxy statement), the Company has adopted share ownership guidelines for directors and certain senior officers.
Members of the Company’s board of directors are required to own shares of Common Stock with a value equal to at least four times the annual cash retainer paid to the director for service on the board, and directors are given five years to comply with the stock ownership requirement. Directors are not required to purchase shares to reach this guideline but are restricted (with limited exceptions) from selling, transferring, or otherwise liquidating shares received as equity-based compensation until the ownership guideline is satisfied.
Officers designated as executive vice president or above are subject to minimum stock ownership requirements. The minimum stock ownership requirement for the CEO is the number of shares and certain other equity instruments which, when valued in accordance with the stock ownership guidelines, equals five times his or her base salary, while the requirement for all other covered officers is the number of shares and certain other equity instruments which, when valued in accordance with the stock ownership guidelines, equals three times his or her base salary. Compliance is tested annually based upon the officer’s salary as of January 1 of such year. Officers are given five years to comply with the stock ownership guidelines, after which time, if they are in noncompliance, they will be restricted (with limited exceptions) from selling, transferring, or otherwise liquidating certain shares received as equity-based compensation until the ownership guideline is satisfied.
For purposes of the ownership requirements, a director or officer shall be deemed to own shares of Common Stock held directly or indirectly under any of the following arrangements: registered in the name of the director or officer, in an IRA or other brokerage account in the name of the director or officer, joint tenancy with right of survivorship, tenancy by the entirety, revocable trusts, SFNC Employee Stock Ownership Plan account, SFNC Dividend Reinvestment Plan, vested stock options, unvested RSUs, and outstanding PSUs (based on a 100% payout).
Tax Considerations
The Company regularly analyzes the tax effects of various forms of compensation and the potential for excise taxes to be imposed on the executive officers which might have the effect of frustrating the Company’s compensation objectives. The following provisions of the Code have been considered.

2026 Proxy Statement	38	Simmons First National Corporation

Executive Compensation

Section
 162(m)
. Section 162(m) of the Code provides that compensation in excess of $1 million paid for any year to a corporation’s chief executive officer and the four other highest paid executive officers at the end of such year will not be deductible for federal income tax purposes. The Compensation Committee currently believes, however, that it is generally in the Company’s best interest for the Compensation Committee to retain flexibility to develop appropriate compensation programs and establish appropriate compensation levels. As a result, the Compensation Committee awards compensation that is not fully deductible under Section 162(m) when it believes it is in the best interest of the Company to do so, as it has done in recent years with respect to the named executive officers’ compensation.

2026 Proxy Statement	39	Simmons First National Corporation

Executive Compensation

Sections 280G and 4999. The Company provides the named executive officers with change in control agreements as described in the section of this proxy statement titled “Changes in Control.” Code Section 4999 imposes a 20% non-deductible excise tax on the recipient of an “excess parachute payment” and Code Section 280G disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change in control. A payment as a result of a change in control must exceed three times the executive’s base amount in order to be considered an excess parachute payment, and then the excise tax is imposed on the parachute payments that exceed the executive’s base amount. It is not the Company’s current practice to include, and none of the change in control agreements with the named executive officers provide for, tax protection in the form of a gross-up payment to reimburse the executive for any excise tax under Code Section 4999.

Summary

In summary, the Company believes this mix of salary, cash incentives for short-term financial and strategic performance, and equity-based compensation for long-term performance motivates the Company’s management team to produce strong returns for shareholders. Further, in the view of the Compensation Committee, the overall compensation program appropriately balances the interests and needs of the Company in operating its business with appropriate employee rewards based on enhancing shareholder value.

Compensation Committee Report

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Submitted by the Compensation Committee of the Board of Directors.

Susan Lanigan, Chair	Robert L. Shoptaw	Steven A. Cossé

Jerry Hunter	Mindy West	Marty Casteel

Relationship of Compensation Policies and Practices to Risk Management

The Company intends that total compensation and each of its components, including base salary, bonus, incentive compensation (if applicable), retirement and other benefits should be market competitive and consistent with the Company’s performance goals. The Company seeks to attract, retain, develop and reward high performing associates who are committed to the Company’s success. Base salaries are set based upon the job classification, and incentive compensation (if applicable) is based on Company and individual performance.

The Company has not identified any compensation practice or policy that presents risks that are reasonably likely to have a material adverse effect on the Company. The Company strives to ensure that its compensation programs do not create inappropriate risks for the Company. As a part of its general review of the Company’s compensation programs, the Compensation Committee:

•	Reviews with management the Company’s employee compensation plans to take reasonable steps to identify and limit any unnecessary risks that these plans pose to the Company;

•

Reviews with management the compensation plans for the named executive officers and makes reasonable efforts to ensure that these plans do not encourage the named executive officers to take unnecessary and excessive risks; and

•

Reviews with management the Company’s compensation programs to help identify and revise any features in the compensation programs that would encourage the misstatement or manipulation of the Company’s financial information or reported earnings to enhance employee compensation.

The reviews include consideration of risks in all compensation programs and factors designed to mitigate risks in such programs. The Company has a compensation clawback policy which provides for the recoupment, under certain conditions, of certain incentive-based compensation (as defined in the policy) in the event of an accounting restatement (as defined in the policy). The Company’s cash and equity incentive plans, including the 2023 Plan (including as amended by the Amended and Restated 2023 Plan, if approved by shareholders), incorporate the compensation clawback policy into all awards under the plans.

Summary of Compensation and Other Payments to the Named Executive Officers

Overview. The following sections provide a summary of cash and certain other amounts paid for the year ended December 31, 2025, to the named executive officers. Except where noted, the information generally pertains to compensation to the named executive officers for the year ended December 31, 2025. The compensation disclosed below is presented in accordance with SEC regulations. According to those regulations, the Company is required in some cases to include:

•	amounts paid in previous years;

2026 Proxy Statement	40	Simmons First National Corporation

Executive Compensation

•

amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of the Company or the satisfaction of certain performance requirements;

•

amounts paid to the named executive officers which might not be considered “compensation” (for example, distributions of deferred compensation earned in prior years, and at-market earnings, dividends or interest on such amounts);

•

an assumed value for share-based compensation equal to the fair value of the grant as presumed under accounting regulations, even though such value presumes the option will not be forfeited or exercised before the end of its 10-year life, and even though the actual realization of cash from the award depends on whether the stock price appreciates above its price on the date of grant, whether the executive will continue his employment with the Company and when the executive chooses to exercise the option; and

•

the increase in present value of future pension payments, even though such increase is not cash compensation paid this year and even though the actual pension benefits will depend upon a number of factors, including when the executive retires, his compensation at retirement and in some cases the number of years the executive lives following his retirement.

Therefore, you are encouraged to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, you are encouraged to read this section in conjunction with the discussion above titled “Compensation Discussion and Analysis.”

2025 Summary Compensation Table

The following table provides information concerning the compensation of the named executive officers for (as applicable) 2023, 2024, and 2025, the most recently completed fiscal year. The column “Salary” discloses the amount of base salary paid to the named executive officer for each year. The column “Bonus” discloses cash amounts paid to named executive officers as discretionary bonuses. In the columns “Stock Awards” and “Option Awards,” SEC regulations require the disclosure of the award of stock or options at the grant date fair value measured in dollars and calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For RSUs and PSUs, the Topic 718 fair value per share is based on the closing price of the stock on the date of grant. For stock options, the Topic 718 fair value per share is based on certain assumptions which are explained in Note 14 to the Company’s financial statements which are included in the annual report on Form 10-K filed with the SEC on February 25, 2026. The amounts shown in the Summary Compensation Table include the fair value of the option grants (when granted), RSU grants and PSU grants in the year of grant, without regard to any deferred vesting.

RSUs are a contingent right to receive shares of the Company’s stock upon satisfaction of certain vesting criteria. RSUs may vest on a single date or may vest on multiple dates over an extended period after the date of grant. RSUs are conditioned on the participant’s continued employment with the Company and may also have additional restrictions, including performance conditions. RSUs do not allow the participant to vote or receive dividends prior to vesting. While no dividends are paid on the shares underlying the RSUs, the RSU program may provide for a cash bonus after vesting in an amount equal to the dividends which would have been earned on the shares during the period from grant until issuance. Beginning with RSUs awarded in 2024, dividend equivalents based on the number of awarded shares are paid in cash after vesting occurs.

PSUs represent the right to receive a share of stock upon the Company’s satisfaction of certain specified performance criteria. The performance period for the PSUs is generally three years but may be shorter. The PSUs typically vest after the end of the performance period following certification by the Compensation Committee at which time the shares earned under the PSU, if any, are paid to the participant. PSUs are conditioned on the participant’s continued employment with the Company and satisfaction of specified performance criteria but may have additional restrictions. PSUs do not allow the participant to vote the underlying shares. While no dividends are paid on the shares underlying the PSUs, the PSU program may provide for a cash bonus after vesting in an amount equal to the dividends which would have been earned on the shares during the performance period.

The column “Non-Equity Incentive Plan Compensation” discloses the dollar value of all earnings for services performed during the fiscal year pursuant to awards under non-equity incentive plans, including the CIP (except as otherwise indicated). Whether an award is included with respect to any particular fiscal year depends on whether the relevant performance measure was satisfied during the fiscal year. For example, the CIP awards are annual awards and the payments under those awards are made based upon the achievement of financial results measured as of December 31 of each fiscal year; accordingly, the amount reported for CIP corresponds to the fiscal year for which the award was earned even though such payment was made after the end of such fiscal year.

The column “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” discloses the sum of the dollar value of (1) the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans (including supplemental plans) in effect during the indicated years; and (2) any above-market or preferential earnings on nonqualified deferred compensation, including on nonqualified defined contribution plans. The annual increase in the present value of the benefits for the named executive officers under their deferred compensation plans is disclosed in this column.

2026 Proxy Statement	41	Simmons First National Corporation

Executive Compensation

The column “All Other Compensation” discloses the sum of the dollar value of:

•	perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000;

•	all “gross-ups” or other amounts reimbursed during the fiscal year for the payment of taxes, if any;

•	amounts paid or which became due related to termination, severance or a change in control, if any;

•	the contributions to vested and unvested defined contribution plans;

•	any insurance premiums paid during the year for the benefit of a named executive officer;

•	any dividends paid on stock awards which were not factored into the grant date fair value required to be reported for such award; and

•	certain other compensation provided to a named executive officer.

2025 Summary Compensation Table

Name and Principal Position	Year	Salary[a] ($)	Bonus[b] ($)	Stock Awards ($)[c]	Option Awards ($)[c]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)[d]	Total ($)

George A. Makris, Jr. Chairman & CEO	2025	$1,000,000	$0	$1,445,402	$0	$1,676,716	$86,539	$170,528	$4,379,185
	2024	$961,157	$0	$2,300,352	$0	$0	$108,111	$87,312	$3,456,932
	2023	$1,000,000	$13,591	$2,003,549	$0	$0	$70,298	$115,518	$3,202,955

C. Daniel Hobbs EVP & CFO	2025	$511,247	$30,000	$446,622	$0	$730,541	$133,663	$95,472	$1,947,545
	2024	$456,731	$0	$431,150	$0	$363,856	$117,282	$170,041	$1,539,060
	2023	$37,784	$225,000	$356,580	$0	$0	$0	$1,000	$620,364

James M. Brogdon President[e]	2025	$709,539	$30,000	$1,030,160	$0	$1,373,468	$89,590	$137,280	$3,370,037
	2024	$672,788	$0	$847,186	$0	$714,945	$74,749	$84,423	$2,394,091
	2023	$550,000	$194,640	$933,953	$0	$0	$64,393	$73,755	$1,816,740

Christopher Van Steenberg EVP & COO	2025	$450,000	$0	$217,647	$0	$754,522	$0	$179,898	$1,602,067

George A. Makris III EVP, General Counsel, & Secretary	2025	$414,308	$30,250	$240,850	$0	$349,044	$54,432	$73,886	$1,162,770
	2024	$384,616	$0	$242,053	$0	$234,270	$55,629	$57,504	$974,072
	2023	$370,001	$66,319	$216,014	$0	$0	$47,393	$55,759	$755,486

[a]

Due to the Company’s conversion from a “current” to an “in arrears” payroll schedule during 2024, the amounts reported in this column for the years 2024 and 2025 may be less than the approved annual salary amounts for certain of the named executive officers. For example, Mr. Makris, Jr.’s approved salary for both the years 2024 and 2025 was $1,000,000.

[b]

This category reflects the payment of a cash bonus in an amount equal to dividend equivalents on vested PSUs for 2023 and other cash bonuses. For 2025, this category also reflects the cash bonuses awarded to Messrs. Hobbs, Brogdon, and Markis III in connection with their substantial efforts and contributions to certain key transactions during 2025 (including the securities offering, bond sales, and subordinated debt issuance), as described above in the Compensation Discussion and Analysis. For 2023 (except with respect to Mr. Makris, Jr.), this category also reflects the CIP bonus awards paid in the discretion of the Compensation Committee, as discussed in the Company’s 2024 proxy statement filed with the SEC on March 20, 2024.

[c]

The award of stock or options is disclosed at the grant date fair value measured in dollars and calculated in accordance with Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“Topic 718”). For RSUs and PSUs, the Topic 718 fair value per share is based on the closing price of the stock on the date of grant. PSUs are shown using their target payout. Assuming the highest level of performance is achieved under the applicable performance conditions for PSUs, the maximum possible value of the 2025 total stock awards reported in the “Stock Awards” column for Messrs. Makris, Jr., Hobbs, Brogdon, Van Steenberg, and Makris III would be $2,168,103, $669,933, $1,545,240, $326,470, and $361,276, respectively; the maximum possible value of the 2024 total stock awards reported in the “Stock Awards” column for Messrs. Makris, Jr., Hobbs, Brogdon, and Makris III would be $3,450,528, $646,725, $1,270,779, and $363,080, respectively; and the maximum possible value of the 2023 total stock awards reported in the “Stock Awards” column for Messrs. Makris, Jr., Hobbs, Brogdon, and Makris III would be $3,005,324, $356,580, $1,546,860, and $324,022, respectively.

2026 Proxy Statement	42	Simmons First National Corporation

Executive Compensation

[d]	This category includes the following items, perquisites, and other benefits for 2025:

	401(k) Plan	Stipend and Club Dues	NQDC Plan	Insurance Premiums	HSA Contribution	Relocation Expense Reimbursement	RSU Dividends	Split- Dollar Plan[1]	Total Other Compensation

Mr. Makris, Jr.[2]	$24,500	$12,000	$106,122	$10,759	$375	—	$16,773	$0	$170,528

Mr. Hobbs	$24,500	$12,000	$40,025	$15,010	$750	—	$3,187	$0	$95,472

Mr. Brogdon	$24,500	$12,000	$78,697	$15,070	$750	—	$6,262	$0	$137,280

Mr. Van Steenberg	$24,500	$12,000	$0	$15,821	$750	$123,437	$3,390	$0	$179,898

Mr. Makris III	$24,500	$12,000	$24,088	$10,759	$750	—	$1,789	$0	$73,886
[1]

The $0 amounts reported reflect new or additional life insurance that was purchased by the Company’s lead subsidiary, Simmons Bank, during 2024 (for Messrs. Makris, Jr., Hobbs, and Van Steenberg) or during 2025 (for Messrs. Brogdon and Makris III), for which the named executive officer received a benefit under the Split-Dollar Plan during 2025. The incremental cost to the Company for such benefits is not able to be reasonably calculated.

[2]	The amount reported does not include a $100,000 charitable donation made by Simmons Bank to Folds of Honor in honor of Mr. Makris, Jr.’s retirement.

[e]	Effective January 1, 2026, Mr. Brogdon became the President and Chief Executive Officer of the Company and Simmons Bank.

2025 Grants of Plan-Based Awards

This table discloses information concerning each grant of an award made to a named executive officer in 2025. This includes CIP awards, and restricted stock unit awards and performance share unit awards under the Company’s 2023 Plan, which are discussed in greater detail under the caption “Compensation Discussion and Analysis.” The Threshold, Target and Maximum columns reflect the range of possible payouts under the CIP at those levels of performance. In years when granted, in the 6th and 7th columns, the number of shares of Common Stock underlying options granted in the fiscal year and corresponding per-share exercise prices are reported. In all cases, the exercise price was equal to the closing market price of the Common Stock on the date of grant. Finally, in the 8th column, the aggregate value computed under Topic 718 for all stock and option awards made in 2025 is reported.

2025 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[a]			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Under- lying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)

George A. Makris, Jr.

CIP	01-29-25	$10,000	$1,000,000	$2,000,000

Equity Plan	03-05-25				8,645	34,579	69,158					$722,701

Equity Plan	03-05-25							34,579	[b]			$722,701

C. Daniel Hobbs

CIP	01-28-25	$3,848	$384,750	$769,500

Equity Plan	03-04-25				2,661	10,644	21,288					$223,311

Equity Plan	03-04-25							10,644	[c]			$223,311

James M. Brogdon

CIP	01-28-25	$7,100	$710,000	$1,420,000

Equity Plan	03-04-25				6,138	24,551	49,102					$515,080

Equity Plan	03-04-25							24,551	[c]			$515,080

2026 Proxy Statement	43	Simmons First National Corporation

Executive Compensation

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[a]			All Other Stock Awards: Number of Shares of Stock or		All Other Option Awards: Number of Securities Under- lying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)

Christopher Van Steenberg

CIP	01-28-25	$4,500	$450,000	$900,000

Equity Plan	03-04-25				1,297	5,187	10,374					$108,823

Equity Plan	03-04-25							5,187	[c]			$108,823

George A. Makris III

CIP	01-28-25	$2,075	$207,500	$415,000

Equity Plan	03-04-25				1,435	5,740	11,480					$120,425

Equity Plan	03-04-25							5,740	[c]			$120,425

[a]

This is a PSU award under the 2023 Plan. The performance metrics applicable to this grant are average tangible book value per share (as compared to each of the banks in the Company’s compensation peer group), and total shareholder return (as compared against other banks in the KBW Regional Banking Index), each during the three-year performance period (2025-2027) on a relative basis. The shares earned, if any, will be issued promptly after the Compensation Committee certifies the performance results achieved.

[b]	This RSU award was made under the 2023 Plan and vests in three substantially equal annual installments on March 5, 2026, 2027, and 2028.

[c]	This RSU award was made under the 2023 Plan and vests in three substantially equal annual installments on March 4, 2026, 2027, and 2028.

2025 Option Exercises and Stock Vested

The following table provides information concerning exercises of stock options, stock appreciation rights and similar instruments and vesting of stock, including restricted stock and similar instruments, which were granted in prior years but were exercised or vested during 2025 for each of the named executive officers on an aggregated basis. The table reports the number of securities for which options were exercised; the aggregate dollar value realized upon exercise of options; the number of shares of stock or units that vested; and the aggregate dollar value realized upon vesting of stock or units.

2025 Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[a] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[b] ($)

George A. Makris, Jr.	0	$0	43,645	$964,930

C. Daniel Hobbs	0	$0	7,994	$162,272

James M. Brogdon	0	$0	18,344	$392,008

Christopher Van Steenberg	0	$0	4,000	$72,440

George A. Makris III	0	$0	4,961	$109,822

[a]	The Value Realized on Exercise is computed using the difference between the closing market price upon the date of exercise and the option price.

[b]	The Value Realized on Vesting is computed using the closing market price upon the date of vesting.

2026 Proxy Statement	44	Simmons First National Corporation

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End 2025

The following table provides information concerning unexercised options and restricted stock (including RSUs and PSUs) that has not vested for each named executive officer outstanding as of the end of 2025. Each outstanding award is represented by a separate row which indicates the number of securities underlying the award, including awards that have been transferred other than for value (if any).

For option awards, the table discloses the exercise price and the expiration date. For stock awards, the table provides the total number of shares of stock that have not vested and the aggregate market value of shares of stock that have not vested. The market value of stock awards was computed by multiplying the closing market price of the Company’s stock as of December 31, 2025 (which was the last business day of the year), $18.85, by the number of shares.

Outstanding Equity Awards at Fiscal Year-End 2025

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units That Have Not Vested ($)

George A. Makris, Jr.	27,290		$23.51	01-19-26

					14,601	[a]	$275,229

					39,937	[b]	$752,812

					34,579	[c]	$651,814

					0	[d]	$0

								14,976	[e]	$282,298

								8,645	[f]	$162,958

C. Daniel Hobbs					12,600	[g]	$237,510

					7,588	[h]	$143,034

					10,644	[i]	$200,639

								2,661	[e]	$50,160

								2,846	[f]	$53,647

James M. Brogdon

					4,819	[o]	$90,838

					4,000	[j]	$75,400

					14,910	[k]	$281,054

					24,551	[l]	$462,786

					0	[d]	$0

								5,591	[e]	$105,390

								6,138	[f]	$115,701

Christopher Van Steenberg					16,000	[m]	$301,600

					5,187	[n]	$97,775

								1,297	[f]	$24,448

George A. Makris III					1,621	[o]	$30,556

					4,260	[p]	$80,301

					5,740	[q]	$108,199

					0	[d]	$0

								1,598	[e]	$30,122

								1,435	[f]	$27,050

2026 Proxy Statement	45	Simmons First National Corporation

Executive Compensation

[a]	These RSUs were scheduled to vest on January 19, 2026. The vesting was accelerated to January 1, 2026, due to Mr. Makris, Jr.’s retirement from the Company.

[b]

These RSUs were scheduled to vest in two installments (19,968 and 19,969 shares) on March 1 in years 2026-2027. The vesting was accelerated to January 1, 2026, due to Mr. Makris, Jr.’s retirement from the Company.

[c]

These RSUs were scheduled to vest in three installments (11,526 shares, 11,526 shares, and 11,527 shares) on March 5 in years 2026-2028. The vesting was accelerated to January 1, 2026, due to Mr. Makris, Jr.’s retirement from the Company.

[d]

These PSUs were issued under the 2015 Plan with a performance period ending on December 31, 2025. The actual number of shares which were earned under the award based on achievement of performance goals (which achievement was certified in March 2026) is shown in the table.

[e]	These PSUs were issued under the 2023 Plan with a performance period ending on December 31, 2026. The threshold number of shares which may vest under the award is shown in the table.

[f]	These PSUs were issued under the 2023 Plan with a performance period ending on December 31, 2027. The threshold number of shares which may vest under the award is shown in the table.

[g]	These RSUs vest in three installments (each of 4,200 shares) on December 4 in years 2026-2028.

[h]	These RSUs vest in two installments (each of 3,794 shares) on February 28 in years 2026-2027.

[i]	These RSUs vest in three installments (each of 3,548 shares) on March 4 in years 2026-2028.

[j]	These RSUs vest on April 26, 2026.

[k]	These RSUs vest in two installments (each of 7,455 shares) on February 28 in years 2026-2027.

[l]	These RSUs vest in three installments (8,183 shares, 8,184 shares, and 8,184 shares) on March 4 in years 2026-2028.

[m]	These RSUs vest in four installments (each of 4,000 shares) on November 12 in years 2026-2029.

[n]	These RSUs vest in three installments (each of 1,729 shares) on March 4 in years 2026-2028.

[o]	These RSUs vested on January 19, 2026.

[p]	These RSUs vest in two installments (each of 2,130 shares) on February 28 in years 2026-2027.

[q]	These RSUs vest in three installments (1,913 shares, 1,914 shares, and 1,914 shares) on March 4 in years 2026-2028.

2025 Pension Benefits Table

The following table provides information with respect to certain agreements that provide for payments or other benefits at, following or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive defined benefit retirement plans but does not include defined contribution plans (whether tax qualified or not). During 2025, the Company provided supplemental executive defined benefit retirement agreements for George A. Makris, Jr., C. Daniel Hobbs, James M. Brogdon, and George A. Makris III. The Present Value of the Accumulated Benefit reflects the actuarial present value of the named executive officer’s accumulated benefit under the agreement, computed as of December 31, 2025. In making such calculations, for all participating named executive officers, it was assumed that the retirement age will be the normal retirement age as defined in the agreement or if not so defined, the earliest time at which a participant may retire under the plan without any benefit reduction due to age.

Makris, Jr. Plan

The supplemental executive defined benefit retirement agreement for George A. Makris, Jr. was established in 2013 and amended in 2018 and January 2023. The Makris, Jr. Plan is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Makris, Jr. The Makris, Jr. Plan requires Mr. Makris, Jr. to remain in the employ of the Company until he attains age 65 to be eligible to receive benefits under the agreement (and, therefore, these benefits are fully vested). The Makris, Jr. Plan provides as a benefit upon normal retirement at or after age 65, or upon death or disability prior to age 65, a monthly sum equal to one twelfth (1/12) of twenty percent (20%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years; provided that, under the January 2023 amendment, the five year period ends with 2022), but in no event shall the monthly sum be less than $8,333.33. The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 120 consecutive months. Compensation for purposes of the Makris, Jr. Plan includes salary, bonus and short-term incentive compensation programs (CIP), but excludes equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs. Additionally, under the January 2023 amendment, final average compensation is subject to certain cost-of-living adjustments.

Hobbs Plan

The supplemental executive defined benefit retirement agreement for C. Daniel Hobbs was established in 2024 and is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Hobbs. The Hobbs Plan requires Mr. Hobbs to remain in the employ of

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Executive Compensation

the Company until he attains age 60 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Hobbs Plan provides as a benefit upon normal retirement at or after age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 180 consecutive months. Compensation for purposes of the Hobbs Plan includes salary but excludes bonus, short-term incentive compensation programs (CIP), equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.

Brogdon Plan

The supplemental executive defined benefit retirement agreement for James M. Brogdon was established in 2021 and is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Brogdon. The Brogdon Plan requires Mr. Brogdon to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Brogdon Plan provides as a benefit upon normal retirement at or after age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 180 consecutive months. Compensation for purposes of the Brogdon Plan includes salary but excludes bonus, short-term incentive compensation programs (CIP), equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.

Makris III Plan

The supplemental executive defined benefit retirement agreement for George A. Makris III was established in 2022 and is designed to work with the other retirement arrangements of the Company, on an aggregated basis with Social Security benefits, to provide a targeted level of benefits for Mr. Makris III. The Makris III Plan requires Mr. Makris III to remain in the employ of the Company until he attains age 60 to be eligible to receive benefits under the agreement, provided that in the event of a change in control the benefits are fully vested. The Makris III Plan provides as a benefit upon normal retirement at or after age 60, or upon death or disability prior to age 60, a monthly sum equal to one twelfth (1/12) of thirty percent (30%) of the final average compensation (the average compensation paid to him by the Company for the most recent five consecutive calendar years). The benefit payments begin on the first day of the seventh month following retirement, death or disability and continue for 180 consecutive months. Compensation for purposes of the Makris III Plan includes salary, bonus and short-term incentive compensation programs (CIP), but excludes equity compensation plans (stock options, RSAs, RSUs and PSUs) and long-term incentive compensation programs.

2025 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)		Present Value of the Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

George A. Makris, Jr.	Makris, Jr. Plan	[a	]	$3,213,756	$0

C. Daniel Hobbs	Hobbs Plan	[a	]	$250,945	$0

James M. Brogdon	Brogdon Plan	[a	]	$369,165	$0

George A. Makris III	Makris III Plan	[a	]	$246,541	$0

[a]

The benefits under each of the Makris, Jr. Plan, Hobbs Plan, Brogdon Plan, and Makris III Plan are not dependent upon the credited years of service. Except for disability, death, or a change in control, continuous service until the normal retirement at age (60) under the Hobbs Plan, Brogdon Plan, and Makris III Plan and age (65) under the Makris, Jr. Plan, is required.

2025 Nonqualified Deferred Compensation

The Company maintains the Simmons First National Corporation Nonqualified Deferred Compensation Plan (“NQDC Plan”), as a non-qualified deferred compensation plan. The NQDC Plan is an excess contribution plan primarily open to executive officers and other highly compensated individuals whose compensation exceeds the annual tax code limit on compensation that can be taken into account for purposes of contributions to the Company’s 401(k) Plan. Under the NQDC Plan, participants may make contributions of up to 90 percent (90%) of Plan Compensation on a nonqualified basis. The Company’s matching contribution under the plan is limited to four percent (4%) of Excess Compensation, provided the Executive Officer has elected

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Executive Compensation

a deferral rate on Excess Compensation of at least five percent (5%) for the year. “Plan Compensation” includes base salary, bonus, commissions and cash incentive pay; and “Excess Compensation” is the amount of Plan Compensation that exceeds the compensation limits under the federal tax laws applicable to qualified retirement plans.

The NQDC Plan provides for discretionary non-elective Company contributions to the accounts of the participants at the discretion of the Company. For 2025, the Company made a discretionary contribution at a formula rate of 3% of 2025 Plan Compensation reduced by the amount of the discretionary contribution to the 401(k) Plan based upon the same formula rate. The Company matching and discretionary contributions were credited to the accounts in the first quarter of 2026 but are reflected in the “Aggregate Balance at December 31, 2025” column in the table below. See footnote [d] to the table below.

The assets of the NQDC Plan are held in an irrevocable trust. The participants are allowed to self-direct the investment of their account among the same investment options offered under the Simmons First National Corporation 401(k) Plan. The earnings on the investments in the NQDC Plan do not constitute above-market or preferential earnings which would require us to report earnings in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

Benefits under the NQDC Plan are fully vested at all times and are payable upon separation from service or at a selected future date (or dates) according to the 409A compliant annual distribution election made by the executive officer prior to the plan year.

The following table sets forth the participant contributions, Company contributions and the aggregate earnings, withdrawals and balances during 2025 for the named executive officers under the NQDC Plan:

2025 Nonqualified Deferred Compensation

Name	Executive Contributions in 2025[a] ($)	Company Contributions in 2025[b] ($)	Aggregate Earnings in 2025[c] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025[d] ($)

George A. Makris, Jr.	$50,675	$106,122	$214,099	$0	$1,745,201

C. Daniel Hobbs	$146,519	$40,025	$22,379	$0	$324,180

James M. Brogdon	$104,825	$78,697	$49,881	$0	$505,449

Christopher Van Steenberg	$0	$0	$0	$0	$0

George A. Makris III	$38,843	$24,088	$15,481	$0	$161,116

[a]

The amounts reported are also reported under the “Salary,” and “Non-Equity Incentive Plan Compensation” headings, as applicable, in the Summary Compensation Table. The “Non-Equity Incentive Plan Compensation” portions of these amounts represent contributions earned in the last completed fiscal year but not credited until the following fiscal year.

[b]

The amounts reported are also reported under the “All Other Compensation” heading in the Summary Compensation Table and represent contributions earned in the last completed fiscal year but not credited until the following fiscal year.

[c]	No portion of the amounts in this column constitutes above-market or preferential earnings; thus, no portion of such amounts are included in the Summary Compensation Table.

[d]

The amounts reported reflect the actual aggregate balances as of December 31, 2025, plus the amounts referenced in footnotes [a] and [b] above that were earned in the last completed fiscal year but credited in the following year. The following table identifies the amounts that have previously been reported as compensation in our Summary Compensation Table for prior years:

Name	Amounts in “Aggregate Balance at December 31, 2025” Column Reported as Compensation in Summary Compensation Tables for Previous Years

George A. Makris, Jr.	$976,302

C. Daniel Hobbs	$112,760

James. M. Brogdon	$238,594

Christopher Van Steenberg	$0

George A. Makris III	$73,246

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Executive Compensation

Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with any termination of employment, including by resignation, retirement, or a constructive termination of a named executive officer, or a change in control or a change in the named executive officer’s responsibilities. However, in accordance with SEC regulations, no amounts to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms, or operation in favor of the executive officers and which are available generally to all salaried employees are reported.

For the purpose of the quantitative disclosure in the following table, and in accordance with SEC regulations, the termination is assumed to have taken place on the last business day of the Company’s most recently completed fiscal year, and the price per share of the Common Stock is the closing market price as of that date — $18.85.

Cash Payments. None of the named executive officers presently has an employment agreement which guarantees him employment for any period of time. Therefore, any post-termination payments of salary or severance to any named executive officer would be provided only if offered under any Company broad-based severance plan in the event of a reduction in force or other termination by the Company without cause which is discretionary in nature or pursuant to a Change in Control Agreement (“CIC Agreement”).

The Company has entered into CIC Agreements with certain executives of the Company and the subsidiary bank pursuant to which the Company would pay certain salary benefits. As of December 31, 2025, the Company had CIC Agreements with Messrs. Makris, Jr., Hobbs, Brogdon, Van Steenberg, and Makris III. The Company would make such payments only if there is a change in control and if the Company terminates an executive without “Cause” within twenty-four months of a CIC or the executive resigns within six months after a “Trigger Event.” The Company will pay an amount up to three times, in the case of Mr. Makris, Jr., and two times for all other named executive officers (except that, during the first quarter of 2026, Mr. Brogdon’s CIC Agreement was amended to reflect a payment of three times), the sum of (1) highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the preceding two years. The termination compensation is payable in cash within 30 business days following the termination, unless the participant is a Specified Employee, as defined in Section 409A of the Code, in which case the termination compensation shall be payable on the first day of the seventh month after termination.

Accelerated Vesting of Incentives. The Company has provided and continues to provide equity and non-equity incentives to the named executive officers through the Company’s equity incentive plans, including the 2023 Plan (including as amended by the Amended and Restated 2023 Plan, if approved by shareholders), and, historically, the 2015 Plan, and the CIP. Please also refer to the discussion of equity and non-equity incentives above at “Compensation Discussion and Analysis.”

Equity Incentives — Stock Options. Unvested stock options vest upon the named executive officer’s death or disability or upon the officer’s involuntary termination of service within one year after a change in control. Further, unvested stock options vest upon the retirement of a named executive officer after age 65 or after age 62 with ten years of service. Upon any other termination, the executive forfeits his unvested stock options, unless the Compensation Committee takes specific action to vest some or all of the unvested options. The value of accelerated options was calculated by multiplying the number of shares times the difference between the closing price of the Common Stock on the last business day of 2025 and the exercise price of the options. Please refer to the discussions above at “Compensation Discussion and Analysis” for more information about stock options.

Equity Incentives — Restricted Stock Units. Upon the retirement (after age 65 or after age 62 with ten years of service or for grants made beginning in 2025, after age 65 or after age 60 with ten years of service), death or disability of a named executive officer, the vesting of unvested RSUs is accelerated to the date of such event. Further, unvested RSUs will vest if, within one year after a change in control, the named executive officer is involuntarily terminated. Upon any other termination, the named executive officer forfeits his unvested RSUs, unless the Compensation Committee takes specific action to vest some or all of the unvested stock. Accordingly, the table below reflects the accelerated vesting of this stock upon retirement, death, or disability of the named executive officer or a change in control.

Equity Incentives — Performance Share Units. Unvested PSUs vest upon the named executive officer’s death or disability. Upon a change in control, unvested PSUs vest if the change in control occurs after nine months have elapsed in the performance period, otherwise the unvested PSUs are terminated. Further, unvested PSUs vest pro rata (except for Mr. Makris, Jr.’s 2025 and 2024 PSU grants, which are not prorated in the case of retirement and will vest based upon the achievement of the performance goals during the performance period) based on the period of employment during the performance period upon the retirement of a named executive officer after age 65 or after age 62 with ten years of service and for PSUs granted in 2025 and later after age 65 or after age 60 with ten years of service. Upon any other termination, the executive forfeits his unvested PSUs, unless the Compensation Committee takes specific action to vest some or all of the unvested PSUs. Accordingly, the table below reflects the accelerated vesting of the PSUs upon the named executive officer’s

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Executive Compensation

retirement (if he or she has met the qualifying criteria), upon death or disability, or upon a change in control in compliance with the rules set forth above. An executive forfeits all undistributed PSUs upon the termination of the executive’s employment for all other reasons.

Non-Equity Incentives — CIP. Upon a change in control, the CIP benefit will be accelerated and payable on a pro-rata basis based on the target level benefit. For purposes of the disclosure in the table below, SEC regulations require that such change in control be assumed to occur on the last day of the Company’s most recently completed fiscal year, which coincides with the last day of the performance period under CIP for 2025. As a result of such assumption, the table below reflects the acceleration of the full value of the target level benefit. However, in the case of retirement, death, or disability, the CIP benefit will not be accelerated but will be payable (in the case of retirement, on a pro-rata basis) based on the actual benefit level achieved. Therefore, these amounts would not be increased or enhanced as a result of the executive’s departure. The amounts earned under the CIP for 2025 are reported in the Summary Compensation Table.

Retirement Arrangements — Makris, Jr. Plan, Hobbs Plan, Brogdon Plan, and Makris III Plan. Upon a change in control, the sole participant under each of the Makris, Jr. Plan, Hobbs Plan, Brogdon Plan, and Makris III Plan, Mr. Makris, Jr., Mr. Hobbs, Mr. Brogdon, and Mr. Makris III, respectively, will become fully vested in the benefits under such plans. Payment of the benefits would commence on the first day of the seventh calendar month following the executive’s termination of services to the Company. In the absence of a change in control, upon the death or disability of the participant or the executive’s retirement at or after age 60 for Mr. Hobbs, Mr. Brogdon, and Mr. Makris III, and age 65 for Mr. Makris, Jr., each participant’s benefits under the respective plans will become fully vested and will become payable commencing on the first day of the seventh month after such event. In the event of the termination of the participant’s employment under any other conditions prior to the executive’s attaining age 60 for Mr. Hobbs, Mr. Brogdon, and Mr. Makris III, and age 65 for Mr. Makris, Jr., all benefits under the respective plans are forfeited. For purposes of the disclosure in the table below, SEC regulations require that such change in control be assumed to occur on the last day of the most recently completed fiscal year. As a result of such assumption, each participant would become fully vested in the benefits under the executive’s plan.

Miscellaneous Benefits. Except as described above, the Company has no obligation to continue any other benefits or perquisites after a named executive officer’s employment terminates.

In connection with his service as a non-employee director before he became an employee, Mr. Makris, Jr. deferred certain non-employee director fees under the Simmons First National Corporation Directors Deferred Compensation Plan. Upon his retirement from service on the Company’s Board, he was entitled to receive a lump sum payment of the amount deferred, adjusted for earnings, on January 1, 2027. This amount is not reflected in the table below because it relates solely to non-employee director compensation and was not triggered by termination of Mr. Makris, Jr.’s employment.

In addition, as described in the “Compensation Discussion and Analysis” section above, the Company has purchased bank owned life insurance that provides a defined, lump-sum death benefit for certain of the named executive officer’s designated beneficiary or estate.

2026 Proxy Statement	50	Simmons First National Corporation

Executive Compensation

Executive Benefits and Payments upon Termination	Retirement	Involuntary Not for Cause Termination	Change in Control With and Without Trigger Event Termination		Death/Disability

George A. Makris, Jr.

Cash compensation programs	$0	$0	$6,000,000	[a]	$0

Accelerated Vesting of Incentives[b]	$2,125,111	$0	$5,286,565		$2,125,111

Retirement Plans[c]	$2,997,401	$0	$2,997,401		$2,997,401

Other Benefits[d]	$0	$0	$0		$3,000,000

C. Daniel Hobbs

Cash compensation programs	$0	$0	$1,795,500	[e]	$0

Accelerated Vesting of Incentives[b]	$0	$0	$1,381,123		$684,981

Retirement Plans[f]	$0	$0	$1,584,556		$1,584,556

Other Benefits[d]	$0	$0	$0		$950,000

James M. Brogdon

Cash compensation programs	$0	$0	$2,840,000	[e]	$0

Accelerated Vesting of Incentives[b]	$0	$0	$3,024,629		$1,131,170

Retirement Plans[f]	$0	$0	$1,708,049		$1,708,049

Other Benefits[d]	$0	$0	$0		$1,400,000

Christopher Van Steenberg

Cash compensation programs	$0	$0	$1,800,000	[e]	$0

Accelerated Vesting of Incentives[b]	$0	$0	$947,150		$423,819

Retirement Plans	$0	$0	$0		$0

Other Benefits[d]	$0	$0	$0		$900,000

George A. Makris III

Cash compensation programs	$0	$0	$1,245,000	[e]	$0

Accelerated Vesting of Incentives[b]	$0	$0	$688,571		$217,915

Retirement Plans[f]	$0	$0	$1,715,853		$1,715,853

Other Benefits[d]	$0	$0	$0		$800,000

[a]

Under the Change in Control Agreement (“CIC”) between Mr. Makris, Jr. and the Company, upon the occurrence of a change in control and a qualifying termination, severance cash payments will consist of three times the sum of the following items: (1) the highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the prior two years.

[b]

The payment due the named executive officer due to certain termination triggers related to the Company’s equity compensation plans is made based on the specific terms and conditions associated with each plan and the respective award. These amounts are attributable to the vesting of unvested restricted stock (including, where appropriate, RSUs and PSUs) and stock options, as of December 31, 2025. In the case of a change in control, these amounts also include the acceleration of the full value of the target level benefit under the 2025 CIP award. In the case of retirement, RSUs and PSUs do not vest unless the named executive officer has attained either age 65 or age 62 with ten years of service, provided all RSUs and PSUs granted in 2025 shall vest upon the named executive officer attaining either age 65 or age 60 with ten years of service. As of December 31, 2025, only Mr. Makris, Jr. had met the qualifying retirement criteria for RSU and PSU retirement vesting. In the case of disability, PSUs with a performance period ending on December 31, 2025 are valued using the actual number of shares that vested, and PSUs with performance periods ending after December 31, 2025 are valued using the threshold number of shares which may vest. In the case of death, PSUs with a performance period ending on December 31, 2025 are valued using the actual number of shares that vested, and PSUs with performance periods ending after December 31, 2025 are valued using the threshold number of shares which may vest. In the case of retirement, PSUs with a performance period ending on December 31, 2025 are valued using the actual number of shares that vested, and PSUs with performance period ending after December 31, 2025 are valued using the threshold number of shares which may vest and prorating the value based on a retirement date of December 31, 2025 except for Mr. Makris, Jr. whose PSUs granted in 2024 and 2025 are not prorated in the case of retirement and are valued using the threshold number of shares which may vest.

[c]

Because Mr. Makris, Jr. has attained age 65, he is fully vested in the benefit under the Makris, Jr. Plan. The monthly benefit would commence on the seventh month after his termination of service. The information related to the Makris, Jr. Plan is also disclosed in the Pension Benefits Table. The value disclosed is the present value of Mr. Makris, Jr.’s benefit, fully vested as of December 31, 2025.

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Executive Compensation

[d]

Had Messrs. Makris, Jr., Hobbs, Brogdon, Van Steenberg, or Makris III died on December 31, 2025, the death benefits payable under the Split-Dollar Plan to each of their designated beneficiaries, surviving spouse, or estate would have been $3,000,000, $950,000, $1,400,000, $900,000, and $800,000, respectively.

[e]

As of December 31, 2025, under the Change in Control Agreements (“CIC”) between certain named executive officers and the Company, upon the occurrence of a change in control and a qualifying termination, severance cash payments will consist of two times the sum of the following items: (1) the highest annual base salary for the previous twelve months and (2) the greater of the projected target annual incentive to be paid under the CIP for the current year, or the average CIP bonus paid to the executive over the prior two years.

[f]

The named executive officer’s benefit under the Hobbs Plan, Brogdon Plan, or Makris III Plan (as applicable) does not vest until he attains age 60; however, he becomes fully vested upon his death, disability, or a change in control. The monthly benefit would commence on the seventh month after his termination of service. The information related to the Hobbs Plan, Brogdon Plan, or Makris III Plan is also disclosed in the Pension Benefits Table. The value disclosed is the present value of his benefit, fully vested as of December 31, 2025.

2025 Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For fiscal year 2025, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than Mr. Makris, Jr.), was $63,168; and

•	The annual total compensation of Mr. Makris, Jr., our CEO during 2025, was $4,379,185.

Based on this information, the ratio for 2025 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 69 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•	As of December 31, 2025, our employee population consisted of approximately 2,932 individuals, including full-time, part-time, temporary, and seasonal employees employed on that date.

•

To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2025. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2025, but did not work for us the entire year. No full-time equivalent adjustments were made for part-time employees.

•	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•

After identifying the median employee, we added together all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $63,168.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column for 2025 of our Summary Compensation Table.

This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll records and the methodology described above. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2026 Proxy Statement	52	Simmons First National Corporation

Executive Compensation

Pay Versus Performance Disclosures

Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of
Regulation S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section above.

Pay Versus Performance

Year (a)	Summary Compensation Table Total for PEO [1] (b)	Compensation Actually Paid to PEO [2] (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers [3] (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers [4] (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions) [7] (h)	Adjusted Pre-Provision Net Revenue less Net Charge-Offs (millions) [8] (i)
						Peer Group Total Shareholder Return [6] (g)
					Total Shareholder Return [5] (f)

2025	$4,379,185	$1,081,644	$2,020,605	$1,401,725	$105	$153	$(379.60)	$266.83

2024	$4,161,660	$5,367,920	$2,091,039	$2,518,133	$119	$143	$152.69	$215.20

2023	$2,921,407	$2,529,002	$1,324,323	$1,163,203	$102	$127	$175.06	$267.70

2022	$3,738,575	$126,277	$1,414,202	$735,041	$106	$127	$256.40	$331.67

2021	$5,772,713	$7,414,844	$1,668,021	$1,923,320	$140	$137	$271.10	$279.12

[1]
The dollar amounts reported in column (b) are the amounts of total compensation reported for, for the years 2021-2022 and 2025, Mr. Makris, Jr. (who, during 2021-2022 and 2025, was our Chairman and Chief Executive Officer), and for the years 2023-2024, Mr. Fehlman (who, during 2023-2024, was our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the “
Summary Compensation Table
” above.

[2]
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Makris, Jr. (for years 2021-2022 and 2025) and Mr. Fehlman (for years 2023-2024), as computed in accordance with Item 402(v) of
Regulation S-K. The
dollar amounts
do not
reflect the actual amount of compensation earned by or paid to Mr. Makris, Jr. or Mr. Fehlman (as applicable) during the applicable year. In accordance with the requirements of Item 402(v) of
Regulation S-K,
the following adjustments were made to Mr. Makris, Jr.’s or Mr. Fehlman’s (as applicable) total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Reported Change in the Actuarial Present Value of Pension Benefits (c)	Pension Benefit Adjustments (d)	Compensation Actually Paid to PEO

2025	$4,379,185	$(1,445,402)	$(1,996,380)	$(86,539)	$230,780	$1,081,644

2024	$4,161,660	$(1,380,211)	$2,986,511	$(691,158)	$291,118	$5,367,920

2023	$2,921,407	$(1,414,990)	$1,169,462	$(393,300)	$246,423	$2,529,002

2022	$3,738,575	$(1,501,896)	$(2,053,122)	$(351,828)	$294,548	$126,277

2021	$5,772,713	$(3,050,403)	$4,723,606	$(519,227)	$488,155	$7,414,844

(a)
The adjustment for the reported value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end
fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially

2026 Proxy Statement	53	Simmons First National Corporation

Executive Compensation

differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2025	$979,623	$(2,972,887)	$—	$(3,116)	$—	$—	$(1,996,380)

2024	$2,963,454	$37,544	$—	$(14,487)	$—	$—	$2,986,511

2023	$1,300,498	$(126,726)	$—	$(4,310)	$—	$—	$1,169,462

2022	$943,722	$(2,820,957)	$—	$(175,887)	$—	$—	$(2,053,122)

2021	$1,752,043	$2,674,572	$—	$296,991	$—	$—	$4,723,606

(c)
The adjustment amounts included in this column are the amounts reported in “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table for each applicable year.

(d)
The total pension benefit adjustments for each applicable year include the aggregate of two components: (i) the actuarially determined service cost for services rendered by Mr. Makris, Jr. or Mr. Fehlman (as applicable) during the applicable year (the “service cost”); and (ii) the entire cost of benefits granted in a plan amendment (or initiation) during the applicable year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation (the “prior service cost”), in each case, calculated in accordance with U.S. GAAP. The amounts deducted or added in calculating the pension benefit adjustments are as follows:

Year	Service Cost	Prior Service Cost	Total Pension Benefit Adjustments

2025	$225,687	$5,093	$230,780

2024	$279,121	$11,997	$291,118

2023	$234,426	$11,997	$246,423

2022	$294,548	$—	$294,548

2021	$286,264	$201,891	$488,155

[3]
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (“NEOs”) as a group (excluding, for years 2021-2022 and 2025, Mr. Makris, Jr., who served as our Chairman and CEO during 2021-2022 and 2025, and for years 2023-2024, Mr. Fehlman, who served as our Chief Executive Officer during 2023-2024) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, C. Daniel Hobbs, James M. Brogdon, Christopher Van Steenberg, and George A. Makris III, (ii) for 2024, C. Daniel Hobbs, George A. Makris, Jr., James M. Brogdon, and George A. Makris III; (iii) for 2023, James M. Brogdon, C. Daniel Hobbs, George A. Makris, Jr., George A. Makris III, Stephen C. Massanelli, Matthew S. Reddin, and Chad D. Rawls; (iv) for 2022, James M. Brogdon, Robert A. Fehlman, Matthew S. Reddin and Stephen C. Massanelli; and (v) for 2021, James M. Brogdon, Robert A. Fehlman, Matthew S. Reddin, Jennifer B. Compton and Stephen C. Massanelli.

[4]
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable), as computed in accordance with Item 402(v) of
Regulation S-K. The
dollar amounts
do not
reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable) during the applicable year. In accordance with the requirements of Item 402(v) of
Regulation S-K,
the

2026 Proxy Statement	54	Simmons First National Corporation

Executive Compensation

following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Makris, Jr. or Mr. Fehlman, as applicable) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments (b)	Average Compensation Actually Paid to Non-PEO NEOs

2025	$2,020,605	$(483,820)	$(97,481)	$(69,421)	$31,842	$1,401,725

2024	$2,091,039	$(955,185)	$1,354,267	$(88,943)	$116,955	$2,518,133

2023	$1,324,323	$(595,318)	$353,896	$(26,012)	$106,314	$1,163,203

2022	$1,414,202	$(338,312)	$(248,840)	$(221,609)	$129,600	$735,041

2021	$1,668,021	$(641,177)	$943,872	$(199,488)	$152,092	$1,923,320

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments

2025	$326,573	$(412,447)	$—	$(11,607)	$—	$—	$(97,481)

2024	$1,330,388	$32,644	$—	$(8,765)	$—	$—	$1,354,267

2023	$507,913	$(149,464)	$—	$(4,553)	$—	$—	$353,896

2022	$213,141	$(422,473)	$—	$(39,508)	$—	$—	$(248,840)

2021	$464,427	$419,330	$—	$60,115	$—	$—	$943,872

(b)	The amounts deducted or added in calculating the total pension benefit adjustments are as follows:

Year	Average Service Cost	Average Prior Service Cost	Total Average Pension Benefit Adjustments

2025	$ 31,842	$ 0	$ 31,842

2024	$115,682	$1,273	$116,955

2023	$105,041	$1,273	$106,314

2022	$126,601	$2,999	$129,600

2021	$149,093	$2,999	$152,092

[5]
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

[6]
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: KBW Nasdaq Regional Banking Index.

[7]	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

[8]	“Adjusted
pre-provision
net revenue less net charge-offs” is based on the Company’s “adjusted pre-provision
net revenue” (net interest income plus noninterest income minus noninterest expense, then adjusted for certain items (on a pre-tax
basis), including (among others) merger related costs, branch rightsizing costs, early retirement program costs, gain/loss on sale of securities, gain on insurance settlement, and FDIC special assessment) minus “net charge-offs”.

2026 Proxy Statement	55	Simmons First National Corporation

Executive Compensation

Financial Performance Measures
As described in greater detail in the “
Compensation Discussion and Analysis
” section above, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our executives to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s named executive officers, for the most recently completed fiscal year, to the Company’s performance are as follows:

•	Adjusted Pre-Provision Net Revenue Less Net Charge-Offs

•	Adjusted Efficiency Ratio

•	Tangible Book Value Per Share Growth Ranking

•	Total Shareholder Return Ranking
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the “
Compensation Discussion and Analysis
” section above, the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of
Regulation S-K)
for a particular year. In accordance with Item 402(v) of
Regulation S-K,
the Company is providing the following graphic descriptions of the relationships between certain information presented in the Pay Versus Performance table.
Compensation Actually Paid, Cumulative Total Shareholder Return of the Company, and Cumulative Total Shareholder Return of the Company’s Peer Group

2026 Proxy Statement	56	Simmons First National Corporation

Executive Compensation

Compensation Actually Paid and Net Income

Compensation Actually Paid and Adjusted
Pre-Provision
Net Revenue Less Net Charge-Offs

2026 Proxy Statement	57	Simmons First National Corporation

Executive Compensation

Cumulative Total Shareholder Return of the Company and Cumulative Total Shareholder Return of the Company’s Peer Group

2026 Proxy Statement	58	Simmons First National Corporation

Director Compensation

The following discussion and tables provide information with respect to the compensation of directors of the Company during 2025, the most recently completed fiscal year. The Company maintains an equity compensation program for its non-employee directors. In accordance with SEC regulations, outright grants of stock are valued in accordance with the terms of the plan and consistent with Topic 718, at the closing price of the stock on the date of grant.

All non-employee directors receive an annual equity retainer (of approximately $75,000, for 2025) for service on the Board, payable in restricted stock units that vest in four substantially equal installments. For an installment to vest, the director must be serving on the Board at the scheduled time of vesting. For 2025, the first installment vested as of the grant date, and the second, third, and fourth installments vested on July 1, 2025; October 1, 2025; and January 2, 2026, respectively. The RSUs were issued on May 12, 2025 (following the directors’ re-election to the Board) under the 2023 Plan and valued at the closing price of the Common Stock on that date, $20.19. If a director joins the Board in between annual meetings of shareholders, the annual retainer is prorated and paid in cash.

Non-employee directors also receive a cash retainer (of $70,000, for 2025) for their service on the Board and the board of Simmons Bank (unless the director elects to receive such retainer in RSUs). Non-employee directors serving as the chair or vice-chair of a committee also receive an annual cash retainer for that service (unless the director elects to receive such retainer in RSUs). Committee chairs and vice-chairs receive this enhanced retainer due to their increased responsibilities. The amounts for the chair and vice-chair retainers for 2025 are set forth in the table below. In addition, for 2026, the non-employee Chairman of the Board will receive an additional retainer (of $125,000) due to the increased responsibilities associated with that role. For any director appointed to or who retires or is removed from the Board, the Chairman role, or a committee chair or vice-chair role during the year, the cash retainers are prorated based upon the period of service.

Committee	Chair Retainer	Vice- Chair Retainer

Audit	$20,000	$5,000

Compensation	$15,000	N/A

Executive	$25,000	N/A

Nominating & Corporate Governance	$15,000	N/A

Risk	$15,000	N/A

The Company maintains a voluntary deferred compensation plan in which non-employee directors may defer receipt of any part or all of their respective directors’ fees, including retainer fees, meeting fees and committee fees. The director must elect to participate in the plan prior to the calendar year for which the deferral will be applicable. Upon election, a director must elect the form of payment (lump sum or annual installments over two to five years) and the date of payment (attainment of a specified age or cessation of serving as a director of the Company). The sums deferred under the plan are credited to an account for the director along with earnings on the deferred sum at an interest rate equal to the yield on the ten-year U.S. Treasury bond, computed quarterly. The plan was frozen with respect to new deferrals for director fees, as well as closed to new participants, in December 2022.

The table below summarizes the compensation the Company paid the directors during 2025.

2025 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[a]	All Other Compensation ($)[b]	Total ($)[c]

Marty D. Casteel	$ 50,000	$125,025	$ 0	$175,025

William E. Clark, II	$ 70,000	$ 75,006	$105	$145,111

Steven A. Cossé	$110,000	$ 75,006	$ 0	$185,006

Mark C. Doramus	$ 0	$160,013	$ 53	$160,066

Edward Drilling	$ 85,000	$ 75,006	$ 53	$160,059

Eugene Hunt	$ 70,000	$ 75,006	$ 0	$145,006

Jerry Hunter	$ 70,000	$ 75,006	$ 0	$145,006

Susan Lanigan	$ 35,000	$125,025	$105	$160,130

2026 Proxy Statement	59	Simmons First National Corporation

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[a]	All Other Compensation ($)[b]	Total ($)[c]

George A. Makris, Jr.[d]	$ —	$ —	$ —	$ —

Tom Purvis	$85,000	$75,006	$ 53	$160,059

Robert L. Shoptaw	$90,000	$75,006	$ 0	$165,006

Julie Stackhouse	$85,000	$75,006	$ 53	$160,059

Russell Teubner	$70,000	$75,006	$ 53	$145,059

Mindy West	$75,000	$75,006	$105	$ 150,111

[a]

The annual Board equity retainer is computed over the twelve-month period (May 1 — April 30) and was awarded on May 12, 2025, consisting of 3,715 restricted stock units valued at the closing market price of the Common Stock on that date, $20.19. The annual retainer vests in substantially equal quarterly installments, with the first installment vesting as of the grant date, and the second, third, and fourth installments vesting on July 1, 2025; October 1, 2025; and January 2, 2026, respectively. The cash retainer payments are payable quarterly computed on a calendar year basis, with the first installment payable in February and subsequent quarterly installments were generally payable on the first business day of each subsequent quarter (April 1, 2025; July 1, 2025; and October 1, 2025). At the election of each director, some or all of the cash retainers may be paid in RSUs with such units valued in February (at the conclusion of the election process). Such RSUs vest in substantially equal quarterly installments, with the first installment vesting as of the grant date, and the second, third, and fourth installments vesting on the cash retainer payment dates. The grant date fair values calculated in accordance with Topic 718 are reported in this column. Please refer to Note 14 to the Company’s financial statements, which are included in the annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026, for a discussion of the assumptions related to the calculation of such value. As of December 31, 2025, each non-employee director had 928 unvested RSUs outstanding.

[b]	Unless otherwise indicated, the amounts reported represent costs paid with respect to term life insurance policies for the benefit of certain directors.

[c]

Included in the Total are fees for service on the board and as chair or vice-chair of one or more board committees of Simmons Bank (for the purposes of the following table, “SB”) for the directors in the amounts listed below:

Director	SB Board	SB Committee Chair or Vice-Chair	SB Total

Casteel	$35,000	$30,000	$65,000

Clark	$35,000	$ 0	$35,000

Cossé	$35,000	$ 0	$35,000

Doramus	$35,000	$ 0	$35,000

Drilling	$35,000	$15,000	$50,000

Hunt	$35,000	$ 0	$35,000

Hunter	$35,000	$ 0	$35,000

Lanigan	$35,000	$ 0	$35,000

Purvis	$35,000	$15,000	$50,000

Shoptaw	$35,000	$ 0	$35,000

Stackhouse	$35,000	$15,000	$50,000

Teubner	$35,000	$ 0	$35,000

West	$35,000	$ 0	$35,000

[d]

Compensation paid to Mr. Makris, Jr. is not included in this table, as his compensation as Chief Executive Officer of the Company during 2025 is disclosed in the preceding discussion concerning Executive Compensation.

2026 Proxy Statement	60	Simmons First National Corporation

Proposal 3 — Advisory Vote to Approve Executive Compensation

The Compensation Committee and the Board are committed to excellence in governance and are aware of the significant interest in executive compensation matters by investors and the general public.

The Company has designed its executive compensation program to attract, motivate, reward, and retain the management talent required to achieve our corporate objectives and enhance shareholder value. We believe that our compensation policies and procedures are centered on pay-for-performance principles and are strongly aligned with the long-term interests of our shareholders.

As required by SEC regulations, the Company is presenting the following proposal, which gives you as a shareholder the opportunity to approve or disapprove our pay program for the named executive officers by voting for or against the resolution set forth below (“say-on-pay” vote). While the vote on the resolution is advisory in nature and will not bind the Company to take any particular action, the Compensation Committee and the Board intend to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the Company’s compensation program. The Company anticipates that the next “say-on-pay” vote will occur at the 2027 annual shareholders’ meeting.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, is hereby APPROVED.”

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 3.

2026 Proxy Statement	61	Simmons First National Corporation

Audit Committee

During 2025, the Audit Committee was composed of Robert Shoptaw (Chair), Steven Cossé, Jerry Hunter, Susan Lanigan, and Mindy West (Vice Chair). Effective January 1, 2026, Mindy West serves as Chair and Robert Shoptaw serves as Vice Chair of the Audit Committee.

This committee assists the Board in fulfilling its responsibilities concerning oversight of accounting and reporting practices by regularly reviewing the adequacy of the internal and external auditors, the disclosure of the financial affairs of the Company and its subsidiaries, and the control systems of management and internal accounting controls. The Audit Committee has adopted a charter, which is available for review within the “Investor Relations” page of the Company’s web site, www.simmonsbank.com (under “ESG — Governance — Governance Documents”). This committee met 9 times in 2025.

The Board appoints each member of the Audit Committee and has determined that each member is, and each member who served during 2025 was, independent in accordance with the Nasdaq listing standards. The Board has determined that Messrs. Shoptaw and Cossé, along with Ms. West, satisfy the requirements of “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC and the independence standards applicable to audit committee financial experts as set forth in Regulation S-K of the SEC. The Board has designated each of them as an “audit committee financial expert.” Further, the Board has determined that Ms. West and Messrs. Shoptaw and Cossé each satisfy the requirements as a financially sophisticated audit committee member as set forth in Rule 5605(c)(2)(A) of the Nasdaq listing standards.

The Company is required to obtain pre-approval by the Audit Committee for all audit and permissible non-audit services obtained from the independent auditors. All services obtained from the independent auditors during 2025, whether audit services or permitted non-audit services, were pre-approved by the Audit Committee (or its Chair, pursuant to delegated authority). The Audit Committee has not adopted any additional pre-approval policies and procedures, but consistent with its charter, it may do so in the future.

The Audit Committee issued the following report concerning its activities related to the Company for the previous year:

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2025, with management;

The Audit Committee has discussed with FORVIS MAZARS, LLP (“FORVIS”), its independent auditors, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission;

The Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; and

Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

In its analysis of the independence of FORVIS, the Audit Committee considered whether the non-audit related professional services rendered by FORVIS to the Company were compatible with maintaining the principal accountant’s independence.

AUDIT COMMITTEE

Mindy West, Chair	Steven Cossé	Jerry Hunter
Susan Lanigan	Robert L. Shoptaw

2026 Proxy Statement	62	Simmons First National Corporation

Proposal 4 — To Ratify Selection of Independent Certified Public Accountants

The Audit Committee of the Board re-selected the accounting firm of FORVIS MAZARS, LLP (“FORVIS”) as independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 2026, subject to a formal acceptance of an engagement letter from FORVIS, and seeks ratification of the selection by the Company’s shareholders.

Principal Accountant Fees

FORVIS’ fees for services rendered to the Company in 2025 and 2024 were as follows:

Type of Fee	2025	2024

Audit Fees	$1,915,966	$1,378,300

Audit Related Fees	$31,500	$30,975

Tax Fees	—	—

All Other Fees	—	—

Audit fees relate to the audit of the Company’s annual financial statements for the years ended December 31, 2025, and December 31, 2024, respectively, and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q. For 2025, audit fees also include comfort work performed by FORVIS in connection with securities offerings made by the Company. Audit-related fees were primarily for the audit services provided in connection with audits of the Company’s 401(k) Plan. There were no fees billed to the Company by FORVIS during 2025 or 2024 for services other than those set forth above.

Shareholder ratification of the Audit Committee’s selection of FORVIS as our independent auditors for the year ending December 31, 2026, is not required by the Company’s by-laws or otherwise. Nonetheless, the Board has elected to submit the selection of FORVIS to our shareholders for ratification. If the selection of FORVIS as our independent auditors for the year ending December 31, 2026 is not ratified, the matter will be referred to the Audit Committee for further review.

Representatives of FORVIS are expected to be at the annual meeting, will have an opportunity to make a statement if they desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF FORVIS AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2026.

2026 Proxy Statement	63	Simmons First National Corporation

Proposal 5 — Approval of the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan

The Company is asking shareholders to approve the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan, as amended and restated May 13, 2026 (also referred to in this Proposal 5 as the “Amended and Restated 2023 Plan” or the “plan”). The plan was originally adopted as the Simmons First National Corporation 2023 Stock and Incentive Plan (the “2023 Plan”), which was approved by shareholders and effective on April 18, 2023. The 2023 Plan initially reserved a pool of 3,800,000 shares of Common Stock to be issued pursuant to awards to employees, non-employee directors, and consultants as compensation during a term of no more than ten years. The Amended and Restated 2023 Plan was adopted by the Board, subject to shareholder approval, on March 12, 2026, based on the recommendation of the Compensation Committee. If approved by the shareholders, the Amended and Restated 2023 Plan will become effective as of May 13, 2026.

The significant terms of the Amended and Restated 2023 Plan are described in this proxy statement. This description is only a summary and is qualified in its entirety by reference to the Amended and Restated 2023 Plan, which is included in Appendix A to this proxy statement.

Summary of Amendments

The Amended and Restated 2023 Plan includes the following amendments to the 2023 Plan, which have been approved by the Board, subject to approval of the shareholders at the annual meeting:

•	extends the plan’s term for granting awards to May 12, 2036, from the current expiration date of April 17, 2033;

•	increases the maximum number of shares that can be granted under the plan (since inception on April 18, 2023) to 7,350,000 shares, an increase of 3,550,000 shares;

•	adds an annual $750,000 limit on combined cash and equity compensation for the Company’s non-employee directors, subject to exceptions in extraordinary circumstances; and

•	makes additional non-substantive updates to certain terms and provisions of the Amended and Restated 2023 Plan.

The Company believes that increasing the number of shares reserved for issuance under the plan is necessary for the Company to continue to offer a competitive compensation program because equity incentive awards are a fundamental component of the Company’s total compensation program. The Company’s overall compensation program consists of components that seek to align the interests of employees and directors with increasing shareholder value. The Company has long had in effect both cash and equity-based incentive plans that have allowed us to grant executive officers and other employees, along with certain consultants and directors, various types of equity-based awards, as well as cash awards. As of February 5, 2026, 539,315 shares of Common Stock remained available for awards under the 2023 Plan, assuming maximum payout levels for outstanding performance share units. If this proposal is not approved at the annual meeting, the Company may continue to grant new awards under the existing terms of the 2023 Plan until April 17, 2033, subject to continued availability of shares, but the Company’s ability to provide equity-based compensation will be limited. In that case, the Company’s ability to attract, retain, and motivate talent may be adversely impacted, and the Company may need to consider compensation alternatives that do not include equity-based compensation, or include equity-based compensation to a lesser degree than current practices. In the Board’s opinion, equity-based compensation has significantly contributed to the Company’s growth and success and is expected to continue to do so in the future. Thus, the Board considers approval of the Amended and Restated 2023 Plan critical to the Company’s ability to continue to execute its strategic plans.

If the Amended and Restated 2023 Plan is approved by shareholders, the Company intends to register the additional 3,550,000 shares to be reserved for issuance with the SEC pursuant to a registration statement on Form S-8 shortly after the annual meeting and prior to granting awards in connection with such shares.

The Company previously maintained prior equity-based incentive plans, including the 2015 Plan. No shares of Common Stock are available for future awards under these prior plans. Awards previously granted under these prior plans will remain outstanding in accordance with their terms, but, if any awards under the prior plans are forfeited, shares associated with such awards will not be transferred to or used under the Amended and Restated 2023 Plan or otherwise increase the number of shares available for awards under the Amended and Restated 2023 Plan.

2026 Proxy Statement	64	Simmons First National Corporation

Proposal 5 — Approval of the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan

The Simmons First National Corporation Second Amended and Restated Employee Stock Purchase Plan is not affected by this proposal or by shareholder approval of the Amended and Restated 2023 Plan.

Plan Highlights

The Company believes that an equity compensation plan is an important component of its overall compensation program and is necessary for the Company to continue to attract, retain, and motivate individuals of outstanding competence as employees, non-employee directors, or consultants. The Company also believes that the 2023 Plan, including as amended by the Amended and Restated 2023 Plan, if approved by shareholders, provides flexibility to develop and deliver incentive programs that are competitive, that attract and retain key talent, and that meet current and evolving compensation practices. The use of equity-based awards reflects the Board’s belief that encouraging share ownership by executive officers and other key employees provides a direct financial interest in the Company’s continued success while maintaining sound governance practices.

The Company estimates that the additional shares of Common Stock that will be available for awards under the Amended and Restated 2023 Plan if shareholders approve this proposal will allow the Company to maintain its equity compensation practices for approximately three to four years based on current circumstances, including the value of the Common Stock, the number of eligible participants in the 2023 Plan in the last twelve months, and the value of awards granted in the last twelve months. However, this is an estimate based on factors that are subject to change, and the actual number of awards granted in any year may be higher or lower than anticipated for a variety of reasons.

Some of the key features of the Amended and Restated 2023 Plan that enable the Company to maintain sound governance practices in granting awards include:

•	No “Evergreen” Provision: Shares authorized for issuance under the Amended and Restated 2023 Plan are not automatically replenished.

•

No Discounted Stock Options or SARs: The Amended and Restated 2023 Plan prohibits the grant of stock options or stock appreciation rights (“SARs”) with an exercise price less than the fair market value of the Common Stock on the grant date.

•

No “Reload” Options or SARs: The Amended and Restated 2023 Plan does not provide for the use of reload stock options or SARs, which provide that the exercise of a stock option or SAR can automatically trigger the grant of a new stock option or SAR.

•	No Repricing of Stock Options or SARs: The Amended and Restated 2023 Plan generally prohibits the repricing of stock options or SARs without shareholder approval.

•

No Liberal Share Recycling: Under the Amended and Restated 2023 Plan, shares of the Common Stock used to pay the exercise price of a stock option or SAR or to satisfy payment of taxes associated with an award will not be added back (recycled) to the aggregate plan limit. In addition, the gross number of shares associated with a stock option or SAR exercise, and not just the net shares issued upon exercise, will count against the aggregate plan limit. This design limits dilution by ensuring that shares used to pay exercise prices or to satisfy tax obligations are not returned to the share reserve.

•

No Dividends or Dividend-Equivalent Payments on Stock Options or SARs: The Amended and Restated 2023 Plan prohibits the payment of dividend equivalents or similar distributions on stock options or SARs.

•

No Liberal Change in Control Definition: The change in control definition under the Amended and Restated 2023 Plan is triggered only in circumstances where an actual change in control occurs. The definition is based on objective board turnover, ownership, merger and asset-sale thresholds, and is intended to be consistent with applicable tax rules.

•

Annual Aggregate Limit on Non-Employee Director Compensation: The Amended and Restated 2023 Plan adds a new $750,000 limit on combined cash and equity compensation for the Company’s non-employee directors, subject to exceptions in extraordinary circumstances.

•

Protective Provisions; Clawback: The Amended and Restated 2023 Plan permits the forfeiture of outstanding awards upon a participant’s termination for any reason. Awards under the Amended and Restated 2023 Plan (and any shares subject to the awards) are subject to clawback or recovery, in whole or in part, under the Company’s clawback or similar policy, as in effect from time to time, or as otherwise required under applicable law or stock exchange requirements. Awards under the Amended and Restated 2023 Plan (and any shares subject to the awards) are also subject to the Company’s share ownership, securities trading, anti-hedging, anti-pledging, and similar policies as may be in effect from time to time.

•

Independent Committee Administration: Awards to executive officers and non-employee directors under the Amended and Restated 2023 Plan are recommended or approved by the Compensation Committee, which is composed entirely of independent directors.

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•	Term of the Amended and Restated 2023 Plan: No awards may be granted under the Amended and Restated 2023 Plan more than ten years from the date of shareholder approval.

Key Data

As of March 11, 2026, the Company had 145,058,815 shares of Common Stock outstanding and the closing market price per share of the Company’s Common Stock as reported on the Nasdaq stock market was $19.11. When determining the number of additional shares of Common Stock to be authorized for issuance under the Amended and Restated 2023 Plan, the Board and Compensation Committee carefully considered the potential dilution to shareholders as measured by the Company’s “overhang,” “burn rate,” and projected future share usage needs.

Overhang and Potential Dilution. The following table provides certain additional information regarding awards outstanding and shares available to be awarded as of December 31, 2025 and February 5, 2026.

Overhang	December 31, 2025	February 5, 2026

Number of outstanding stock options[a]	62,300	0

Weighted average exercise price of outstanding stock options	$23.51	0

Weighted average remaining contractual life of outstanding stock options	0.04 years	0

Total number of outstanding full-value awards[b]	2,041,162	3,134,670

Number of outstanding unvested restricted stock awards	0	0

Number of outstanding unvested performance share unit awards[c]	993,811	1,498,132

Number of outstanding unvested time-based restricted stock unit awards	1,047,351	1,636,538

Total shares available for grant under the 2023 Plan[d]	1,711,216	539,315

Number of additional shares to be reserved under the Amended and Restated 2023 Plan	3,550,000	3,550,000

Total number of shares available for grant under the Amended and Restated 2023 Plan assuming the Amended and Restated 2023 Plan had been approved on such date	5,261,216	4,089,315

[a]	Stock options are the only appreciation awards outstanding under any plan as of December 31, 2025; no stock options were outstanding as of February 5, 2026. No SARs are outstanding under any plan.

[b]	Full-value awards outstanding are unvested performance share unit awards (assuming maximum payout levels) and restricted stock unit awards; no restricted stock awards are outstanding under any plan.

[c]

Of these awards, which are reported assuming maximum payout levels, the number of shares earned with respect to outstanding performance share unit awards were 0 between December 31, 2025 and February 5, 2026. The numbers reported in this row include 364,251 shares associated with outstanding performance share unit awards under the 2015 Plan as of December 31, 2025 and 358,708 shares associated with outstanding performance share unit awards under the 2015 Plan as of February 5, 2026, assuming maximum payout levels on each date. Of these awards outstanding on each date, 335,002 shares were associated with a performance period that ended December 31, 2025; based on achievement of performance goals for such performance period, the awards related to 335,002 shares were cancelled and 0 shares were earned under such awards upon certification of actual performance in March 2026.

[d]

This number reflects shares available for grant under the 2023 Plan on such date, assuming maximum payout levels for outstanding performance share units. This number does not include the 3,550,000 additional shares of Common Stock to be reserved for issuance under the Amended and Restated 2023 Plan if approved by shareholders at the annual meeting. No shares are available for grant under the Company’s prior equity-based incentive plans.

Potential dilution reflects the number of shares associated with outstanding awards plus the number of shares available for future awards under a plan divided by the sum of (a) the total number of shares of common stock outstanding and (b) the total outstanding awards and remaining available shares under the plan. As of December 31, 2025, the Company’s potential dilution under the 2023 Plan was approximately 2.7%. If the additional 3,550,000 shares of Common Stock to be reserved for issuance under the Amended and Restated 2023 Plan had been added to the plan as of December 31, 2025, the potential dilution would increase to approximately 5.2%. While the Company is aware of the potential dilutive effect of equity awards, it also recognizes the significant performance benefits that may be derived from including such awards in the Company’s compensation program.

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Burn Rate. The following table sets forth information to calculate the Company’s burn rate under the 2023 Plan and the 2015 Plan for the last three fiscal years. The burn rate calculation reflects the number of stock options, shares of restricted stock and restricted stock units granted under the 2023 Plan and the 2015 Plan plus the number of performance share units vested (earned) under the 2023 Plan and the 2015 Plan, divided by the weighted average shares outstanding for each year.

	Year Ended December 31,

	2025	2024	2023

Number of stock options granted[a] (“A”)	0	0	0

Number of time-based restricted stock awards granted[b] (“B”)	0	0	0

Number of performance share unit awards vested (earned)[c] (“C”)	19,861	41,887	72,075

Number of time-based restricted stock unit awards granted (“D”)	628,309	707,156	496,170

Total share usage under 2023 Plan and 2015 Plan (“E”) (A+B+C+D)	648,170	749,043	568,245

Weighted-average shares outstanding (“F”)	134,250,000	125,489,000	126,338,000

Burn rate (E/F)	0.48%	0.60%	0.45%

[a]	No stock options or SARs were granted under the 2023 Plan or the 2015 Plan during the last three fiscal years.

[b]	No restricted stock awards were granted under the 2023 Plan or the 2015 Plan during the last three fiscal years.

[c]	Performance share unit awards granted at target were 126,930, 187,850, and 301,759 for 2025, 2024, and 2023, respectively.

Purpose of the Amended and Restated 2023 Plan

The principal purposes of the Amended and Restated 2023 Plan are to:

•	promote the long-term growth and profitability of the Company and its subsidiaries,

•	provide employees, non-employee directors, and consultants with an incentive to achieve corporate objectives,

•	attract and retain individuals of outstanding competence, and

•	provide employees, non-employee directors, and consultants with incentives that are closely linked to the interests of all shareholders of the Company.

Administration

As with the 2023 Plan, the Amended and Restated 2023 Plan will be administered by the Compensation Committee of the Board of Directors (for purposes of this discussion, the “Committee”), unless the Board determines otherwise. The Committee has the power to select plan participants, to grant awards and to determine the terms and conditions of awards and the extent to which performance goals are satisfied, as the Committee considers appropriate. In addition, subject to the terms of the Amended and Restated 2023 Plan, the Committee has the authority, among other things, to construe and interpret the plan and the award agreements, to implement rules for the plan’s administration, to accelerate the exercisability or vesting of any award, and to make all other determinations for administration of the Amended and Restated 2023 Plan. The Committee may delegate authority under the Amended and Restated 2023 Plan to certain members of the Company’s management, except in the case of awards to the Company’s officers or directors subject to Section 16 of the Exchange Act.

All determinations by the Board or the Committee pursuant to the provisions of the Amended and Restated 2023 Plan or an award agreement shall be made in its discretion and shall be final, conclusive, and binding.

Eligibility

The Amended and Restated 2023 Plan provides that awards may be granted to employees, non-employee directors, and consultants of the Company and certain of its subsidiaries. Employees include officers or other employees of the Company and its subsidiaries. Non-employee directors include non-employee members of the Board of Directors of the Company as well as individuals, if any, who have been designated as a “regional,” “advisory,” or similar director of the Company or any subsidiary (although there are no such regional or advisory directors designated at this time). Consultants include individuals providing bona fide consulting or advisory services to the Company or its subsidiaries.

If the Amended and Restated 2023 Plan had been approved by shareholders as of February 28, 2026, approximately 2,924 employees and 13 non-employee directors would have been eligible to receive awards under the Amended and Restated 2023 Plan and approximately 363 employees typically receive awards annually, based on the Company’s historical compensation practices. Although the Amended and Restated 2023 Plan continues to include consultants as eligible participants, the Company historically has not granted awards to individual consultants. If the Amended and Restated 2023 Plan had been

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approved by shareholders as of February 28, 2026, there would have been no individual consultants whom the Company would have considered to be eligible to receive awards under the Amended and Restated 2023 Plan as of such date. In the future, the Committee would consider, on a case-by-case basis, whether individual consultants or any future regional or advisory directors would be eligible for awards under the Amended and Restated 2023 Plan.

Repricing of Stock Options and SARs Generally Prohibited

The Amended and Restated 2023 Plan generally prohibits the repricing of stock options or SARs without shareholder approval. Without shareholder approval, neither the Committee nor the Board is permitted to amend or modify the exercise price of outstanding stock options or SARs under the Amended and Restated 2023 Plan, or to cancel an outstanding stock option or SAR at a time when the exercise price is greater than the fair market value of a share of Common Stock in exchange for cash, another award, or other securities, or to extend the exercise period beyond the original term of the stock option or the SAR award (in each case, unless such repricing is in connection with a corporate transaction such as a change in control or an event referred to in the “Changes in Capitalization and Similar Changes” section below).

Shares Subject to the Amended and Restated 2023 Plan

Subject to shareholder approval, and further subject to certain adjustments as provided in the plan, the maximum aggregate number of shares of Common Stock that may be issued pursuant to awards made under the Amended and Restated 2023 Plan (since inception on April 18, 2023) is 7,350,000 shares, which is an increase of 3,550,000 shares over the maximum limit of 3,800,000 shares set forth in the 2023 Plan. If shareholders do not approve the Amended and Restated 2023 Plan, the maximum limit set forth in the 2023 Plan will remain in effect as approved by shareholders in 2023.

In general, if any award granted under the Amended and Restated 2023 Plan terminates, expires, is cancelled or lapses for any reason other than exercise or settlement, or if shares issued pursuant to an award are forfeited, the shares associated with such award will be available for future awards under the Amended and Restated 2023 Plan. However, any shares withheld by the Company, delivered by the participant, or otherwise used to pay the exercise price of a stock option or SAR or to satisfy applicable taxes associated with an award will not be available for future awards under the Amended and Restated 2023 Plan. Further, in the event shares are withheld or delivered in connection with a stock option or SAR exercise, the number of shares available for future awards will be reduced by the gross number of shares to which the exercise relates, rather than the net number of new shares issued upon the exercise.

The maximum aggregate number of shares under the Amended and Restated 2023 Plan that may be issued in respect of incentive stock options (“ISOs”) is 7,350,000.

Annual Aggregate Limit on Non-Employee Director Compensation

The Amended and Restated 2023 Plan adds a new $750,000 limit on combined cash and equity compensation for the Company’s non-employee directors, subject to exceptions in extraordinary circumstances. A participant who is a non-employee director generally will not receive compensation for any calendar year for his or her services as a non-employee director in excess of $750,000 in the aggregate, including cash payments and awards granted under the Amended and Restated 2023 Plan. The independent members of the Board may make exceptions to this limit in extraordinary circumstances for individual directors, but the director receiving such additional compensation is not permitted to participate in the decision to award such compensation.

Performance Goals

Awards granted under the Amended and Restated 2023 Plan may be performance-based compensation awards. For awards subject to performance-based vesting, exercisability, or other conditions, the Committee will determine the performance period during which a performance goal must be met. Attainment of any performance goal is subject to certification by the Committee. Performance goals may include a threshold level of performance below which no payment or vesting will occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.

For performance-based compensation awards under the Amended and Restated 2023 Plan, the Committee may select a performance goal, at its discretion, that may include, but is not limited to, any one or more of the following for any performance period: (i) earnings or earnings per share (whether on a pre-tax, after-tax, pre-provision, core, adjusted, operational or other basis); (ii) return measures (including return on assets, average assets, capital, equity, common equity, tangible common

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equity, investments or sales, and cash flow return on assets, average assets, capital, equity, common equity, tangible common equity, investments or sales); (iii) improvements in capital structure; (iv) revenues (including pre-provision net revenues); (v) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (vi) one or more operating ratios; (vii) stock price, stock performance, shareholder return or total shareholder return; (viii) market share; (ix) cash (cash flow, cash generation or other cash measures); (x) capital expenditures; (xi) net borrowing, debt leverage levels, credit quality or debt ratings; (xii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (xiii) net asset value per share; (xiv) economic value added; (xv) sales; (xvi) profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (xvii) net income (before or after taxes, operating income or other income measures); (xviii) internal rate of return or increase in net present value; (xix) productivity measures; (xx) cost reduction measures; (xxi) strategic plan development and implementation; (xxii) customer measures (including changes in number of customers or households); (xxiii) growth measures (deposit growth, loan growth, revenue growth, or asset growth); (xxiv) net charge-offs and other asset quality measures; (xxv) percentage of non-accrual loans to total loans or net charge-off ratio and other asset quality ratios; (xxvi) provision expense; (xxvii) satisfactory internal or external audits; (xxviii) improvement of financial ratings; (xxix) quality measures; (xxx) regulatory exam results; (xxxi) achievement of risk management objectives; (xxxii) achievement of strategic performance objectives; (xxxiii) implementation, management or completion of critical projects or processes; (xxxiv) efficiency ratio (as generally recognized and used for bank financial reporting and analysis, and including on an adjusted basis); or (xxxv) any component or components of the foregoing with such determination, in the Committee’s sole discretion, to include, exclude or otherwise adjust for the effects of events that occur during the relevant period, including: (A) extraordinary, unusual and/or non-recurring items of gain or loss; (B) other non-recurring items; (C) material extraordinary items that are both unusual and infrequent; (D) non-budgeted items; (E) an event or series of events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (F) asset write-downs; (G) litigation or claim judgments or settlements; (H) the effect of changes in tax laws, accounting principles, or other laws or regulations or provisions affecting reported results under the applicable performance goals; (I) any reorganization and restructuring programs, or charges or accruals for the same; (J) acquisitions or divestitures, or the effects of business combinations; (K) discontinued operations and dispositions of business units or segments; (L) changes in capital structure; and (M) special charges or items.

Satisfaction of performance goals will be evaluated and determined by the Committee. To the extent not prohibited in the applicable award agreement, the Committee may, in its discretion, adjust the compensation or economic benefit due upon satisfaction of performance goals, adjust the performance goals themselves and/or the length of the applicable performance period or make other adjustments on any basis, including the Committee’s discretion, as the Committee deems appropriate.

Types of Awards under the Amended and Restated 2023 Plan

The Amended and Restated 2023 Plan provides for the grant of the following types of awards:

•	stock options (both ISOs and nonqualified stock options),

•	SARs,

•	restricted stock,

•	restricted stock units,

•	performance share units,

•	stock awards,

•	other stock-based awards, and

•	performance cash awards.

Other than stock options which are exercised following payment of an exercise price, participants receiving awards under the Amended and Restated 2023 Plan are generally not required to pay the Company in connection with such awards (except for applicable taxes) other than the rendering of services.

The Committee is expressly authorized to grant awards under the Amended and Restated 2023 Plan that are deferred compensation covered by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), as well as awards that are not deferred compensation covered by Section 409A of the Code.

Stock Options. A stock option entitles the participant to purchase shares of Common Stock at the exercise price. Stock options granted under the Amended and Restated 2023 Plan may be ISOs or nonqualified stock options, although non-employee directors and consultants are not eligible to receive ISOs. The Committee will fix the exercise price at the time the stock option is granted, but the exercise price cannot be less than 100% of the shares’ fair market value on the grant date (or, in the case of an ISO granted to a 10% shareholder of the Company, 110% of the shares’ fair market value on the grant

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date). To the extent approved by the Committee, the exercise price may be paid in cash, by delivery of shares of Common Stock having a fair market value at the time of exercise equal to the exercise price, by the Company withholding shares otherwise issuable upon the exercise having an aggregate fair market value at the time of exercise equal to the exercise price, through a broker-assisted “cashless exercise,” or by a combination of the foregoing. Stock options may be exercised at such times and subject to such conditions as may be prescribed by the Committee, including the requirement that stock options will not be exercisable after ten years from the grant date (or, in the case of an ISO granted to a 10% shareholder of the Company, five years from the grant date). In accordance with Internal Revenue Service rules, the value in ISOs, based on the shares’ fair market value on the grant date, that can be exercisable for the first time in any calendar year under the Amended and Restated 2023 Plan or any other similar plan maintained by the Company is limited to $100,000 per participant.

A participant holding stock options has no right to vote the underlying shares until after the exercise of the stock options and the issuance of the underlying shares. No stock option may include any right to dividend equivalents with respect to the stock option or the underlying shares.

SARs. A SAR represents the right to receive, upon exercise, any appreciation in the value of a share of Common Stock of the Company over a particular time period. The exercise price of a SAR shall not be less than the fair market value of a share of Common Stock on the grant date. The maximum term of a SAR shall be determined by the Committee on the grant date, but shall not exceed ten years. SAR payouts may be made in cash, shares of Common Stock, or a combination of both, at the Committee’s discretion.

A participant holding SARs has no right to vote the underlying shares unless and until the SARs are exercised and any shares associated with the payout are issued. No SAR may include any right to dividend equivalents with respect to the SAR or the underlying shares.

Restricted Stock Awards. Restricted stock is stock that is subject to forfeiture and may not be transferred by a participant until the restrictions established by the Committee lapse. The period of restriction may lapse after the participant has completed a period of continuous employment or service, has satisfied one or more performance goals specified by the Committee, or both. During the period of restriction, participants holding shares of restricted stock may exercise full voting rights with respect to those shares. During the period of restriction, unless otherwise provided in the agreement, participants holding shares of restricted stock are entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in shares, such shares shall be subject to the same restrictions on transferability as the shares of restricted stock with respect to which they were paid.

Restricted Stock Unit Awards. A restricted stock unit is an award that is valued by reference to the fair market value of a share of Common Stock or a number of shares, or is valued as a fixed dollar amount. Payment of the value of restricted stock units may not be made until the period of restriction established by the Committee lapses. The period of restriction may lapse after the participant has completed a period of continuous employment or service, has satisfied one or more performance goals specified by the Committee, or both.

Holders of restricted stock units have no right to vote the shares represented by the units unless and until the underlying shares are issued to the participant. Unless otherwise provided by the Committee, holders of restricted stock units also have no right to receive dividend equivalents in connection with the units. The Committee may provide for payment of dividend equivalents with respect to restricted stock units under such terms and subject to such limitations as the Committee deems appropriate.

Payment for vested restricted stock units may be made in cash, shares of Common Stock or a combination of both, at the Committee’s discretion.

Performance Share Unit Awards. A performance share unit is an award that is valued by reference to the fair market value of a share of Common Stock or a number of shares, or is valued as a fixed dollar amount. Performance share units are subject to satisfaction of one or more performance goals established and certified by the Committee.

Holders of performance share units have no right to vote the shares represented by the units unless and until the underlying shares are issued to the participant. Unless otherwise provided by the Committee, holders of performance share units also have no right to receive dividend equivalents in connection with the units. The Committee may provide for payment of dividend equivalents with respect to a performance share unit award under such terms and subject to such limitations as the Committee deems appropriate.

Payment for vested performance share units may be made in cash, shares of Common Stock or a combination of both, at the Committee’s discretion.

Stock Awards. Unless otherwise provided by the Committee, a stock award is fully vested and freely transferable as of the grant date, subject to restrictions under applicable federal or state securities laws.

Other Stock-Based Awards. The Committee may also grant other forms of equity-based awards not described above which the Committee determines to be consistent with the purpose of the Amended and Restated 2023 Plan and the interests of the Company, subject to such terms as shall be determined by the Committee.

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Performance Cash Awards. A performance cash award under the Amended and Restated 2023 Plan is a cash award subject to satisfaction of one or more performance goals established and certified by the Committee. The Committee may grant performance cash awards to eligible participants under the Amended and Restated 2023 Plan, but nothing in the Amended and Restated 2023 Plan would prevent the Company from adopting other cash-based incentive or bonus programs that operate separately from the Amended and Restated 2023 Plan.

Transferability

In general, awards granted under the Amended and Restated 2023 Plan may not be sold, transferred, pledged, assigned, or otherwise encumbered by a participant, other than upon the death of the participant. A participant may designate a beneficiary to receive any award that may be paid or exercised after his or her death.

Withholding

Awards under the Amended and Restated 2023 Plan will be subject to withholding for applicable taxes, to the extent required by law. The applicable tax obligations will be satisfied in such manner as the Committee determines, which may include permitting or requiring participants to satisfy the withholding requirement by the Company withholding shares of stock from an award, by the participant delivering to the Company shares of stock that the participant has previously acquired, or by the participant making a cash payment to the Company. The Committee established a default process under the 2023 Plan for satisfying applicable tax obligations for an award by the Company withholding shares of stock from the award. The Committee anticipates continuing that default process under the Amended and Restated 2023 Plan. Any shares withheld by the Company, delivered by the participant, or otherwise used to satisfy applicable tax obligations associated with an award will not be available for future awards under the Amended and Restated 2023 Plan.

Termination of Employment or Service

Unless otherwise provided by the Committee, in the event that a participant’s employment or service with the Company and its subsidiaries terminates for any reason, the unvested portion of awards granted under the Amended and Restated 2023 Plan will automatically be forfeited. The Committee may provide for vesting of awards in connection with the termination of a participant’s employment or service on such basis as it deems appropriate, including, without limitation, any provisions for vesting at death, disability, retirement, or in connection with a “change in control” (as defined in the Amended and Restated 2023 Plan), with or without the further consent of the Committee.

Change in Control

In the event of a “change in control” (as defined in the Amended and Restated 2023 Plan), the Committee may, as to any outstanding award, either at the time an award is made or any time thereafter, take any one or more of the following actions in its discretion and without the consent of the participant: (i) provide for acceleration of the vesting, delivery, and exercisability of, and the lapse and/or satisfaction of time-based and/or performance-based vesting restrictions with respect to, any award so that such award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase, settlement, or cancellation of any award by the Company, for an amount of cash equal to the amount that could have been obtained upon the exercise of such award or realization of a participant’s rights had such award been currently exercisable or payable; (iii) provide for the replacement of any stock-settled award with a cash-settled award; (iv) make such adjustment to any such award then outstanding as the Committee deems appropriate to reflect such change in control; or (v) cause any award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity in such change in control.

Changes in Capitalization and Similar Changes

In the event of any change in the outstanding shares of the Company’s Common Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event or change in the Company’s capital stock, the aggregate number and kind or class of shares reserved under the Amended and Restated 2023 Plan and subject to outstanding awards under the Amended and Restated 2023 Plan, the exercise price of stock options and SARs, and other relevant provisions will be proportionately, equitably and appropriately adjusted by the Committee to retain the economic value or opportunity. As an example only, a two-for-one stock split would generally double the number of shares reserved under the initial terms of the 2023 Plan or under the terms of the Amended and Restated 2023 Plan. Similarly, a two-for-one stock split would generally double the number of shares covered by each outstanding award and reduce the exercise price of outstanding stock options and SARs by one-half.

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Termination of or Changes to the Amended and Restated 2023 Plan

The Board may amend or terminate the Amended and Restated 2023 Plan in any respect without shareholder approval, unless the particular amendment requires shareholder approval pursuant to applicable state law, the Code, the requirements of Section 16 of the Exchange Act or the Company’s stock exchange, by any regulatory body having applicable jurisdiction, or pursuant to any other applicable laws, rules, or regulations. No termination or amendment of the Amended and Restated 2023 Plan, other than in connection with a change of control or capital adjustment pursuant to the Amended and Restated 2023 Plan or as required by applicable law, may materially adversely affect any awards previously granted under the Amended and Restated 2023 Plan without the participant’s written consent.

Duration

Unless terminated sooner by the Board as described above, no award will be granted under the Amended and Restated 2023 Plan after May 12, 2036. Awards granted under the Amended and Restated 2023 Plan on or before May 12, 2036, will remain outstanding in accordance with their terms.

Clawback

As discussed in the “Compensation Discussion and Analysis” section above, the Board has adopted a compensation clawback policy which provides for the recoupment, under certain conditions, of certain incentive-based compensation (as defined in the policy) in the event of an accounting restatement (as defined in the policy). All awards granted under the Amended and Restated 2023 Plan (whether vested or unvested) and any shares associated with such awards will be subject to recoupment by the Company or a related entity as may be required under the current or any future compensation clawback or similar policy of the Company that is applicable to the participant and may be in effect from time to time. In addition, any award that is subject to clawback or recoupment under applicable law, government regulation or stock exchange listing requirement will be subject to such clawback or deductions as may be required under such law, regulation or stock exchange listing requirement.

Share Ownership Guidelines

As discussed in the “Compensation Discussion and Analysis” section above, the Company encourages directors and executive officers to be shareholders. The Company believes that share ownership by directors and executives is a contributing factor to enhanced long-term corporate performance. Although the directors and named executive officers included in this proxy statement already have an equity stake in the Company, the Company has adopted share ownership policies for directors and certain officers. Directors are generally restricted (with limited exceptions) from disposing of shares received as equity-based compensation until the ownership guidelines are satisfied. Officers at and above the executive vice president level who have not satisfied the ownership guidelines within five years are generally restricted (with limited exceptions) from disposing of shares received as equity-based compensation until the ownership guidelines are satisfied.

Banking Regulatory Provision

All awards under the Amended and Restated 2023 Plan will be subject to any condition, limitation, or prohibition under any financial institution regulatory policy or rule to which the Company or any of its subsidiaries is subject.

Certain Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences of awards under the Amended and Restated 2023 Plan. This summary is based on U.S. federal income tax laws and regulations in effect on the date of this proxy statement and is not a complete description of the U.S. federal income tax laws. Tax laws are subject to change. This summary is intended for the information of shareholders considering how to vote at the annual meeting and not as tax or legal advice to participants in the Amended and Restated 2023 Plan, as the consequences may vary with the types of awards granted, the identity of the participants, and the method of payment or settlement of an award. In addition, this summary is not intended to be exhaustive, does not constitute legal advice or tax advice to any person and does not describe possible “golden parachute” excise taxes, municipal, state or foreign income tax consequences of awards, federal employment taxes, or the tax consequences of any participant’s death.

Generally, all amounts taxable as ordinary income to participants under the Amended and Restated 2023 Plan in respect of awards are expected to be deductible by the Company as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code. Under Section 162(m) of the Code, the Company generally cannot deduct compensation paid to certain covered employees in excess of $1 million annually.

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Proposal 5 — Approval of the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan

Stock Options. A participant recognizes no taxable income when a nonqualified stock option is granted. A participant who exercises a nonqualified stock option will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. A participant’s tax basis in shares of Common Stock received upon exercise of a nonqualified stock option will generally be equal to the fair market value of those shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of shares of Common Stock received upon exercise of a nonqualified stock option, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares are held. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

A participant recognizes no taxable income when an incentive stock option is granted or exercised. So long as the participant meets the applicable holding period requirements for shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss realized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and the Company will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will then recognize ordinary income. The amount of ordinary income recognized by the participant is limited to the lesser of the gain on such sale and the difference between the fair market value of the shares of Common Stock on the date of exercise and the option exercise price. Any gain realized in excess of this amount will be treated as short-term or long-term capital gain (depending on how long the shares are held). If the option exercise price exceeds the amount realized upon such a disposition, the difference will be short-term or long-term capital loss (depending on how long the shares are held). Notwithstanding the above, individuals subject to alternative minimum tax may recognize ordinary income upon exercise of an incentive stock option.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of a SAR. Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock and/or the amount of cash received on the exercise date.

Restricted Stock. If a participant receives shares of restricted stock under the Amended and Restated 2023 Plan and does not make the Section 83(b) election described in the next paragraph, the participant will recognize no taxable income upon the receipt of the shares. A participant receiving shares of restricted stock generally will recognize ordinary income in the amount of the fair market value of the shares of restricted stock at the time the stock is no longer subject to forfeiture (i.e., has vested), less the consideration paid for the restricted stock (if any). A participant’s tax basis in shares of restricted stock will generally be equal to the income recognized when the forfeiture conditions lapse, and the participant’s holding period for the shares will begin at that time. Upon sale of the shares, the participant will realize short-term or long-term capital gain or loss, depending on how long the shares are held after the forfeiture conditions lapse. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the participant’s tax basis in the shares.

However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the shares of restricted stock, to recognize taxable ordinary income on the grant date equal to the excess of the fair market value of the shares of restricted stock on the grant date (determined without regard to the restrictions) over the amount of the purchase price of the restricted stock (if any). By making a Section 83(b) election the participant will recognize no additional compensation income when the forfeiture conditions lapse. If the participant makes an election under Section 83(b), the holding period will commence on the grant date and the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions).

Upon the sale of the shares of restricted stock, the participant will realize short-term or long-term capital gain or loss, depending on the period the shares were held. However, if the shares are forfeited, the participant will not be entitled to claim a deduction with respect to any income tax paid upon making the Section 83(b) election but will be entitled to claim a short-term or long-term capital loss with respect to the shares to the extent of the consideration paid by the participant for such shares. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service and with his or her employer, each within 30 days after the shares of restricted stock are issued.

Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

Restricted Stock Units and Performance Share Units. A participant will not realize income in connection with the grant of a restricted stock unit or the credit of any dividend equivalents to his or her account or the grant of a performance share unit. When shares of Common Stock and/or cash is delivered to the participant, the participant generally will be required to include as taxable ordinary income in the year of receipt, an amount equal to the amount of cash and the fair market value of any shares received. The Company generally will be entitled to a federal income tax deduction at the time and in the amount included in the participant’s income by reason of the receipt. For each share of Common Stock received in respect of a restricted stock unit or performance share unit, the taxation of the post-settlement appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of Common Stock.

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Proposal 5 — Approval of the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan

Stock Awards. A participant receiving an unrestricted stock award is required to include the fair market value of the shares received as ordinary compensation income upon receipt in an amount equal to the fair market value of the shares received. The Company will be entitled to a federal income tax deduction in the corresponding amount at that time. For each share of Common Stock received, the taxation of the post-receipt appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares.

Other Stock-Based Awards. The taxation of other stock-based awards will depend upon the design of such awards.

Performance Cash Awards. A participant will not recognize any taxable income at the time a performance cash award is granted. When the terms and conditions to which a performance cash award is subject have been satisfied and the award is paid, the participant will recognize as ordinary income the amount of cash he or she receives. The Company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income the participant recognizes.

Section 409A. Section 409A of the Code (“Section 409A”) imposes certain requirements on nonqualified deferred compensation arrangements, including requirements with respect to an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). Section 409A imposes restrictions on an individual’s ability to change his or her distribution timing or form after an election to defer compensation has been made or compensation has been deferred. For certain individuals who are “specified employees,” Section 409A requires that such individual’s distribution commence no earlier than six months after the individual’s separation from service.

Under current Internal Revenue Service guidance, certain awards under the Amended and Restated 2023 Plan are generally excluded from nonqualified deferred compensation to which Section 409A applies. These excluded awards generally are stock options under which shares of the Company’s Common Stock are issued, certain restricted stock and restricted stock units that are paid at or shortly after vesting, and performance share unit awards that are paid at or shortly after vesting. Depending on their specific terms, other awards under the Amended and Restated 2023 Plan may be treated as nonqualified deferred compensation to which Section 409A applies, and in such case it is generally the Company’s intent that such awards be designed to comply with the election timing, payment timing, and other requirements of Section 409A.

If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award generally will recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A generally fails to comply with the provisions of Section 409A, Section 409A imposes an additional federal income tax on compensation recognized as ordinary income, as well as possible interest requirements with respect to such amounts, and will have certain withholding requirements.

New Plan Benefits

As discussed more fully in the “Director Compensation” section above, each non-employee director receives an annual equity retainer for service on the Board, payable in restricted stock units that vest over time. On May 15, 2026, the Company anticipates granting restricted stock units to each non-employee director (following the director’s re-election to the Board at the annual meeting) in the amount of approximately $80,000 per director, with the number of restricted stock units determined based on the closing price of the Common Stock on the grant date, rounded up in the case of a fractional share. If shareholders approve the Amended and Restated 2023 Plan at the annual meeting, the Company anticipates granting these restricted stock units under the Amended and Restated 2023 Plan. If shareholders do not approve the Amended and Restated 2023 Plan, the Company anticipates granting these restricted stock units under the existing terms of the 2023 Plan. The following table sets forth certain information regarding the anticipated grants of restricted stock units to the non-employee directors:

Name and Position	Dollar Value

All non-employee directors as a group (13 persons)	$1,040,000[a]

[a]

Amount reflects the aggregate value of restricted stock unit awards anticipated to be granted May 15, 2026 to all non-employee directors following the annual meeting. The number of restricted stock units will be determined based on the closing price of the Common Stock on the grant date and, therefore, cannot be determined until the grant date.

If the Amended and Restated 2023 Plan is approved by shareholders, participation and the types of awards granted under the Amended and Restated 2023 Plan will be subject to the discretion of the Committee. Other than the anticipated grants to the non-employee directors as discussed above, no determination has been made as to the awards, if any, that any individuals who would be eligible to participate in the plan will be granted in the future under the Amended and Restated 2023 Plan. Therefore, any other benefits or amounts that will be received by any participant or groups of participants if the Amended and Restated 2023 Plan is approved are not currently determinable.

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Proposal 5 — Approval of the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025, with respect to compensation plans under which equity securities of the Company are authorized for issuance. This table does not include the 3,550,000 additional shares of Common Stock to be reserved for issuance under the Amended and Restated 2023 Plan if approved by shareholders at the annual meeting.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[a]	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights[b]	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)

Equity Compensation Plans Approved by Shareholders	2,103,462	$23.51	2,009,977	[c]

Equity Compensation Plans Not Approved by Shareholders[d]	0	0	0

Total	2,103,462	$23.51	2,009,977

[a]

Includes 62,300 shares that may be issued upon exercise of outstanding stock options granted under the 2015 Plan and the Company’s prior equity-based incentive plans, 81,301 shares that may be issued under outstanding restricted stock unit awards under the 2015 Plan, 966,050 shares that may be issued under outstanding restricted stock unit awards from the 2023 Plan, 364,251 shares that may be issued under outstanding performance share unit awards if maximum performance is achieved under the 2015 Plan, and 629,560 shares that may be issued under outstanding performance share unit awards if maximum performance is achieved under the 2023 Plan. With respect to the 364,251 shares included as of December 31, 2025 assuming maximum performance in connection with outstanding performance share unit awards under the 2015 Plan, 335,002 shares were associated with a performance period that ended December 31, 2025; based on achievement of performance goals for such performance period, the awards related to 335,002 shares were cancelled and 0 shares were earned under such awards upon certification of actual performance in March 2026. With respect to the 629,560 shares included as of December 31, 2025 assuming maximum performance in connection with outstanding performance share unit awards under the 2023 Plan, the number of shares that may be issued under such awards outstanding on December 31, 2025 would be 157,390 shares assuming threshold performance is achieved and 314,780 shares assuming target performance is achieved.

[b]

The weighted average exercise price does not take into account the outstanding restricted stock unit awards or the performance share unit awards noted in footnote (a) of this table, since those awards do not have an exercise price.

[c]

Consists of 1,711,216 shares available for future issuance under the 2023 Plan and 298,761 shares available for future issuance under the Simmons First National Corporation Second Amended and Restated Employee Stock Purchase Plan as of December 31, 2025.

[d]	The Company does not have any equity compensation plans that have not been approved by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 5.

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Delinquent Section 16(a) Reports

Section 16(a) of the Securities and Exchange Act of 1934 and the regulations issued thereunder require directors and certain officers and beneficial owners of any company registered under that Act to file reports on Forms 3, 4, & 5 with the SEC showing their beneficial ownership in securities issued by such company within specified timeframes. Based solely upon a review of such reports by the directors and officers of the Company for the preceding fiscal year provided to the Company by such persons, the Company believes that all of our Section 16 filers filed on a timely basis the reports required by Section 16(a) during the fiscal year.

Financial Statements

A copy of the annual report on Form 10-K for the year ended December 31, 2025, required to be filed with the SEC, including audited financial statements, is enclosed herewith. Such report and financial statements contained therein are not incorporated into this proxy statement and are not considered a part of the proxy soliciting materials, since they are not deemed material for the exercise of prudent judgment in regard to the matters to be acted upon at the meeting.

Upon written request by any shareholder addressed to George A. Makris III, Secretary, Simmons First National Corporation, P. O. Box 7009, Pine Bluff, Arkansas 71611, a copy of the Company’s annual report on Form 10-K required to be filed with the SEC, including the financial statements and schedules thereto, will be furnished without charge.

Proposals for 2027 Annual Meeting

Shareholders who intend to submit proposals pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company’s 2027 Annual Meeting of Shareholders and included in the Company’s proxy statement relating to such meeting must submit such proposals to the Corporate Secretary of the Company at the Company’s principal executive offices no later than December 9, 2026. Such proposals must also comply with the additional requirements of Rule 14a-8 of the Exchange Act (or any successor rule) to be eligible for inclusion in the proxy statement for the 2027 Annual Meeting of Shareholders.

In addition, the Company’s by-laws provide that only such business (including, without limitation, the nomination of persons for election to the Board) which is properly brought before a shareholder meeting will be conducted. For business (including, without limitation, the nomination of persons for election to the Board) to be properly brought before an annual meeting of the shareholders by a shareholder, the shareholder must provide notice to the Corporate Secretary of the Company at the Company’s principal executive offices not later than 90 days nor earlier than 120 days prior to the first anniversary of the prior year’s annual meeting of the shareholders. In the event that the Company did not hold an annual meeting of the shareholders in the prior year or if the first anniversary of the prior year’s annual meeting of the shareholders is more than 30 days before or after the date of the current year’s annual meeting of the shareholders, the shareholder’s notice is timely only if it is delivered to the Company’s Corporate Secretary at the principal executive offices of the Company no later than the 10th day after the Company publicly announces the date of the current year’s annual meeting of the shareholders or the 90th day before the date of the current year’s annual meeting of the shareholders, whichever is later. To be in proper written form, a shareholder’s notice to the Company’s Corporate Secretary must comply with all requirements contained in the Company’s by-laws, a copy of which may be obtained upon written request to the Corporate Secretary of the Company.

Accordingly, a shareholder who intends to raise a proposal or to nominate directors to be acted upon at the 2027 Annual Meeting of Shareholders, but who does not desire to include the same in the Company’s 2027 proxy statement, must provide written notice to the Company’s Corporate Secretary no earlier than January 13, 2027, nor later than February 12, 2027.

In addition to satisfying the foregoing requirements under the Company’s by-laws, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 14, 2027.

The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, and the persons named as proxies in the Company’s proxy for the 2027 Annual Meeting of Shareholders may exercise their discretionary authority to vote upon any such proposal to the extent brought before such meeting.

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Other Matters

Management knows of no other matters to be brought before this annual meeting. However, if other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their best judgment on such matters.

Cautionary Note Regarding Forward Looking Statements

Certain statements contained in this proxy statement may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “estimate,” “expect,” “foresee,” “intend,” “indicate,” “likely,” “target,” “plan,” “positions,” “prospects,” “project,” “predict,” or “potential,” by future conditional verbs such as “could,” “may,” “might,” “should,” “will,” or “would,” by variations of such words, or by similar expressions. These forward-looking statements include, without limitation, those relating to the Company’s future growth, shareholder returns, business strategies, product development, governance structure, acquisitions and their expected benefits, revenue, expenses, assets, asset quality, profitability, earnings, accretion, dividends, customer service, lending capacity and lending activity, loan demand, deposit levels investment in digital channels, critical accounting policies and estimates, net interest income, net interest margin, non-interest income, non-interest expense, the Company’s stock repurchase program, estimated results for performance based incentive awards having performance periods that extend beyond 2025, consumer behavior and liquidity, the Company’s ability to recruit and retain directors, executive officers, and key employees, the effectiveness of the Company’s directors, executive officers, and key employees; the adequacy of the allowance for credit losses, income tax deductions, deferred tax assets, credit quality, the level of credit losses from lending commitments, net interest revenue, interest rates and interest rate sensitivity (including, among other things, the impact of rising or declining interest rates), economic conditions, repricing of loans and time deposits, loan loss experience, liquidity, the Company’s expectations regarding actions by regulatory agencies, capital resources, the expected expenses and cost savings associated with branch closures, market risk, plans for investments in (and cash flows from) securities and investment portfolio strategies, effect of pending and future litigation, staffing initiatives, estimated cost savings associated with the Company’s early retirement program, legal and regulatory limitations and compliance, and competition.

These forward-looking statements are based on various assumptions and involve inherent risks and uncertainties, and may not be realized due to a variety of factors, including, without limitation: changes in the Company’s operating, acquisition, or expansion strategy; the effects of future economic conditions (including unemployment levels and slowdowns in economic growth), governmental monetary and fiscal policies (including the policies of the Federal Reserve), as well as legislative and regulatory changes; general business conditions, as well as conditions within the financial markets, developments impacting the financial services industry, such as bank failures or concerns involving liquidity; changes in real estate values; changes in interest rates and related governmental policies; the effects of a government shutdown; changes in liquidity, and the availability of and costs associated with obtaining adequate and timely sources of liquidity; increased inflation; changes in the level and composition of deposits, changes in loan demand, changes in deposit flows, and changes in the values of loan collateral, securities and interest sensitive assets and liabilities; changes in credit quality; actions taken by the Company to manage its investment securities portfolio; changes in the securities markets generally or the price of the Company’s common stock specifically; changes in the assumptions used in making the forward-looking statements; developments in information technology affecting the financial industry; cyber or other information technology threats, attacks or events, including at third parties on which we rely for key services; reliance on third parties for the provision of key services; the ability to collect amounts due under loan agreements; further changes in accounting principles relating to loan loss recognition; the costs of evaluating possible acquisitions and the risks inherent in integrating acquisitions; possible adverse rulings, judgments, settlements, fines and other outcomes of pending or future litigation or government actions; changes in tariff policies; general economic and market conditions; changes in governmental administration; market disruptions, including pandemics or significant health hazards, severe weather conditions, natural disasters, terrorist activities, financial crises, political crises, war and other military conflicts (including the ongoing military conflicts) or other major events, or the prospect of these events; changes in customer behaviors and preferences, including consumer spending, borrowing, and saving habits; the soundness of other financial institutions and indirect exposure related to the closings of other financial institutions and their impact on the broader market through other customers, suppliers and partners (or that the conditions which resulted in the liquidity concerns experienced by closed financial institutions may also adversely impact, directly or indirectly, other financial institutions and market participants with which the Company has commercial or deposit relationships); the loss of key employees; the ability to

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Cautionary Note Regarding Forward Looking Statements

collect amounts due under loan agreements; increased unemployment; labor shortages; the Company’s ability to manage and successfully integrate its mergers and acquisitions to fully realize cost savings and other benefits associated with those transactions; increased delinquency and foreclosure rates on commercial real estate and other loans; significant increases in nonaccrual loan balances; the effects of government legislation, including tax rules and regulations or changes or interpretations thereof; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally, and internationally, together with such competitors offering banking products and services by mail, cellphone/tablet, telephone, computer, and the internet; the failure of assumptions underlying the establishment of reserves for possible credit losses, fair value for loans, other real estate owned, and those factors set forth from time to time in the Company’s press releases and filings with the SEC, including, without limitation, the Company’s Form 10-K for the year ended December 31, 2025 (which has been filed with, and is available from, the SEC). Many of these factors are beyond our ability to predict or control, and actual results could differ materially from those projected in or contemplated by the forward-looking statements due to these factors and others. In addition, as a result of these and other factors, our past financial performance should not be relied upon as an indication of future performance. Further, there can be no guarantee that the Board will approve a quarterly dividend in future quarters, and the timing, payment, and amount of future dividends (if any) is subject to, among other things, the discretion of the Board and may differ significantly from past dividends.

We believe the assumptions and expectations that underlie or are reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations or whether our future performance will differ materially from the performance reflected in or implied by our forward-looking statements, and you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and all written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this section.

BY ORDER OF THE BOARD OF DIRECTORS:

George A. Makris III, Secretary

Pine Bluff, Arkansas

April 8, 2026

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Appendix A

Appendix A

2026 Proxy Statement	Simmons First National Corporation

Appendix A

Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan (As Amended and Restated Effective May 13, 2026)

Article I

Establishment, Purpose, and Duration

1.1 Establishment of the Plan. Simmons First National Corporation, an Arkansas corporation, previously established the Simmons First National Corporation 2023 Stock and Incentive Plan, effective April 18, 2023. The Company hereby amends and restates the plan and establishes the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan as set forth in this document and as hereafter from time to time further amended and/or restated (the “Plan”). Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Stock Awards, Other Stock-Based Awards and Performance Cash Awards. The Plan was approved by the Board of Directors of the Company on March 12, 2026 and shall become effective on May 13, 2026 (the “Effective Date”), subject to the approval of the Plan by the shareholders of the Company on such date. The Plan was originally adopted by the Board on March 6, 2023 and originally became effective upon approval by the shareholders of the Company on April 18, 2023. The Company previously maintained the Second Amended and Restated Simmons First National Corporation 2015 Incentive Plan and other prior equity incentive plans of the Company (collectively, the “Prior Plans”). No additional awards shall be made under the Prior Plans, although any outstanding awards under the Prior Plans shall remain outstanding in accordance with their terms. For the avoidance of doubt, the Second Amended and Restated 2015 Employee Stock Purchase Plan maintained by the Company is not a Prior Plan and shall not be affected by shareholder approval of the Plan.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term growth and profitability of the Company and its Subsidiaries, to provide Employees, Non-Employee Directors and Consultants with an incentive to achieve corporate objectives, to attract and retain individuals of outstanding competence and to provide Employees, Non-Employee Directors and Consultants with incentives that are closely linked to the interests of all shareholders of the Company.

1.3 Duration of the Plan. The terms of the amended and restated Plan are effective on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 16.1 herein. No Awards shall be granted under the Plan after May 12, 2036; however, Awards granted on or before May 12, 2036 shall remain valid in accordance with their terms.

Article II

Definitions

2.1 Definitions. Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act.

(b) “Agreement” means a written agreement or other instrument or document, which may be in electronic format, implementing the grant of an Award and setting forth the specific terms of such Award, and which is signed, accepted or otherwise acknowledged (including a signature, acceptance or other acknowledgment in electronic format) by an authorized officer or director of the Company and by the Participant, except that no signature, acceptance or other acknowledgment will be required from the Participant in the case of an Award with no vesting conditions or which has a designated period during which the Award may be rejected but after which the Award is deemed automatically accepted. The Company’s Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Chief People Officer,

2026 Proxy Statement	A-1	Simmons First National Corporation

Appendix A

Secretary and such other officers or directors of the Company as shall be designated by the Committee are hereby authorized to sign, accept or otherwise acknowledge Agreements on behalf of the Company (including a signature, acceptance or other acknowledgment in electronic format) and to cause Agreements to be delivered to each Participant (including delivery in electronic format).

(c) “Award” means, individually or collectively, a grant under this Plan of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Stock Awards, Other Stock-Based Awards or Performance Cash Awards.

(d) “Award Date” means the date on which an Award is made (also referred to as “granted”) by the Committee under this Plan.

(e) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(f) “Beneficiary” means the person designated by a Participant under Article XVII to receive and exercise any Options or SARs that may be exercised after his death or to receive payment under any Award that may be paid after his death, as provided for in the Agreement for the applicable Award.

(g) “Board” means the Board of Directors of the Company, unless otherwise indicated.

(h) “Change in Control” means the occurrence of any one of the following events at any time after the Effective Date, provided that if a Change in Control occurs on account of any series or transactions or events, the Change in Control occurs on the date of the last of such transactions or events:

(i) during any 12-month period, individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board; provided, that any person becoming a director after the Effective Date and whose election or nomination for election was approved (or recommended to the shareholders of the Company for approval) by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director, but any person initially becoming a director in connection with an actual or threatened election contest or other solicitation of proxies by or on behalf of an individual or entity other than the Incumbent Directors will not be an Incumbent Director; or

(ii) any Person becomes a Beneficial Owner, directly or indirectly, of (A) more than 50% of the then outstanding Shares, (B) securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”), (C) more than 50% of the then outstanding shares of common stock of Simmons Bank (“Bank Shares”), or (D) securities of Simmons Bank representing more than 50% of the combined voting power of Simmons Bank’s then outstanding securities eligible to vote for the election of directors (“Bank Voting Securities”); provided, further, that for purposes of this subsection (ii), the following acquisitions of Shares, Company Voting Securities, Bank Shares, or Bank Voting Securities shall not constitute a Change in Control: (w) an acquisition by the Company, (x) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (y) an acquisition pursuant to a Non-Qualifying Transaction (as defined in clause (iii) below), or (z) an acquisition pursuant to a Non-Qualifying Bank Transaction (as defined in clause (iv) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Shares and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50%, respectively, of (1) the then outstanding shares of common stock (or similar securities in the case of an entity that does not have common stock) and (2) the combined voting power of the then outstanding securities generally eligible to vote in the election of directors (or similar officials in the case of an entity other than a corporation) ((1) and (2) collectively, the “Total Voting Power”) of (I) in the case of a Reorganization, the entity resulting from such Reorganization (which, for the avoidance of doubt, may be the Company); in the case of a Sale, the entity that has acquired all or substantially all of the assets of the Company; in the case of an Acquisition, the Company (in each case, the “Surviving Entity”) or (II) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the Total Voting Power of the Surviving Entity (“Parent Entity”) in substantially the same proportions as their ownership immediately prior to such Reorganization, Sale or Acquisition of the outstanding Shares and the outstanding Company Voting Securities (as the case may be), (B) no Person (other than (x) the Company, (y) the Parent Entity (or if there is no Parent Entity, the Surviving Entity), or (z) any employee benefit plan (or related trust) sponsored or maintained by either of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the Total Voting Power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity), except to the extent that such ownership existed immediately

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prior to the Reorganization, Sale or Acquisition, and (C) at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) are Incumbent Directors (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in clauses (A), (B) and (C) above in this clause (iii) shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving Simmons Bank (a “Bank Reorganization”), or the sale or other disposition of all or substantially all of Simmons Bank’s assets (a “Bank Sale”) or the acquisition of assets or stock of another corporation or other entity (a “Bank Acquisition”), unless immediately following such Bank Reorganization, Bank Sale or Bank Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Bank Shares and outstanding Bank Voting Securities immediately prior to such Bank Reorganization, Bank Sale or Bank Acquisition beneficially own, directly or indirectly, more than 50%, respectively, of the Total Voting Power of (I) in the case of a Bank Reorganization, the entity resulting from such Bank Reorganization (which, for the avoidance of doubt, may be the Bank); in the case of a Bank Sale, the entity that has acquired all or substantially all of the assets of the Bank; in the case of a Bank Acquisition, the Bank (in each case, the “Surviving Bank Entity”) or (II) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the Total Voting Power of the Surviving Bank Entity (“Bank Parent Entity”) in substantially the same proportions as their ownership immediately prior to such Bank Reorganization, Bank Sale or Bank Acquisition of the outstanding Bank Shares and the outstanding Bank Voting Securities (as the case may be), (B) no Person (other than (x) the Bank, (y) the Bank Parent Entity (or if there is no Bank Parent Entity, the Surviving Bank Entity), or (z) any employee benefit plan (or related trust) sponsored or maintained by either of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the Total Voting Power of the Bank Parent Entity (or, if there is no Bank Parent Entity, the Surviving Bank Entity), except to the extent that such ownership existed immediately prior to the Bank Reorganization, Bank Sale or Bank Acquisition, and (C) at least a majority of the members of the board of directors of the Bank Parent Entity (or, if there is no Bank Parent Entity, the Surviving Bank Entity) are Incumbent Directors (any Bank Reorganization, Bank Sale or Bank Acquisition which satisfies all of the criteria specified in clauses (A), (B) and (C) above in this clause (iv) shall be deemed to be a “Non-Qualifying Bank Transaction”); or

(v) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, to the extent necessary to comply with Section 409A of the Code, no event that, but for the application of this section, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control with respect to an Award that is subject to Section 409A of the Code and is intended to comply with Section 409A of the Code (a “409A Award”) unless such event is also a “change in control event” as defined in Section 409A of the Code with respect to such 409A Award.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(j) “Committee” means the committee of the Board appointed to administer the Plan pursuant to Article III herein, which shall be the Compensation Committee of the Board unless the Board determines otherwise. All members of the Committee shall be “independent directors” under applicable stock exchange listing requirements. In the event the Board exercises the authority of the Committee in connection with the Plan or an Award as contemplated by Section 3.1(a) herein, the term “Committee” shall refer to the Board in connection with the Plan or with regard to that Award (provided, for the avoidance of doubt, that the independence requirements set forth in the preceding sentence shall not apply to the Board).

(k) “Company” means Simmons First National Corporation, or, where applicable, any successor thereto as provided in Article XX herein.

(l) “Consultant” means a natural person who provides bona fide consulting or advisory services to the Company or its Subsidiaries, provided the services are not in connection with a capital-raising transaction and the person does not directly or indirectly promote or maintain a market for the Company’s securities.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any regulations promulgated thereunder.

(n) “Fair Market Value” of a Share means (A) the per-share closing market price on the applicable principal U.S. market on the relevant date if it is a trading date or, if not, on the most recent date on which a Share was traded prior to such date, as reported by the stock exchange or system for the applicable principal U.S. market, or (B) if the Share is not traded as provided in (A) or if, in the opinion of the Committee, the method provided in (A) is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

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(o) “Incentive Stock Option” or “ISO” means an option to purchase Shares, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Section 422 of the Code.

(p) “Employee” means an officer or other employee of the Company or its Subsidiaries.

(q) “Non-Employee Director” means an individual who is a member of the Board or the Board of Directors of a Subsidiary of the Company (or has been designated a “regional,” “advisory,” or similar director of the Company or any Subsidiary (including any division of a Subsidiary)) and, in either case, who is not an employee of the Company or a Subsidiary.

(r) “Nonqualified Stock Option” means an option to purchase Shares, granted under Article VI herein, which is not intended to be an Incentive Stock Option and is so designated.

(s) “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

(t) “Other Stock-Based Award” means an Award based on the value (or the increase in value) of Shares granted to a Participant pursuant to Article XII herein. Other Stock-Based Award may be settled in Shares, in cash or in a combination thereof as determined by the Committee. Even to the extent an Other Stock-Based Award is denoted by reference to Shares of Stock and is payable in Shares, the receipt of an Other Stock-Based Award does not constitute receipt of the underlying Shares.

(u) “Participant” means an Employee, Non-Employee Director or Consultant who is granted an Award under the Plan and whose Award remains outstanding.

(v) “Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction of one or more Performance Goals. The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal(s) and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement.

(w) “Performance Cash Award” means an Award of cash granted to a Participant pursuant to Article XIII.

(x) “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award. The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award that a Participant is entitled to exercise, receive or retain. For purposes of the Plan, a Performance Goal may be particular to a Participant, and may include any one or more of the following performance criteria or such other performance criteria determined by the Committee, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, Affiliate, division, business unit or department, line of business or business segment or any combination thereof, measured either quarterly, annually or cumulatively over a period of years or partial years (or such other measurement period as determined by the Committee), in each case as specified by the Committee in the Award: (i) earnings or earnings per share (whether on a pre-tax, after-tax, pre-provision, core, adjusted, operational or other basis); (ii) return measures (including return on assets, average assets, capital, equity, common equity, tangible common equity, investments or sales, and cash flow return on assets, average assets, capital, equity, common equity, tangible common equity, investments or sales); (iii) improvements in capital structure; (iv) revenues (including pre-provision net revenues); (v) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (vi) one or more operating ratios; (vii) stock price, stock performance, shareholder return or total shareholder return; (viii) market share; (ix) cash (cash flow, cash generation or other cash measures); (x) capital expenditures; (xi) net borrowing, debt leverage levels, credit quality or debt ratings; (xii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (xiii) net asset value per share; (xiv) economic value added; (xv) sales; (xvi) profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (xvii) net income (before or after taxes, operating income or other income measures); (xviii) internal rate of return or increase in net present value; (xix) productivity measures; (xx) cost reduction measures; (xxi) strategic plan development and implementation; (xxii) customer measures (including changes in number of customers or households); (xxiii) growth measures (deposit growth, loan growth, revenue growth, or asset growth); (xxiv) net charge-offs and other asset quality measures; (xxv) percentage of non-accrual loans to total loans or net charge-off ratio and other asset quality ratios; (xxvi) provision expense; (xxvii) satisfactory internal or external audits; (xxviii) improvement of financial ratings; (xxix) quality measures; (xxx) regulatory exam results; (xxxi) achievement of risk management objectives; (xxxii) achievement of strategic performance objectives; (xxxiii) implementation, management or completion of critical projects or processes; (xxxiv) efficiency ratio (as generally recognized and used for bank financial reporting and analysis, and including on an adjusted basis); or (xxxv) any component or components of the foregoing (with such determination, in the Committee’s sole discretion, to include, exclude or otherwise adjust for the effects of events that occur during the relevant period, including: (A) extraordinary, unusual and/or non-recurring items of gain or loss; (B) other non-recurring items; (C) material extraordinary items that are

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both unusual and infrequent; (D) non-budgeted items; (E) an event or series of events either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (F) asset write-downs; (G) litigation or claim judgments or settlements; (H) the effect of changes in tax laws, accounting principles, or other laws or regulations or provisions affecting reported results under the applicable Performance Goals; (I) any reorganization and restructuring programs, or charges or accruals for the same; (J) acquisitions or divestitures, or the effects of business combinations; (K) discontinued operations and dispositions of business units or segments; (L) changes in capital structure; and (M) special charges or items). Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or other metric, or any combination thereof. The Committee shall determine the Performance Period during which a Performance Goal must be met, and attainment of Performance Goals shall be subject to certification by the Committee. To the extent not prohibited by the Agreement for an Award, the Committee may, in its discretion, adjust the compensation or economic benefit due upon satisfaction of Performance Goals, adjust the Performance Goals themselves and/or the length of the Performance Period in which one or more Performance Goals must be satisfied, or make other adjustments on any basis, including the Committee’s discretion, as the Committee deems appropriate.

(y) “Performance Period” means the period during which a Performance Goal is measured in connection with a Performance-Based Compensation Award. The Performance Period shall be set by the Committee and subject to applicable provisions regarding accelerated vesting events.

(z) “Performance Share Units” means an Award, designated as a Performance Share Unit, granted to a Participant pursuant to Article X, subject to satisfaction of one or more Performance Goals. A Performance Share Unit is valued by reference to the Fair Market Value of a Share or to a number of Shares or valued as a fixed dollar amount. Performance Share Units may be settled in Shares, in cash or in a combination thereof as determined by the Committee. Even to the extent a Performance Share Unit is denoted by reference to Shares of Stock and is payable in Shares, the receipt of a Performance Share Unit Award does not constitute receipt of the underlying Shares.

(aa) “Period of Restriction” means the period during which Shares of Restricted Stock are subject to a substantial risk of forfeiture and/or subject to limitations on transfer pursuant to Article VIII herein, or the period during which Restricted Stock Units are subject to vesting requirements, pursuant to Article IX herein. The relevant restriction may lapse based on a period of time or after meeting one or more Performance Goals specified by the Committee, or both. The Period of Restriction shall be set by the Committee and subject to applicable provisions regarding accelerated vesting events.

(bb) “Person” means a natural person or any legal, commercial or governmental association or entity, including a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert or any person acting in a representative capacity.

(cc) “Plan” has the meaning provided in Section 1.1 herein.

(dd) “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article VIII herein.

(ee) “Restricted Stock Unit” means an Award, designated as a Restricted Stock Unit, which is a bookkeeping entry granted to a Participant pursuant to Article IX herein and valued by reference to the Fair Market Value of a Share or to a number of Shares or valued as a fixed dollar amount, which is subject to vesting requirements. Restricted Stock Units may be settled in Shares, in cash or in a combination thereof as determined by the Committee. Even to the extent a Restricted Stock Unit is denoted by reference to Shares of Stock and is payable in Shares, the receipt of a Restricted Stock Unit Award does not constitute receipt of the underlying Shares.

(ff) “Stock” or “Shares” means the Class A Common Stock of the Company, par value $0.01 per share.

(gg) “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article VII, and payable in Shares, in cash or in a combination thereof as determined by the Committee.

(hh) “Stock Award” means an Award of Stock granted to a Participant pursuant to Article XI.

(ii) “Subsidiary” means, in the case of Incentive Stock Options, any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (“Section 424(f) Corporation”) and, in the case of Awards other than Incentive Stock Options (and for all other purposes related to this Plan), any subsidiary corporation, partnership, limited liability company, joint venture or other trade or business which is considered a single employer with the Company within the meaning of Section 414(b) or Section 414(c) of the Code (substituting “at least 50%” for “at least 80%” in determining ownership or control therein), except to the extent a different definition is required under Section 409A of the Code. For

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purposes hereof, subject to the provisions of applicable law, the term Subsidiary includes any entity which becomes a Subsidiary after the approval of the Plan by the Board.

Article III

Administration

3.1 The Committee.

(a) The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration. To the extent required by SEC Rule 16b-3, all Awards shall be made by members of the Committee who are “non-employee directors” as that term is defined in SEC Rule 16b-3 or by the Board. In the event the Board determines that a member of the Committee was not an “independent director” under applicable stock exchange listing requirements and/or was not a “non-employee director” as defined in SEC Rule 16b-3, as applicable, on the Award Date, such determination shall not invalidate the Award and the Award shall remain valid in accordance with its terms. Any authority granted to the Committee may also be exercised by the full Board.

(b) The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In addition to any other powers and subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which the Awards may be made and exercised, paid or distributed and to determine the extent to which one or more applicable Performance Goals has been satisfied; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan, including the ability to resolve any ambiguities and define any terms; (iv) to establish, amend, or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award or the end of any Performance Period or the termination of any Period of Restriction or other restrictions imposed under the Plan with respect to Restricted Stock or any other Award to the extent permitted by Section 409A of the Code; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan in its discretion. In the event of a conflict or inconsistency between the Plan and any Agreement, the Plan shall govern, and the Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(c) The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d) The Committee, in its discretion, may delegate to the Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, General Counsel, Chief People Officer and/or Secretary of the Company or to another member of the Company’s management as designated by the Committee all or part of the Committee’s authority and duties with respect to Awards to individuals who are not officers and directors of the Company subject to the reporting and other provisions of Section 16 of the Exchange Act (such officers and directors are hereafter sometimes referred to as “Section 16 Persons”). The Committee may establish the maximum number of shares that can be granted by such officer and may establish guidelines for such officer’s authority and discretion. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegee or delegees that were consistent with the terms of the Plan.

3.2 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Employees, Non-Employee Directors and/or Consultants as the Committee may select. Each Award shall be evidenced by an Agreement.

3.3 Decisions Binding. All interpretations, constructions, determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan or an Agreement shall be made in its discretion and shall be final, conclusive, and binding.

3.4 Requirements of SEC Rule 16b-3. Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of SEC Rule 16b-3.

Notwithstanding any provision of the Plan to the contrary, and except to the extent that the Committee determines otherwise: (i) transactions by and with respect to Section 16 Persons shall comply with any applicable conditions of SEC Rule 16b-3; and (ii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act

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under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

Article IV

Stock Subject to the Plan

4.1 Number of Shares. The terms of the amended and restated Plan add 3,550,000 Shares to the Plan reserve, such that, subject to adjustment as provided in Section 4.5 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 7,350,000 since Plan inception. Except as provided in Section 4.3 herein, the issuance of Shares in connection with the exercise of, or in settlement of, any Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, including Shares that have been or may be reacquired by the Company.

4.2 Incentive Stock Option Limit. Subject to adjustment as provided in Section 4.5 herein, no more than an aggregate of 7,350,000 Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan since Plan inception (including shares issued pursuant to the exercise of Incentive Stock Options that are the subject of disqualifying dispositions within the meaning of Sections 421 and 422 of the Code).

4.3 Lapsed Awards or Forfeited Shares. If any Award granted under this Plan terminates, expires, is cancelled or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to an Award are forfeited, any Shares subject to such Award or such forfeited Shares, as applicable, again shall be available for the grant of an Award under the Plan.

4.4 Use of Shares as Payment of Option Price, SAR Exercise Price or Taxes. Shares withheld by the Company, delivered by the Participant, or otherwise used to pay the Option Price pursuant to the exercise of an Option or the SAR Exercise Price pursuant to the exercise of a SAR shall not be available for future Awards under the Plan. Shares withheld by the Company, delivered by the Participant, or otherwise used to satisfy payment of taxes associated with an Award shall not be available for future Awards under the Plan. To the extent Shares are delivered or withheld pursuant to the exercise of an Option or a SAR, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for future Awards under the Plan, as opposed to counting only those net Shares issued upon exercise.

4.5 Capital Adjustments. The number and kind or class of Shares or securities subject to each outstanding Award, the Option Price and SAR Exercise Price for each outstanding Award, and the aggregate number and kind or class of Shares or securities that may be issued pursuant to Awards made under the Plan and other relevant provisions shall be proportionately, equitably, and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, reverse stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event or change in the Company’s capital stock (including the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company) in which the number or class of Shares is changed. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award to eliminate the fractional shares. Where an Award being adjusted is an ISO or is subject to or falls under an exemption from Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or Section 409A, as applicable, of the Code. Adjustments made by the Committee pursuant to this Section 4.5 to outstanding Awards shall be made as appropriate to maintain favorable tax and/or accounting treatment. Notwithstanding any provision of the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons.

4.6 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award thereunder. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

4.7 Annual Limit on Non-Employee Director Compensation. Notwithstanding any provision of the Plan to the contrary, and subject to adjustment as provided in Section 4.5 herein (and further subject to the last sentence of this Section 4.7), a Non-Employee Director shall not receive compensation for any calendar year for such individual’s service as a Non-Employee Director during such year in excess of $750,000 in the aggregate, including cash payments and Awards. Cash payments shall be counted for purposes of this aggregate limit in the calendar year for which they are reported as compensation in the Company’s director compensation disclosures pursuant to Item 402 of Regulation S-K under the Exchange Act, or a successor provision. Awards shall be counted for purposes of this aggregate limit in the calendar year in which they are granted, based on the grant date fair value of such Awards for financial reporting purposes (but excluding the impact of estimated forfeitures related to service-based vesting provisions). For the avoidance of doubt, this annual limit does not apply to (a) compensation

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paid to a Non-Employee Director for services rendered to the Company or any subsidiary in any capacity other than as a director, or (b) any amounts paid or benefits provided pursuant to any plan, agreement or arrangement that were earned, accrued or granted while such individual was an employee of the Company or any subsidiary, including but not limited to payments or distributions of amounts previously deferred under any deferred compensation plan or arrangement as a result of such prior employment. The independent members of the Board may make exceptions to this annual limit in extraordinary circumstances for an individual Non-Employee Director, provided that the director receiving such additional compensation may not participate in the decision to award such compensation.

Article V

Eligibility

5.1 Persons eligible to participate in the Plan and receive Awards are all Employees, Non-Employee Directors and Consultants who, in the opinion of the Committee, merit becoming Participants. The grant of an Award shall not obligate the Company to pay an Employee, Non-Employee Director or Consultant any particular amount of remuneration, to continue the employment of an Employee or the service of a Non-Employee Director or Consultant after the grant, or to make further grants to an Employee, Non-Employee Director or Consultant at any time thereafter. Nothing herein shall be construed as either a contract of employment or otherwise altering the at-will nature of employment, if applicable.

Article VI

Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Options under the Plan to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant; provided, however, that (i) the aggregate Fair Market Value (determined at the time the Award is granted) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder (the “Limitation Amount”), (ii) no ISO may be granted on or following the tenth anniversary of the Effective Date, and (iii) no ISO may be granted to a Non-Employee Director or a Consultant. ISOs granted under the Plan and all other plans of the Company and any Subsidiary shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an ISO to ensure that the foregoing requirement is met.

6.2 Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as defined in Section 6.3 herein), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine consistent with the Plan. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Nonqualified Stock Option not intended to be within the provisions of Section 422 of the Code; provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, notwithstanding anything in the Plan or Agreement to the contrary, it shall continue in full force and effect as a Nonqualified Stock Option. No Option may be exercised after the expiration of its term or, except as set forth in the Agreement, after the termination of the Participant’s employment or service. The Committee shall set forth in the Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or service; provided that in the event an Incentive Stock Option may be exercised after (a) three (3) months from the Participant’s termination of employment with the Company for reasons other than disability (as defined under Section 22(e)(3) of the Code) or death, or (b) one (1) year from the Participant’s termination of employment on account of disability (as defined under Section 22(e)(3) of the Code) or death, then the Agreement shall specifically provide that the exercise beyond such periods shall be the exercise of a Nonqualified Stock Option. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided, however, that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.

6.3 Option Price. The exercise price per Share covered by an Option (“Option Price”) shall be determined by the Committee subject to the limitations described in this Section 6.3 and otherwise in the Plan. The Option Price shall not be less than 100% of the Fair Market Value of such Share on the Award Date. In addition, an ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Share on the Award Date.

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6.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable after the expiration of ten (10) years from its Award Date. In addition, an ISO granted to an Employee who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company shall not be exercisable after the expiration of five (5) years from its Award Date.

6.5 Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

6.6 Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form (which may be electronic) prescribed by the Committee (or its delegee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any taxes required in connection with the Option exercise. The Option Price shall be payable to the Company in full by any method provided for in the Agreement or as otherwise approved by the Committee in its discretion, which may be (i) in cash, (ii) by delivery of Shares valued at Fair Market Value at the time of exercise, (iii) by the Company withholding Shares otherwise issuable upon the exercise having an aggregate Fair Market Value on the date the Option is exercised equal to the aggregate Option Price to be paid, (iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount necessary to pay the Option Price and, if required by the Committee, applicable taxes (i.e., a broker-assisted cashless exercise), or (v) by a combination of the foregoing. As soon as practicable after receipt of written notice and payment, the Company shall cause the appropriate number of Shares to be issued in the Participant’s name, which issuance shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs. No Participant who is awarded Options shall have rights as a shareholder unless and until the underlying Shares are issued to the Participant upon exercise of the Options.

6.7 Nontransferability of Options. No Option granted under the Plan, and no right in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than due to the Participant’s death as provided in Article XVII. Further, all Options and rights in connection therewith granted to the Participant under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant or his guardian or legal representative.

6.8 Disqualifying Disposition of Shares Issued on Exercise of an ISO. If a Participant makes a “disposition” (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of an ISO within two (2) years from the Award Date or within one (1) year from the date the Shares are transferred to the Participant, the Participant shall, within ten (10) days of disposition, notify the Committee (or its delegee) in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.

6.9 Shareholder Rights. A Participant holding Options shall have no right to vote the underlying Shares, no right to receive dividends on the underlying Shares, and no other rights as a shareholder unless and until the underlying Shares are issued to the Participant upon exercise of the Options. In no event shall any Option granted under the Plan include any right to cash distributions or dividend equivalent rights with respect to such Option or the underlying Shares.

Article VII

Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights under the Plan to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine.

7.2 SAR Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify its terms and conditions, the per Share exercise price of the SAR (the “SAR Exercise Price”), the duration of the SAR, the number of Shares to which the SAR pertains, any conditions imposed upon the exercisability of SARs in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine consistent with the Plan. The SAR Exercise Price shall not be less than 100% of the Fair Market Value of a Share on the Award Date.

7.3 Exercisability of SARs. SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs, subject to the terms and provisions of the Plan.

7.4 Other Conditions Applicable to SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, no SAR shall be exercisable after the expiration of ten (10) years from its Award Date. A SAR may be exercised only when the Fair Market Value of a Share exceeds the SAR Exercise Price. A SAR shall be exercised by delivery to the Committee (or its delegee) of a written notice of exercise in the form (which may be electronic) prescribed by the Committee (or its delegee).

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7.5 Payment after Exercise of SARs. Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company therefor (except for applicable taxes, and other than the rendering of services), an amount (the “SAR Value”) equal to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) the SAR Exercise Price.

Payment of the SAR Value to the Participant shall be made at the time of exercise in Shares, in cash or in a combination thereof as determined by the Committee. To the extent payment of the SAR Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date of exercise. The Committee may specify in a SAR Agreement that the Shares which are delivered upon payment of the SAR Value may be Restricted Stock pursuant to Article VIII and subject to such further restrictions and vesting as provided in the SAR Agreement.

7.6 Nontransferability of SARs. No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Article XVII. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant or his guardian or legal representative.

7.7 Shareholder Rights. A Participant holding SARs shall have no right to vote the underlying Shares, no right to receive dividends on the underlying Shares, and no other rights as a shareholder unless and until the underlying Shares are issued to the Participant upon exercise of the SAR. In no event shall any SAR granted under the Plan include any right to cash distributions or dividend equivalent rights with respect to such SAR or the underlying Shares.

Article VIII

Restricted Stock

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable taxes) other than the rendering of services.

8.2 Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the number of Restricted Stock Shares granted, the applicable Period of Restriction, and, if applicable, any Performance Goals or other restrictions and such other provisions as the Committee shall determine consistent with the Plan. If a Restricted Stock Award is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goals and Period of Restriction and, if different, Performance Period, shall be set forth in an Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement), and the requirements to satisfy the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.

8.3 Transferability. Except as provided in this Article VIII or Article XVII herein, and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any Performance Goals or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant or his guardian or legal representative.

8.4 Other Restrictions. The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including restrictions under applicable federal or state securities laws, and may legend the certificates representing Restricted Stock (or otherwise denote the Restricted Stock as restricted, if issued in book-entry or electronic form) to give appropriate notice of such restrictions. Unless otherwise determined by the Committee, custody of Shares of Restricted Stock issued in certificated form shall be retained by the Company until the termination of the restrictions pertaining thereto.

8.5 Certificate Legend. In addition to any other legends placed on certificates, or to which Shares of Restricted Stock issued in book-entry or electronic form are made subject, pursuant to Section 8.4 herein, any Award of Restricted Stock issued in book-entry or electronic form shall be subject to a legend in substantially the following form, and any certificates representing shares of Restricted Stock granted pursuant to the Plan shall bear a legend in substantially the following form, until such time as the restrictions hereunder lapse and such Shares become freely transferable:

The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in a restricted stock agreement dated      . A copy of the Plan, such rules and procedures, and such restricted stock agreement may be obtained from the Secretary of Simmons First National Corporation.

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8.6 Removal of Restrictions. Except as otherwise provided in this Article VIII, the Agreement or applicable law or regulation, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction of any applicable Performance Goals. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 herein removed from the Share certificate or similar notation removed from such Shares if issued in book-entry or electronic form.

8.7 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares while subject to restrictions hereunder.

8.8 Dividends and Other Distributions. During the Period of Restriction, unless otherwise provided in the Agreement, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and the same rules for custody as the Shares of Restricted Stock with respect to which they were paid.

Article IX

Restricted Stock Units

9.1 Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Restricted Stock Unit representing one Share) to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine. Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable taxes) other than the rendering of services. The Committee is expressly authorized to grant Restricted Stock Units that are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units that are not deferred compensation covered by Section 409A of the Code.

9.2 Restricted Stock Unit Agreement. Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and, if applicable, any Performance Goals or other restrictions (whether service-based restrictions, with or without performance acceleration, and/or performance-based restrictions) and such other provisions as the Committee shall determine consistent with the Plan. If a Restricted Stock Unit Award is intended to be a Performance-Based Compensation Award, the terms and conditions of such Award, including the Performance Goals and Period of Restriction and, if different, Performance Period, shall be set forth in an Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement), and the requirements to satisfy the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan.

9.3 Transferability. Except as provided in this Article IX or Article XVII herein, and subject to the limitation in the next sentence, the Restricted Stock Units granted hereunder and the rights thereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction and/or the satisfaction of any Performance Goals or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement. All rights with respect to the Restricted Stock Units granted to a Participant under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant or his guardian or legal representative.

9.4 Dividends and Other Distributions; Voting. A Participant holding Restricted Stock Units shall have no rights to dividend equivalents or other distributions with respect to such Restricted Stock Units unless the Committee provides otherwise in the Agreement. The Committee may provide in the Agreement for dividend equivalents or other distributions with respect to Restricted Stock Units and may provide for current payment of such dividend equivalents or other distributions or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Restricted Stock Units to which they are attributable. Participants holding Restricted Stock Units shall have no right to vote the Shares represented by such Restricted Stock Units unless and until the underlying Shares are issued to the Participant.

9.5 Settlement after Lapse of Restrictions. Restricted Stock Units may be settled in Shares, in cash or in a combination thereof as determined by the Committee. Unless otherwise provided in the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit Award, a Participant’s vested Restricted Stock Units shall be immediately settled by the issuance and delivery to the Participant of one share of Stock for each vested Restricted Stock Unit. Any payment in Shares shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs.

Article X

Performance Share Units

10.1 Grant of Performance Share Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Share Units under the Plan to such Employees, Non-Employee Directors and/or

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Consultants and in such amounts as it shall determine. Participants receiving Performance Share Unit Awards are not required to pay the Company therefor (except for applicable taxes) other than the rendering of services. The Committee is expressly authorized to grant Performance Share Units that are deferred compensation covered by Section 409A of the Code, as well as Performance Share Units that are not deferred compensation covered by Section 409A of the Code.

10.2 Performance Share Unit Agreement. Each Performance Share Unit is intended to be a Performance-Based Compensation Award and shall be evidenced by an Agreement. The terms and conditions of each such Award, including the number of Performance Share Units granted, one or more Performance Goals and applicable Performance Period, and such other provisions as the Committee shall determine consistent with the Plan, shall be set forth in the Agreement or in a subplan of the Plan that is incorporated by reference into the Agreement, and the requirements to satisfy the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan. The Committee shall set the Performance Goal(s) and applicable Performance Period in its discretion for each Participant who is granted a Performance Share Unit.

10.3 Transferability. Except as provided in this Article X or Article XVII herein, and subject to the limitation in the next sentence, the Performance Share Units granted hereunder and the rights thereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the satisfaction of any Performance Goals or other restrictions specified by the Committee in its sole discretion and set forth in the Agreement (or in a subplan of the Plan that is incorporated by reference into the Agreement). All rights with respect to the Performance Share Units granted to a Participant under the Plan shall, during the Participant’s lifetime, be exercisable only by such Participant or his guardian or legal representative.

10.4 Dividends and Other Distributions; Voting. A Participant holding Performance Share Units shall have no rights to dividend equivalents or other distributions with respect to such Performance Share Units unless the Committee provides otherwise in the Agreement. The Committee may provide in the Agreement for dividend equivalents or other distributions with respect to Performance Share Units and may provide for current payment of such dividend equivalents or other distributions or for the accumulation subject to the same restrictions, vesting, forfeiture, and payment as the Performance Share Units to which they are attributable. Participants holding Performance Share Units shall have no right to vote the Shares represented by such Performance Share Units unless and until the underlying Shares are issued to the Participant.

10.5 Settlement of Performance Share Units. Performance Share Units may be settled in Shares, in cash or in a combination thereof as determined by the Committee. The value and vesting of such Performance Share Units is based on the degree to which the Performance Goals and other conditions established by the Committee and set forth in the Agreement (or in a subplan of the Plan that is incorporated by reference into an Agreement) have been satisfied. Unless otherwise provided in the Agreement, vested Performance Share Units shall be immediately settled by the issuance and delivery to the Participant of one share of Stock for each vested Performance Share Unit. Any payment in Shares shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs.

Article XI

Stock Awards

11.1 Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant unrestricted Stock Awards under the Plan to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine. Participants receiving Stock Awards are not required to pay the Company therefor (except for applicable taxes) other than the rendering of services. Unless otherwise provided in the applicable Agreement, Stock Awards shall be fully vested and freely transferable as of the Award Date, subject to restrictions under applicable Federal or state securities laws.

Article XII

Other Stock-Based Awards

12.1 Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine, other forms of equity-based Awards not described above which are based on the value (or the increase in value) of Shares and which the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Each such Other Stock-Based Award shall be evidenced by an Agreement that shall specify the terms and conditions thereof, which may include Performance Goals or other criteria which must be satisfied, completion of a specified period of service with the Company, a combination of any of the foregoing factors or such other provisions as the Committee shall determine consistent with the Plan. An Other Stock-Based Award may be settled in Shares, in cash or in a combination thereof as determined by

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the Committee. To the extent an Other Stock-Based Award is settled in Shares, such payment shall be effected in book-entry or electronic form, provided that issuance and delivery in certificated form shall occur if the Committee so directs. Participants holding Other Stock-Based Awards shall have no right to vote and no rights of ownership with respect to any Shares represented by such Other Stock-Based Award unless and until the underlying Shares are issued to the Participant.

Article XIII

Performance Cash Awards

13.1 Grant of Performance Cash Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant a Performance Cash Award under the Plan to such Employees, Non-Employee Directors and/or Consultants and in such amounts as it shall determine. The terms and conditions of any Performance Cash Award, including one or more Performance Goals and applicable Performance Period, and such other provisions as the Committee shall determine consistent with the Plan, shall be set forth in an Agreement or in a subplan of the Plan that is incorporated by reference into an Agreement, and the requirements to satisfy the Performance Goal(s) as so provided therein shall be considered to be restrictions under the Plan. The Committee is expressly authorized to grant Performance Cash Awards that are deferred compensation covered by Section 409A of the Code, as well as Performance Cash Awards that are not deferred compensation covered by Section 409A of the Code.

13.2 Permissive Provision; No Impact on Other Cash Incentive Programs. For the avoidance of doubt, nothing in this Article XIII or elsewhere in the Plan shall affect the right of the Company to adopt such other performance cash, cash incentive, cash bonus or other incentive-based compensation plan, program or policy or to operate any such plan, program or policy outside the Plan or upon terms and provisions that are different from those set forth in the Plan.

Article XIV

Change in Control

14.1 In the event of a Change in Control, the Committee, as constituted before such Change in Control, in its sole discretion and without the consent of any Participant (except that it may not take any action which would cause any Award that is subject to Section 409A of the Code not to comply with Section 409A of the Code) may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of the vesting, delivery and exercisability of and the lapse and/or satisfaction of time-based and/or performance-based vesting restrictions with respect to any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase, settlement or cancellation of any such Award by the Company for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) provide for the replacement of any such Stock-settled Award with a cash-settled Award; (iv) make such adjustments to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (v) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity in such Change in Control. Where an Award is subject to or falls under an exemption from Section 409A of the Code, this Article XIV will be applied in a manner so as to comply with Section 409A of the Code or to maintain the exemption from Section 409A of the Code, as applicable.

Article XV

Amendment and Substitution of Awards

15.1 Amendment and Substitution. Subject to the terms and provisions of the Plan, the Committee may amend the terms of any outstanding Awards, or accelerate the vesting thereof and amend the terms of any outstanding Agreement accordingly. In addition, the Committee may cancel or accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor, so long as the new or substituted Awards do not specify a lower exercise price than the cancelled or surrendered Awards or awards, and otherwise the new or substituted Awards may be of a different type than the cancelled or surrendered Awards or awards, may provide for a longer term than the cancelled or surrendered Awards or awards, may provide for more rapid vesting and exercisability than the cancelled or surrendered Awards or awards, or may contain any other provisions that are authorized by the Plan. The Committee shall continue to have the authority to amend the terms of any outstanding Award after May 12, 2036, provided that no amendment will extend the original term of the Award beyond that set forth in the applicable Agreement. Notwithstanding the foregoing, however, but subject to Section 4.5 and Article XIV herein, no amendment of an Award shall, without the consent of the Participant, materially adversely affect the rights or obligations of the Participant. Notwithstanding any provision of the Plan to the contrary,

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the Committee shall not amend or substitute a 409A Award in a manner that violates Section 409A of the Code, or causes an Award that previously qualified for an exemption from Section 409A of the Code to become subject to Section 409A of the Code.

15.2 Stock Option and SAR Repricing. Notwithstanding any provision of the Plan to the contrary, and except in connection with a corporate transaction involving the Company in accordance with Section 4.5 or Article XIV herein, neither the Committee nor the Board shall have the right or authority, without obtaining shareholder approval, to amend or modify the Option Price of any outstanding Option or the SAR Exercise Price of any outstanding SAR, or to cancel an outstanding Option or SAR at a time when the Option Price or SAR Exercise Price, as applicable, is greater than the Fair Market Value of a Share in exchange for cash, another Award, or other securities, or to extend the exercise period beyond the original term of the Option or the SAR.

Article XVI

Amendment and Termination of the Plan

16.1 Amendment and Termination. At any time and from time to time, the Board may amend or terminate the Plan. Such amendment may be without shareholder approval except to the extent that such approval is required pursuant to applicable state law, the Code, the rules under Section 16 of the Exchange Act or applicable stock exchange listing requirements, by any regulatory body having jurisdiction with respect thereto, or under any other applicable laws, rules or regulations.

16.2 Awards Previously Granted. No termination or amendment of the Plan other than pursuant to Section 4.5 or Article XIV herein shall in any manner materially adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

Article XVII

Beneficiary Designations

17.1 A Participant may designate a Beneficiary to receive and exercise any Options or SARs that may be exercised after his death or to receive payment under any Award that may be paid after his death, as provided for in the Agreement for the applicable Award. If the Agreement does not address when a Beneficiary can exercise or receive an Award, the following rules shall apply: (1) with regard to an Option or SAR, the Beneficiary shall have up to one (1) year to exercise any vested Options or SARs, but in no event may an Option or SAR be exercised after the expiration of its term as set forth in the Agreement, and (2) with regard to other Awards, the Beneficiary shall only have a right to receive payment of the Award if the Award is fully earned and payable at or prior to the death of the Participant or if the Award becomes payable in connection with the death of the Participant, in each case as determined by the Committee in its sole discretion. A Participant’s designation of Beneficiary and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or, if none, the laws of descent and distribution. If the Participant and the designated Beneficiary shall die in circumstances that cause the Committee (or its delegee), in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary. All determinations by the Committee (or its delegee) under this Article XVII shall be final, conclusive, and binding on all persons.

Article XVIII

Restrictions on Stock Transferability

18.1 The Committee shall impose such restrictions on any Shares acquired pursuant to an Award under the Plan as it may deem advisable, including restrictions under the applicable federal securities laws, under applicable stock exchange listing requirements, and under any blue sky or state securities laws applicable to such Shares. In addition to applicable restrictions above, the Committee may impose such restrictions on any Shares delivered to a Participant in settlement of an Award as it may deem advisable in its sole and absolute discretion, including restricting transferability and/or designating such Shares as Restricted Stock or Shares subject to further service, performance, consulting or non-competition period or non-solicitation period after settlement. Any Stock acquired pursuant to an Award under the Plan shall, if issued in book-entry form, be subject to and, if issued in certificated form, bear a legend referencing the restrictions on such Stock, which legend may be similar to the legend placed on certificates pursuant to Section 8.5 herein. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment and not with a view to the distribution thereof and that he will make no transfer of the same except in

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compliance with any rules and regulations in effect at the time of transfer under the applicable federal and state securities laws or any other applicable law. No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable federal and state securities laws.

Article XIX

Withholding

19.1 Tax Withholding. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all applicable federal, state and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan or an Award. The Company shall have the power and the right to deduct, retain or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local taxes (including the Participant’s FICA obligation, if any) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan or an Award. The Company shall withhold only the minimum amount necessary to satisfy applicable statutory withholding requirements, provided that, subject to any applicable limitation under Section 409A of the Code, a Participant may elect to have an additional amount (up to the maximum allowed by law) withheld. Until the applicable taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant and no issuance in book-entry or electronic form (or, in the case of Restricted Stock, no issuance in book-entry or electronic form free of a restrictive legend or notation) shall be made for the Participant.

19.2 Use of Shares to Satisfy Tax Obligations. The applicable tax obligations with respect to an Award shall be satisfied in such manner as the Committee determines, which may include permitting or requiring Participants to satisfy the withholding requirement, in whole or in part, by the Company withholding Shares of Stock or by the Participant delivering to the Company Shares of Stock that the Participant has previously acquired and owned. Unless otherwise provided by the Committee, and subject to the provisions in the next sentence, applicable tax obligations with respect to an Award shall be satisfied by the Company withholding Shares of Stock having a Fair Market Value equal to the amount required to be withheld (including any additional amount elected by the Participant, up to the maximum allowed by law) and cancelling any Shares so withheld. Notwithstanding the default procedure described in the preceding sentence, the Committee may permit a Participant to elect to (among other things) make a cash payment to the Company, including by check or direct debit, to satisfy applicable tax obligations with respect to an Award, provided that, if no such election is made by the Participant, the default procedure described in the preceding sentence shall apply unless otherwise provided by the Committee. The value of any Shares so withheld (or delivered by the Participant, if applicable) shall be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. An election by a Participant with respect to an Award shall be made in writing (which may be in electronic format) and in such manner as determined by the Committee (or its delegee) in advance of the day that the transaction becomes taxable and shall be irrevocable with respect to such Award at such time as the Committee (or its delegee) determines.

Article XX

Successors

20.1 All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a merger, consolidation or otherwise, including a direct or indirect purchase of all or substantially all of the business and/or assets of the Company.

Article XXI

General

21.1 Requirements of Law. The granting of Awards and the issuance of Shares and all obligations of the Company under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self-regulatory organizations (i.e., stock exchanges) as may be required.

21.2 Effect of Plan. The establishment of the Plan shall not confer upon any Employee, Non-Employee Director or Consultant any legal or equitable right against the Company, a Subsidiary, or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment or service of any Employee, Non-Employee Director or Consultant, nor is it a contract between the Company or any of its Subsidiaries and any Employee, Non-Employee Director or Consultant. Participation in the Plan shall not give any Employee, Non-Employee Director or Consultant any right to be engaged or retained in the employment or service of the Company or any Subsidiary. Except as may be otherwise

2026 Proxy Statement	A-15	Simmons First National Corporation

Appendix A

expressly provided in the Plan or in an Agreement, no Employee, Non-Employee Director or Consultant who receives an Award shall have rights as a shareholder of the Company prior to the date that Shares are issued to the Participant pursuant to the Plan.

21.3 Creditors. The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

21.4 Governing Law. The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with the laws of the State of Arkansas, excluding any choice of law principles under Arkansas law that would require the application of the laws of a jurisdiction other than Arkansas. The intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code. The Plan and Awards are subject to all present and future applicable provisions of the Code. If any provision of the Plan or an Award conflicts with any such Code provision, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

21.5 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the Plan shall be deemed automatically modified to the extent necessary to (1) make such provision legal and valid and (2) as closely as possible maintain and accomplish the original intent of the provision, and the remaining parts of the Plan shall not be affected and shall remain in full force and effect.

21.6 Termination of Employment or Service. Unless otherwise provided in the Agreement pertaining to an Award, in the event that a Participant’s employment or service with the Company and its Subsidiaries terminates for any reason, then the unvested portion of such Award shall automatically be forfeited to the Company. Unless otherwise provided in the Agreement pertaining to an Award or as may be required by applicable law, in determining cessation of employment or service, transfers between the Company and/or any Subsidiary shall be disregarded. The Committee may provide in an Agreement made under the Plan for vesting of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate, including any provisions for vesting at death, disability, retirement, or in connection with a Change in Control, with or without the further consent of the Committee. Unless prohibited by applicable law, the Committee may provide in an Agreement made under the Plan that any period of service with the Company or a Subsidiary as a Non-Employee Director or a Consultant that begins immediately following the termination of an Employee’s employment shall be deemed a continuation of such Employee’s employment with the Company or a Subsidiary. The Agreements evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

21.7 Transfer of Awards. Except as provided in the applicable Agreement, no Award shall be transferable for any reason (including pursuant to a domestic relations order) other than due to the Participant’s death as provided in Article XVII herein. Consideration may not be paid for the transfer of any Award.

21.8 Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

21.9 Company Policies.

(a) Clawback. All Awards under the Plan (whether vested or unvested), and any Shares associated therewith, are subject to rescission, cancellation or recoupment, in whole or in part, under any current or future clawback or similar policy of the Company, including the Simmons First National Corporation Compensation Clawback Policy, that is applicable to the Participant and may be in effect from time to time. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement.

(b) Other Policies. All Awards under the Plan, and any Shares associated therewith, shall also be subject to the Company’s stock ownership, securities trading, anti-hedging, anti-pledging and other similar policies, as may be in effect from time to time.

21.10 Banking Regulatory Provision. All Awards shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which the Company or any subsidiary thereof is subject.

21.11 Share Certificates and Book-Entry. To the extent that the Plan provides for issuance of stock certificates to represent Shares, the issuance may be effected on a non-certificated book-entry basis to the extent not prohibited by applicable law or applicable stock exchange listing requirements. If the Company issues any Shares in book-entry form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer to which the Shares are subject. In the case of Restricted Stock granted under the Plan, such notation shall be substantially in the form of the legend contained in Section 8.5 herein.

2026 Proxy Statement	A-16	Simmons First National Corporation

Appendix A

21.12 Electronic Transmissions and Records. Subject to limitations under applicable law, the Committee (and its delegee) is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations, signatures and/or other forms or communications to or from Participants by electronic or similar means, including execution and delivery through an accredited secure signature service, transmissions through email or specialized software, on-line systems or other platforms, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan. Electronic communications sent through email will be deemed to be effective on the date and at the time sent, and other electronic communications sent through other means described in this Section 21.12 will be deemed to be effective when they are sent or otherwise made available.

21.13 Notices. Unless the Committee (or its delegee) provides such notice (or, in the case where the Company is the intended recipient, requires such notice to be given to the Company) through electronic communication as described in Section 21.12, any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to the attention of its General Counsel (or such other Person as the Company may designate in writing from time to time) at the mailing address of the Company’s principal executive office, and, if to the Participant, to the mailing address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given, if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered, or, if mailed, five (5) days after the date of mailing by registered or certified mail.

21.14 Construction and Interpretation. Whenever used in the Plan and any Agreement, masculine gender shall also include the feminine and neutral genders, and vice versa; and the words “include”, “includes” or “including” (as well as other variations of that term) shall be deemed to be followed by the words “without limitation”.

Article XXII

Omnibus Code Section 409A Provision

22.1 Intent of Awards. It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Section 409A of the Code unless otherwise specified by the Committee. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Section 409A of the Code unless otherwise specified by the Committee. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. To the extent required for an Award to comply with Section 409A of the Code or for an Option to be an exempt stock right under Section 409A, a defined term in the Plan shall be applied and interpreted (and to the extent required, deemed narrowed) to comply with the requirements under, or exemption from, Section 409A of the Code and applicable guidance thereunder. Notwithstanding any provision of the Plan to the contrary, the Committee may amend any outstanding Award without the Participant’s consent if, as determined by the Committee, in its discretion, such amendment is required either to (a) confirm exemption under Section 409A of the Code, (b) comply with Section 409A of the Code or (c) prevent the Participant from being subject to any tax or penalty under Section 409A of the Code. Notwithstanding the foregoing, however, neither the Company nor any of its Affiliates nor the Committee shall be liable to the Participant or any other person or entity if an Award that is subject to Section 409A of the Code or the Participant or any other person or entity is otherwise subject to any additional tax, interest or penalty under Section 409A of the Code. Each Participant is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

22.2 409A Awards. The Committee may grant Awards under the Plan that are 409A Awards and Awards under the Plan that are not 409A Awards. The terms of any 409A Award, including any authority by the Company and the rights of the Participant with respect to such 409A Award, will be subject to such rules and limitations and shall be interpreted in a manner as to comply with Section 409A of the Code.

22.3 Time of Payment. The time and form of payment of a 409A Award, including application of a six (6)-month delay for specified employees in certain circumstances, shall be as set forth in the applicable Agreement. A 409A Award may only be paid in connection with a separation from service, a fixed time, death, disability, a Change in Control or an unforeseeable emergency within the meaning of Section 409A of the Code. The time of distribution of the 409A Award must be fixed by reference to the specified payment event. Notwithstanding the foregoing, if the time of distribution of the 409A Award is not set forth in the applicable Agreement, then the time of distribution of the 409A Award shall be within two and one-half (2 1⁄2) months of the end of the later of the calendar year or the fiscal year of the Company or Affiliate that employs the Participant in which the 409A Award becomes vested and no longer subject to a substantial risk of forfeiture within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each installment payment will be treated as the entitlement to a separate payment.

22.4 Acceleration or Deferral. The Company shall have no authority to accelerate or delay or change the form of any distributions relating to 409A Awards except as permitted under Section 409A of the Code.

2026 Proxy Statement	A-17	Simmons First National Corporation

Appendix A

22.5 Distribution Requirements. Any distribution of a 409A Award, or a non-409A Award to the extent required to be exempt from Section 409A of the Code, triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a separation from service within the meaning of Section 409A of the Code. A separation from service shall occur where it is reasonably anticipated that no further services will be performed after that date or that the level of bona fide services the Participant will perform after that date (whether as an employee or independent contractor of the Company or an Affiliate) will permanently decrease to less than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period. Continued services solely as a director of the Company or an Affiliate shall not prevent a separation from service from occurring by an employee as permitted by Section 409A of the Code.

22.6 Scope and Application of this Provision. For purposes of this Article XXII, references to a term or event (including any authority or right of the Company or a Participant) being “permitted” under Section 409A of the Code means that the term or event will not cause the Participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares or other property or to be liable for payment of interest or a tax penalty under Section 409A of the Code.

Approved by the Board of Directors on March 12, 2026 and by the shareholders on [May 13, 2026].

2026 Proxy Statement	A-18	Simmons First National Corporation

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Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommends a vote FOR all the director nominees listed in Proposal 2 and FOR Proposals 1, 3, 4 and 5.

1. To fix the number of directors at fourteen (14):	For	Against	Abstain
	☐	☐	☐

2. ELECTION OF DIRECTORS:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

01 - James Brogdon	☐	☐	☐	02 - Marty D. Casteel	☐	☐	☐	03 - William E. Clark, II	☐	☐	☐

04 - Steven A. Cossé	☐	☐	☐	05 - Mark C. Doramus	☐	☐	☐	06 - Edward Drilling	☐	☐	☐

07 - Eugene Hunt	☐	☐	☐	08 - Jerry Hunter	☐	☐	☐	09 - Susan Lanigan	☐	☐	☐

10 - Tom Purvis	☐	☐	☐	11 - Robert L. Shoptaw	☐	☐	☐	12 - Julie Stackhouse	☐	☐	☐

13 - Russell W. Teubner	☐	☐	☐	14 - Mindy West	☐	☐	☐

3. To adopt the following non-binding resolution approving the compensation of the named executive officers of the Company: “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables, and narrative discussion, is hereby APPROVED.”

	For ☐	Against ☐	Abstain ☐
4. To ratify the Audit Committee’s selection of the accounting firm Forvis Mazars, LLP as independent auditors of the Company and its subsidiaries for the year ending December 31, 2026.	☐	☐	☐
5. To approve the Amended and Restated Simmons First National Corporation 2023 Stock and Incentive Plan.	☐	☐	☐
6. Upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

1 U P X

049APC

IMPORTANT ANNUAL MEETING

INFORMATION IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 13, 2026.

THE NOTICE, PROXY STATEMENT, AND ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT:

www.edocumentview.com/sfnc

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY – SIMMONS FIRST NATIONAL CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 13, 2026

The undersigned hereby constitutes and appoints C. Daniel Hobbs and Christopher J. Van Steenberg, or either of them, as Proxies for the undersigned, each with the power of substitution, to represent the undersigned and vote all of the shares of common stock of Simmons First National Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 13, 2026, and any postponements or adjournments thereof. This proxy, when properly executed, will be voted as directed hereon by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL (2) AND “FOR” PROPOSALS (1), (3), (4) AND (5).

The Proxies, in their discretion, are further authorized to vote upon such other business as may properly come before the 2026 Annual Meeting of Shareholders and any postponements or adjournments thereof.

The undersigned acknowledges receipt of this proxy card, Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE

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Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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C	Non-Voting Items

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